                                               Registration No. 333-

                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-4

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933



                               PUBCO CORPORATION
             (Exact name of Registrant as specified in its charter)

          Delaware                           3955                53-0246410
(State or other jurisdiction of  (Primary Standard Industrial  (IRS Employer
 incorporation or organization)   Classification Code Number)   I.D. Number)

  3830 Kelley Avenue, Cleveland, Ohio 44114         (216) 881-5300
(Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

  Jay Goldblatt, Pubco Corporation
  3830 Kelley Avenue, Cleveland, Ohio 44114         (216) 881-5300 Ext. 3206
(Name, address, including zip code, and telephone number, including area code, of Agent for service)

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: / /

                        CALCULATION OF REGISTRATION FEE

:                     :            :                  :                    :                :
: Title of Each Class :   Amount   : Proposed Maximum :  Proposed Maximum  :  Amount of     :
: of Securities to be :   to be    :  Offering Price  : Aggregate Offering : Registration   :
:     Registered      : Registered :     Per Unit     :       Price        :      Fee       :
:                     :            :                  :                    :                :
: Common Stock        :  295,994   :       (2)        :        (2)         :   $631 (3)     :
:   par value $.01    : Shares (1) :                  :                    :                :

(1) Based upon the maximum number of shares that may be issued in the Transactions described herein.

(2) Pursuant to Rule 457(f)(1), based on 1/29 of 1% of the product of the average of the high and low prices reported by NASDAQ on the last day of trading through April 25, 1996 for Bobbie Brooks, Incorporated ($1.312) and Aspen Imaging International, Inc. ($.797)
    multiplied by the number of shares of those companies (465,760 Brooks and 1,528,568
    Aspen) exchanged for Pubco shares registered hereby.

(3) A fee of $440 was paid on October 26, 1995 with respect to these transactions pursuant to a filing of preliminary Schedule 14C material.  Pursuant to Rule 457(b), only an additional $191 is required to be paid with this Registration Statement.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                              Pubco Corporation

                             Cross Reference Sheet

                   Pursuant to Item 501(b) of Regulation S-K




                Form S-4
         Item Number and Headings                 Location in Prospectus


1.  Forepart of Registration Statement     Outside Front Cover Page
    and Outside Front Cover Page of
    Prospectus


2.  Inside Front and Outside Back          AVAILABLE INFORMATION;
    Cover Pages of Prospectus              TABLE OF CONTENTS


3.  Risk Factors, Ratio of Earnings        SUMMARY; SPECIAL CONSIDERATION
    to Fixed Charges and Other
    Information


4.  Terms of the Transactions              SUMMARY; INTRODUCTION; THE
                                           TRANSACTIONS; DIFFERENCES AMONG THE
                                           RIGHTS OF ASPEN STOCKHOLDERS,
                                           BROOKS STOCKHOLDERS AND PUBCO
                                           STOCKHOLDERS


5.  Pro Forma Financial Information        PRO FORMA CONDENSED CONSOLIDATED
                                           FINANCIAL INFORMATION (UNAUDITED)
                                           OF PUBCO


6.  Material Contacts with Company         THE TRANSACTIONS - Background of the
    Being Acquired                         Transactions; RELATIONSHIP BETWEEN
                                           ASPEN AND BROOKS AND OTHER
                                           TRANSACTIONS


7.  Additional Information Required        *
    for Re-offering by Persons and
    Parties Deemed to be Underwriters




*Indicates that Item is not applicable or answer is in the negative.

Pubco Corporation
Cross Reference Sheet
Pursuant to Item 501(b) of Regulation S-K
Page 2



                Form S-4
         Item Number and Headings                 Location in Prospectus


 8.  Interests of Named Experts and        SPECIAL CONSIDERATION; SECURITY
     Counsel                               OWNERSHIP OF CERTAIN BENEFICIAL
                                           OWNERS AND MANAGEMENT OF BROOKS;
                                           SECURITY OWNERSHIP OF CERTAIN
                                           BENEFICIAL OWNERS AND MANAGEMENT OF
                                           PUBCO; DIRECTORS AND EXECUTIVE
                                           OFFICERS OF PUBCO; MANAGEMENT
                                           COMPENSATION OF PUBCO


 9.  Disclosure of Commission Position     *
     on Indemnification For Securities
     Act Liabilities


10.  Information With Respect to           *
     S-3 Registrants


11.  Incorporation of Certain              *
     Information by Reference


12.  Information With Respect to           *
     S-2 or S-3 Registrants


13.  Incorporation of Certain              *
     Information by Reference


14.  Information With Respect to           DESCRIPTION OF BUSINESS OF PUBCO;
     Registrants Other Than                PROPERTIES OF PUBCO; LEGAL
     S-3 or S-2 Registrants                PROCEEDINGS; MARKET FOR PUBCO
                                           COMMON EQUITY AND RELATED
                                           STOCKHOLDER MATTERS; SELECTED
                                           FINANCIAL DATA OF PUBCO;
                                           MANAGEMENT'S DISCUSSION AND
                                           ANALYSIS OF FINANCIAL CONDITION AND
                                           RESULTS OF OPERATIONS OF PUBCO;
                                           FINANCIAL STATEMENTS




*Indicates that Item is not applicable or answer is in the negative.

Pubco Corporation
Cross Reference Sheet
Pursuant to Item 501(b) of Regulation S-K
Page 3



                Form S-4
         Item Number and Headings                 Location in Prospectus


15.  Information With Respect to           *
     S-3 Companies


16.  Information With Respect to           *
     S-2 or S-3 Companies


17.  Information With Respect to           DESCRIPTION OF BUSINESS OF ASPEN;
     Companies Other Than                  DESCRIPTION OF BUSINESS OF BROOKS;
     S-2 or S-3 Companies                  PROPERTIES OF ASPEN; LEGAL
                                           PROCEEDINGS OF ASPEN; LEGAL
                                           PROCEEDINGS OF BROOKS; MARKET FOR
                                           ASPEN COMMON STOCK AND RELATED
                                           STOCKHOLDER MATTERS; MARKET FOR
                                           BROOKS COMMON STOCK AND RELATED
                                           STOCKHOLDER MATTERS; FINANCIAL
                                           STATEMENTS; SELECTED FINANCIAL DATA
                                           OF ASPEN; SELECTED FINANCIAL DATA
                                           OF BROOKS; MANAGEMENT'S DISCUSSION
                                           AND ANALYSIS OF FINANCIAL CONDITION
                                           AND RESULTS OF OPERATIONS OF ASPEN;
                                           MANAGEMENT'S DISCUSSION AND
                                           ANALYSIS OF FINANCIAL CONDITION AND
                                           RESULTS OF OPERATIONS OF BROOKS


18.  Information if Proxies, Consents      INTRODUCTION; VOTING SECURITIES;
     or Authorizations Are to be           SPECIAL CONSIDERATION; SECURITY
     Solicited                             OWNERSHIP OF CERTAIN BENEFICIAL
                                           OWNERS AND MANAGEMENT OF ASPEN;
                                           SECURITY OWNERSHIP OF CERTAIN
                                           BENEFICIAL OWNERS AND MANAGEMENT OF
                                           BROOKS; SECURITY OWNERSHIP OF
                                           CERTAIN BENEFICIAL OWNERS AND
                                           MANAGEMENT OF PUBCO; DIRECTORS AND
                                           OFFICERS OF PUBCO; MANAGEMENT
                                           COMPENSATION OF PUBCO; COMPENSATION
                                           COMMITTEE INTERLOCKS AND INSIDER
                                           PARTICIPATION; RELATIONSHIP BETWEEN
                                           ASPEN AND BROOKS AND OTHER
                                           TRANSACTIONS




*Indicates that Item is not applicable or answer is in the negative.

Pubco Corporation
Cross Reference Sheet
Pursuant to Item 501(b) of Regulation S-K
Page 4



                Form S-4
         Item Number and Headings                 Location in Prospectus


19.  Information if Proxies, Consents      Outside Front Cover Page;
     or Authorizations Are Not to be       INTRODUCTION; SECURITY OWNERSHIP OF
     Solicited, or in an Exchange Offer    CERTAIN BENEFICIAL OWNERS AND
                                           MANAGEMENT OF ASPEN; SECURITY
                                           OWNERSHIP OF CERTAIN BENEFICIAL
                                           OWNERS AND MANAGEMENT OF BROOKS;
                                           SECURITY OWNERSHIP OF CERTAIN
                                           BENEFICIAL OWNERS AND MANAGEMENT OF
                                           PUBCO; DIRECTORS AND OFFICERS OF
                                           PUBCO; MANAGEMENT COMPENSATION OF
                                           PUBCO; COMPENSATION COMMITTEE
                                           INTERLOCKS AND INSIDER
                                           PARTICIPATION; RELATIONSHIP BETWEEN
                                           ASPEN AND BROOKS AND OTHER
                                           TRANSACTIONS



























*Indicates that Item is not applicable or answer is in the negative.

                            PUBCO CORPORATION

                           3830 Kelley Avenue
                           Cleveland, OH 44114



               NOTICE OF SPECIAL MEETING OF STOCKHOLDERS



                                To Be Held
                              June 27, 1996




To the Stockholders of Pubco Corporation:

    Notice is hereby given that a Special Meeting of Stockholders of Pubco Corporation (the "Company") will be held at the Ramada Inn, I-295 and Route 13 North, New Castle, Delaware 19720 at 10:30 a.m. Eastern Time on June 27, 1996 or at any postponement or adjournment thereof for the purpose of considering and acting upon the following matters:

    1. A proposal to amend the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock to 5,000,000.

    2. A proposal to approve and adopt the Agreement and Plan of Merger between the Company and Bobbie Brooks, Incorporated ("Brooks") pursuant to which Brooks will be merged with and into the Company and each six outstanding shares of the Brooks Common Stock will be converted into the right to receive one share of the Company's Common Stock.

    3.   A proposal to acquire all of the assets of Aspen Imaging
         International, Inc. in exchange for Common Stock of the Company.

    4.   Any other business that properly may come before the meeting.

    Additional information relating to these matters is set forth in the attached Proxy Statement/Information Statement-Prospectus. All stockholders of record of the Company as of the close of business on May 6, 1996 will be entitled to notice of and to vote at such meeting or at any adjournment thereof.


                          By Order of the Board of Directors



                                  Stephen R. Kalette
                                  Secretary

                   ASPEN IMAGING INTERNATIONAL, INC.

                           3830 Kelley Avenue
                           Cleveland, OH 44114


               NOTICE OF SPECIAL MEETING OF STOCKHOLDERS



                                To Be Held
                              June 27, 1996




To the Stockholders of Aspen Imaging International, Inc.:

    Notice is hereby given that a Special Meeting of Stockholders of Aspen Imaging International, Inc. (the "Company") will be held at the Ramada Inn, I-295 and Route 13 North, New Castle, Delaware 19720 at 11:30 a.m. Eastern Time on June 27, 1996 or at any postponement or adjournment thereof for the purpose of considering and acting upon the following matters:

    1. A proposal to approve the sale of all of the assets of the Company to a subsidiary of Pubco Corporation ("Pubco") pursuant to Section 271 of the Delaware General Corporation Law in exchange for Common Stock of Pubco, and the liquidation and dissolution of the Company, resulting in the Company ceasing to exist and each stockholder of the Company receiving one share of Pubco Common Stock for each seven shares of the Company's Common Stock.

    2.   Any other business that properly may come before the meeting.

    Additional information relating to these matters is set forth in the attached Proxy Statement/Information Statement-Prospectus. All stockholders of record of the Company as of the close of business on May 6, 1996 will be entitled to notice of and to vote at such meeting or at any adjournment thereof.

    ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. IN ANY EVENT, YOU ARE URGED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY AS SOON AS POSSIBLE. A BUSINESS REPLY ENVELOPE IS ENCLOSED FOR YOUR
CONVENIENCE. THE GIVING OF A PROXY WILL NOT PREVENT YOU FROM REVOKING THE PROXY AND VOTING YOUR SHARES IN PERSON IF YOU ATTEND THE MEETING.


                          By Order of the Board of Directors



                                  Stephen R. Kalette
                                  Secretary

                      BOBBIE BROOKS, INCORPORATED

                           3830 Kelley Avenue
                           Cleveland, OH 44114



               NOTICE OF SPECIAL MEETING OF STOCKHOLDERS



                                To Be Held
                              June 27, 1996




To the Stockholders of Bobbie Brooks, Incorporated:

    Notice is hereby given that a Special Meeting of Stockholders of Bobbie Brooks, Incorporated (the "Company") will be held at the Ramada Inn, I-295 and Route 13 North, New Castle, Delaware 19720 at 11:00 a.m. Eastern Time on June 27, 1996 or at any postponement or adjournment thereof for the purpose of considering and acting upon the following matters:

    1. A proposal to approve and adopt the Agreement and Plan of Merger between the Company and Pubco Corporation ("Pubco") pursuant to which the Company will be merged with and into Pubco and each six outstanding shares of the Company's Common Stock will be converted into the right to receive one share of Pubco's Common Stock.

    2.   Any other business that properly may come before the meeting.

    Additional information relating to these matters is set forth in the attached Proxy Statement/Information Statement-Prospectus. All stockholders of record of the Company as of the close of business on May 6, 1996 will be entitled to notice of and to vote at such meeting or at any adjournment thereof.


                          By Order of the Board of Directors



                                  Stephen R. Kalette
                                  Secretary

Aspen Imaging                  Pubco Corporation           Bobbie Brooks,
  International, Inc.          3830 Kelley Avenue            Incorporated
3830 Kelley Avenue             Cleveland, OH 44114         3830 Kelley Avenue
Cleveland, OH 44114                                        Cleveland, OH 44114

Special Meeting of             Special Meeting of          Special Meeting of
   Stockholders                   Stockholders                Stockholders
   June 27, 1996                  June 27, 1996               June 27, 1996

                        295,994 Shares of Common Stock,
                           par value $.01 per share

                  PROXY STATEMENT/INFORMATION STATEMENT-PROSPECTUS

    This Proxy Statement/Information Statement-Prospectus is being furnished
(i) to the stockholders of Aspen Imaging International, Inc., a Delaware corporation ("Aspen"), in connection with a solicitation of proxies by the Board of Directors of Aspen from holders of outstanding shares of Common Stock, par value $.001 per share ("Aspen Common Stock"), for use at a Special Meeting of Stockholders of Aspen to be held on June 27, 1996 (the "Aspen Special Meeting"), called to consider and vote upon a proposal to approve the sale of all of the assets of Aspen to a wholly-owned subsidiary ("Pubco Sub") of Pubco Corporation ("Pubco") and the subsequent liquidation and dissolution of Aspen (the "Sale and Liquidation"); (ii) to the stockholders of Bobbie Brooks, Incorporated, a Delaware corporation ("Brooks") in connection with a Special Meeting of Stockholders of Brooks to be held on June 27, 1996 (the "Brooks Special Meeting"), called to consider and vote upon a proposal to approve and adopt an Agreement and Plan of Merger between Brooks and Pubco by which Brooks will be merged into Pubco (the "Merger Agreement"); and (iii) to the stockholders of Pubco in connection with a Special Meeting of Stockholders of Pubco to be held on June 27, 1996 (the "Pubco Special Meeting"), called to consider and vote upon a proposal to increase the number of authorized shares of Pubco Common Stock to 5,000,000, a proposal to approve and adopt the Merger Agreement, and a proposal to approve the transaction with Aspen.

    Pursuant to the terms of the Merger Agreement, Brooks will be merged with and into Pubco (the "Merger"). Each six outstanding shares of Brooks Common Stock will be converted into and exchanged for one share of Pubco Common Stock.

    As a result of the Sale and Liquidation of Aspen, Aspen will cease to exist and each stockholder of Aspen will receive one share of Pubco Common Stock for each seven shares of Aspen Common Stock currently held.

    Pubco has filed a Registration Statement (the "Registration Statement") on Form S-4 with the Securities and Exchange Commission (the "Commission") pur-suant to the Securities Act of 1933, as amended (the "Securities Act"), cover-ing the shares of Pubco Common Stock to be issued pursuant to these trans-actions. This Proxy Statement/Information Statement-Prospectus also constitut-es the Prospectus of Pubco filed as part of the Registration Statement.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY
 OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    The date of this Proxy Statement/Information Statement-Prospectus is May 7, 1996. This Proxy Statement/Information Statement-Prospectus is first being mailed to stockholders on or about May 9, 1996.

      TO BROOKS STOCKHOLDERS AND PUBCO STOCKHOLDERS: WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                         AVAILABLE INFORMATION

    Aspen, Brooks and Pubco are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, file reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed with the Commission by Aspen, Brooks and Pubco are available for inspection and copying at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549, and should also be available for inspection and copying at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite
1400, Chicago, Illinois 60661-2511. Copies of such materials can also be obtained from the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549 at prescribed rates.

    As noted above, Pubco has filed with the Commission, pursuant to the Securities Act, a Registration Statement on Form S-4 with respect to the shares of Pubco Common Stock issuable pursuant to these transactions. This Proxy Statement/Information Statement-Prospectus does not contain all the information set forth in such Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Such Registration Statement and any amendments thereto, including exhibits filed as a part thereof, are available for inspection and copying as set forth above.

                           TABLE OF CONTENTS
                                                                                           Page

AVAILABLE INFORMATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     i

SUMMARY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1
       The Companies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1
       Control of the Companies. . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1
       The Special Meetings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1
       Effect of the Sale and Liquidation of Aspen . . . . . . . . . . . . . . . . . . .     2
       Effect of the Merger. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     3
       Effective Date. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     3
       Conditions to the Transactions. . . . . . . . . . . . . . . . . . . . . . . . . .     3
       Amendment and Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4
       Reasons for the Transactions. . . . . . . . . . . . . . . . . . . . . . . . . . .     4
       Financial Advisors. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4
       Recommendations of the Boards of Directors. . . . . . . . . . . . . . . . . . . .     5
       Market Prices of Aspen Common Stock, Brooks Common Stock and Pubco Common Stock .     5
       Federal Income Tax Consequences . . . . . . . . . . . . . . . . . . . . . . . . .     5
       Comparative Per Share Data. . . . . . . . . . . . . . . . . . . . . . . . . . . .     6

SPECIAL CONSIDERATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7

INTRODUCTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10

VOTING SECURITIES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    11

                                  TABLE OF CONTENTS - CONTINUED

                                                                                           Page

THE TRANSACTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12
       General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12
       The Merger Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12
       The Sale Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12
       Conditions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    13
       Amendment and Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . .    13
       Background of the Transactions. . . . . . . . . . . . . . . . . . . . . . . . . .    14
       Pubco's Reasons for the Transactions. . . . . . . . . . . . . . . . . . . . . . .    15
       Material Considered by Pubco Board. . . . . . . . . . . . . . . . . . . . . . . .    15
       Pubco Board of Directors Fairness Determination . . . . . . . . . . . . . . . . .    15
       Aspen's Reasons for the Sale and Liquidation. . . . . . . . . . . . . . . . . . .    19
       Material Considered by Aspen Board. . . . . . . . . . . . . . . . . . . . . . . .    20
       Aspen Board of Directors Fairness Determination . . . . . . . . . . . . . . . . .    20
       Brooks Reasons for the Transactions . . . . . . . . . . . . . . . . . . . . . . .    20
       Material Considered by Brooks Board . . . . . . . . . . . . . . . . . . . . . . .    21
       Brooks Board of Directors Fairness Determination. . . . . . . . . . . . . . . . .    21
       Opinions of Financial Advisors. . . . . . . . . . . . . . . . . . . . . . . . . .    22
       Increase in Pubco Authorized Capital Stock. . . . . . . . . . . . . . . . . . . .    25
       Recommendations of the Boards of Directors. . . . . . . . . . . . . . . . . . . .    25
       Description of Pubco Capital Stock. . . . . . . . . . . . . . . . . . . . . . . .    25
       Pubco Preferred Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    26
       Accounting Treatment of the Transactions. . . . . . . . . . . . . . . . . . . . .    27
       Federal Income Tax Consequences . . . . . . . . . . . . . . . . . . . . . . . . .    27
       Certificates. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    28

MARKET FOR ASPEN COMMON STOCK AND RELATED STOCKHOLDER MATTERS. . . . . . . . . . . . . .    30
       Market Information. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    30
       Holders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    30
       Dividends . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    30

MARKET FOR BROOKS COMMON STOCK AND RELATED STOCKHOLDER MATTERS . . . . . . . . . . . . .    31
       Market Information. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    31
       Holders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    31
       Dividends . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    31

MARKET FOR PUBCO COMMON EQUITY AND RELATED STOCKHOLDER MATTERS . . . . . . . . . . . . .    32
       Market Information. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    32
       Holders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    32
       Dividends . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    32

PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION (UNAUDITED) OF PUBCO. . . . . . .    33

SELECTED FINANCIAL DATA OF ASPEN . . . . . . . . . . . . . . . . . . . . . . . . . . . .    43
       Selected Statement of Operations Data of Aspen. . . . . . . . . . . . . . . . . .    43
       Selected Balance Sheet Data of Aspen. . . . . . . . . . . . . . . . . . . . . . .    43

                     TABLE OF CONTENTS - CONTINUED

                                                                                           Page

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS OF ASPEN . . . . . . . . . . . . . . . . . . . . . .    44
       Results of Operations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    44
       Comparison of the Three and Six Months Ended
         December 31, 1995 and 1994. . . . . . . . . . . . . . . . . . . . . . . . . . .    44
       Comparison of the Fiscal Years Ended June 30, 1995 and 1994 . . . . . . . . . . .    44
       Comparison of the Fiscal Years Ended June 30, 1994 and 1993 . . . . . . . . . . .    45
       Liquidity and Capital Resources . . . . . . . . . . . . . . . . . . . . . . . . .    46
       New Accounting Standards. . . . . . . . . . . . . . . . . . . . . . . . . . . . .    46

SELECTED FINANCIAL DATA OF BROOKS. . . . . . . . . . . . . . . . . . . . . . . . . . . .    47
       Selected Statement of Operations Data of Brooks . . . . . . . . . . . . . . . . .    47
       Selected Balance Sheet Data of Brooks . . . . . . . . . . . . . . . . . . . . . .    47

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS OF BROOKS. . . . . . . . . . . . . . . . . . . . . .    48
       Results of Operations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    48
       Comparison of 1995 and 1994 . . . . . . . . . . . . . . . . . . . . . . . . . . .    48
       Comparison of 1994 and 1993 . . . . . . . . . . . . . . . . . . . . . . . . . . .    49
       Liquidity and Capital Resources . . . . . . . . . . . . . . . . . . . . . . . . .    50
       New Accounting Standards. . . . . . . . . . . . . . . . . . . . . . . . . . . . .    50

SELECTED FINANCIAL DATA OF PUBCO . . . . . . . . . . . . . . . . . . . . . . . . . . . .    51
       Selected Statement of Operations Data of Pubco. . . . . . . . . . . . . . . . . .    51
       Selected Balance Sheet Data of Pubco. . . . . . . . . . . . . . . . . . . . . . .    51

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS OF PUBCO . . . . . . . . . . . . . . . . . . . . . .    52
       Results of Operations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    52
       Comparison of 1995 and 1994 . . . . . . . . . . . . . . . . . . . . . . . . . . .    52
       Comparison of 1994 and 1993 . . . . . . . . . . . . . . . . . . . . . . . . . . .    53
       Liquidity and Capital Resources . . . . . . . . . . . . . . . . . . . . . . . . .    54
       New Accounting Standards. . . . . . . . . . . . . . . . . . . . . . . . . . . . .    54


DESCRIPTION OF BUSINESS OF ASPEN . . . . . . . . . . . . . . . . . . . . . . . . . . . .    55

PROPERTIES OF ASPEN. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    56

LEGAL PROCEEDINGS OF ASPEN . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    56

RELATIONSHIP BETWEEN ASPEN AND BROOKS AND OTHER TRANSACTIONS . . . . . . . . . . . . . .    56

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF ASPEN. . . . . . . . .    58



                                 - iii -





                       TABLE OF CONTENTS - CONTINUED

                                                                                           Page


DESCRIPTION OF BUSINESS OF BROOKS. . . . . . . . . . . . . . . . . . . . . . . . . . . .    59
       Financial Information About Industry Segments . . . . . . . . . . . . . . . . . .    59

PROPERTIES OF BROOKS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    62

LEGAL PROCEEDINGS OF BROOKS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    62

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF BROOKS . . . . . . . .    62

DESCRIPTION OF BUSINESS OF PUBCO . . . . . . . . . . . . . . . . . . . . . . . . . . . .    64
       Financial Information About Industry Segments . . . . . . . . . . . . . . . . . .    64

PROPERTIES OF PUBCO. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    64

LEGAL PROCEEDINGS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    64

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF PUBCO. . . . . . . . .    65

DIRECTORS AND EXECUTIVE OFFICERS OF PUBCO. . . . . . . . . . . . . . . . . . . . . . . .    66
       Board of Directors. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    66
       Committees of the Board of Directors. . . . . . . . . . . . . . . . . . . . . . .    66
       Compensation of Directors . . . . . . . . . . . . . . . . . . . . . . . . . . . .    67
       Other Executive Officers. . . . . . . . . . . . . . . . . . . . . . . . . . . . .    67

MANAGEMENT COMPENSATION OF PUBCO . . . . . . . . . . . . . . . . . . . . . . . . . . . .    68
       Summary Compensation Table. . . . . . . . . . . . . . . . . . . . . . . . . . . .    68

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. . . . . . . . . . . . . . .    70

DIFFERENCES AMONG THE RIGHTS OF ASPEN STOCKHOLDERS,
BROOKS STOCKHOLDERS AND PUBCO STOCKHOLDERS . . . . . . . . . . . . . . . . . . . . . . .    71
       Authorized Capital. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    71
       Amendments to Certificate of Incorporation. . . . . . . . . . . . . . . . . . . .    72
       Amendment to By-Laws. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    72
       Number of Directors/Removal of Officers . . . . . . . . . . . . . . . . . . . . .    72
       Action by Written Consent . . . . . . . . . . . . . . . . . . . . . . . . . . . .    72
       Special Meetings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    72
       Fiscal Year . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    72

ACCOUNTANTS' REPRESENTATIVES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    73

EXPERTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    73

LEGAL MATTERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    73

COST OF MAILING. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    73

INDEX TO FINANCIAL STATEMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   F-1

                                   - iv -

                                  SUMMARY

    The following is a summary of certain important terms of these transactions and related information. Reference is made to, and this summary is qualified in its entirety by, the more detailed information contained elsewhere herein and in the accompanying Appendices.


The Companies

    Pubco is a holding company which owns over 90% of the Common Stock and 100% of the Preferred Stock of Brooks. The principal executive offices of Pubco are located at 3830 Kelley Avenue, Cleveland, Ohio 44114 / Telephone: (216) 881-5300.

    Brooks owns Buckeye Business Products, Inc. ("Buckeye"), which manufactures and markets computer and data processing supplies, and Brooks owns 85% of Allied Construction Products, Inc. ("Allied"), a manufacturer and distributor of products for the construction and related industries. Brooks also licenses the use by others of certain apparel related and printing related trademarks.

    The principal executive offices of Brooks are located at 3830 Kelley Avenue, Cleveland, Ohio 44114 / Telephone: (216) 881-5300.

    Aspen manufactures and markets computer and data processing supplies.

    The principal executive offices of Aspen are located at 3830 Kelley Avenue, Cleveland, Ohio 44114 / Telephone: (216) 881-5300, with a sales office at 1500 Cherry Street, Suite B, Louisville, Colorado 80026 /
Telephone:  (303) 666-5750.


Control of the Companies

    Robert H. Kanner controls Pubco, Brooks and Aspen through his ownership of Pubco stock, Pubco's ownership of Brooks stock and Brooks' ownership of Aspen stock. See "Special Consideration."


The Special Meetings

    The principal purpose of the Pubco and Brooks Special Meetings is to consider and act upon proposals to approve and adopt the Merger Agreement pursuant to which Brooks will be merged into Pubco. A copy of the Merger Agreement is attached to this Proxy Statement/Information Statement-Prospectus as Appendix A. See "The Transactions - The Merger Agreement."

    Pubco stockholders will also act on a proposal to increase the number of authorized shares of Pubco Common Stock to 5,000,000 and on a proposal to approve the transaction with Aspen.






                                1.

    The principal purpose of the Aspen Special Meeting is to consider and act on proposals (the "Proposals") to approve the sale of Aspen's assets, subject to Aspen's liabilities, to Pubco Sub in exchange for Pubco Common Stock and the subsequent distribution of the Pubco Common Stock to Aspen stockholders in liquidation of Aspen. A copy of the Sale and Liquidation Agreement (the "Sale Agreement") is attached to this Proxy Statement/Information Statement-Prospectus as Appendix B. See "The Transactions - The Sale Agreement."

    Only holders of record of Aspen Common Stock at the close of business on May 6, 1996 (the "Aspen Record Date") will be entitled to notice of and to vote at the Aspen Special Meeting. Under the Delaware General Corporation Law and Aspen's Certificate of Incorporation, the affirmative vote of the holders of a majority of the shares of Aspen Common Stock outstanding on the Aspen Record Date is required for approval and adoption of the Proposals. On the Aspen Record Date, there were 3,988,756 shares of Aspen Common Stock issued and outstanding. See "Voting Securities."

    Only holders of record of Brooks Common Stock at the close of business on May 6, 1996 (the "Brooks Record Date") will be entitled to notice of and to vote at the Brooks Special Meeting. Under the Delaware General Corporation Law and Brooks' Certificate of Incorporation, the affirmative vote of the holders of a majority of the shares of Brooks Common Stock outstanding on the Brooks Record Date is required for approval and adoption of the Merger Agreement. On the Brooks Record Date, there were 4,932,400 shares of Brooks Common Stock issued and outstanding. See "Voting Securities."

    Only holders of record of Pubco Common Stock at the close of business on May 6, 1996 (the "Pubco Record Date") will be entitled to notice of and to vote at the Pubco Special Meeting. Under the Delaware General Corporation Law and Pubco's Certificate of Incorporation, the affirmative vote of the holders of a majority of the voting power of the shares of Pubco Common Stock and Pubco Class B Stock (voting as classes) outstanding on the Pubco Record Date is required for approval and adoption of the Merger Agreement. On December 31, 1995, there were 2,904,697 shares of Pubco Common Stock issued and outstanding each entitled to one vote, and 557,030 shares of Pubco Class B Stock outstanding, each entitled to 10 votes. See "Voting Securities."

    The Sale and Liquidation of Aspen and the Merger are referred to herein as the "Transactions."

Effect of the Sale and Liquidation of Aspen

    As a result of the sale of all of the assets of Aspen to Pubco Sub and the liquidation and dissolution of Aspen that will follow, the existence of Aspen will cease and Aspen stockholders will receive one share of Pubco Common Stock for each seven shares of Aspen Common Stock.






                                2.

Effect of the Merger

    Upon consummation of the Merger, the separate existence of Brooks will cease and Pubco will be the surviving corporation (the "Surviving Corporation"). The directors and officers of Pubco immediately prior to the Effective Date will continue as the directors and officers of Pubco as the Surviving Corporation. Each six shares of Brooks Common Stock issued and outstanding immediately prior to the Effective Date will be converted into one share of Pubco Common Stock. Each outstanding share of Pubco Common Stock will remain outstanding after the Merger and continue to represent one share of Common Stock of Pubco and each outstanding share of Pubco Class B Stock will remain outstanding after the Merger and continue to represent one share of Class B Stock of Pubco.

Effective Date

    The Merger will become effective on the first date on which the Certificate of Merger has been filed in the office of the Secretary of State of Delaware (the "Effective Date"). If the Merger Agreement is approved and adopted at the Special Meetings, such filing will be made as soon as practicable after the Special Meetings and the satisfaction or waiver of all conditions to the respective obligations of the parties under the Merger Agreement, provided that the Merger Agreement is not earlier terminated or abandoned in accordance with its terms. See "The Transactions - The Merger Agreement."

    If the Proposals are approved at the Aspen Special Meeting, the sale of the assets of Aspen to Pubco Sub will be consummated as soon as is practicable following the Special Meetings, provided that it is not terminated in accordance with its terms. The liquidation of Aspen, distribution of its remaining assets (Pubco Common Stock) to Aspen stockholders and the dissolution of Aspen will take place shortly thereafter.

Conditions to the Transactions

    The obligations of Aspen, Brooks and Pubco to consummate the Transactions are subject to certain conditions, including, but not limited to, (i) the vote of the stockholders of each of Aspen, Brooks and Pubco in favor of approval and adoption of the Transactions; (ii) the receipt of all necessary consents to, and approvals of, the Transactions from all appropriate federal and state departments and agencies; (iii) unless waived by the parties, the absence of any suit, action or other proceeding, pending or threatened, before any court or governmental agency in which it will be or it is sought to restrain or prohibit, or to obtain damages or other relief in connection with, the Transactions or any part thereof; and, (iv) unless waived by the party or parties to whom the representations and warranties were given, the accuracy in all material respects, as of the closings of the Transactions, of the respective representations and warranties of Aspen, Brooks and Pubco. On agreement of the respective parties, or in the event a failure to satisfy a condition involves only one part of the Transactions (e.g. the merger of Brooks into Pubco) but not the other part (e.g. the sale of assets of Aspen to Pubco Sub), then the part not involved would proceed and the third company would remain a separate company. See "The Transactions - The Merger Agreement" and "The Transactions - The Sale Agreement."


                                3.

Amendment and Termination

    The Merger Agreement may be amended by a written instrument approved by the Boards of Directors of Brooks and Pubco; the Merger Agreement, however, may not be amended in any manner which (i) alters or changes theamount or kind of shares to be received by holders of either party's shares; (ii) alters or changes any term of the Certificate of Incorporation of the Surviving Corporation; or (iii) adveresely affects holders of either party's shares, unless such amendment is approved by the holders of such shares.

    The Merger Agreement may be terminated at any time prior to the Effective Date by the mutual written consent of Pubco and Brooks, duly authorized by their respective Boards of Directors.

    The Sale Agreement may be terminated or amended by a written instrument approved by the Boards of Directors of Aspen, Pubco and Pubco Sub.

Reasons for the Transactions

    In making its decision to approve the Transactions, the Boards of Directors of each of Aspen, Brooks and Pubco considered the following, among other things, as the most important positive factors: (i) the cost efficiencies to be realized by combining the operations of Aspen and Brooks' Buckeye Business Products division, (ii) the apparent compatibility of the respective businesses of Aspen and Brooks, (iii) the opportunity, upon consummation of the Transactions, for current stockholders to participate in a larger, more diversified company having greater combined resources and a more simplified ownership and capital structure, and (iv) the cost efficiencies to be realized by combining three publicly-held companies into one. See "The Transactions - Pubco's Reasons for the Transactions", "The Transactions - Aspen's Reasons for the Transactions" and "The Transactions - Brooks' Reasons for the Transactions."

Financial Advisors

    The Board of Directors of Aspen has received the opinion of its independent financial advisor, Maxus Consultants, Inc., that the consideration of one share of Pubco Common Stock for each seven shares of Aspen Common Stock is fair to the stockholders of Aspen. See "The Transactions - Opinions of Financial Advisors."

    The Board of Directors of Brooks has received the opinion of its independent financial advisor, Loveman-Curtiss, Inc., that the Merger is fair from a financial point of view to the Common Stockholders of Brooks. See "The Transactions - Opinions of Financial Advisors."

    The Board of Directors of Pubco has received the opinion of its independent financial advisor, Bruml Capital Corporation, that the consideration to be provided by Pubco to the Brooks and Aspen shareholders pursuant to the Merger Agreement and the Sale Agreement is fair to the shareholders of Pubco from a financial point of view. See "The Transactions - Opinions of Financial Advisors."



                                4.

Recommendations of the Boards of Directors

    The Board of Directors of Aspen unanimously recommends that the Aspen stockholders vote FOR the approval and adoption of the Proposals.

    The Board of Directors of Brooks unanimously recommends that the Brooks stockholders vote FOR the approval and adoption of the Merger Agreement.

    The Board of Directors of Pubco unanimously recommends that the Pubco stockholders vote FOR the increase in authorized capital stock, FOR the approval and adoption of the Merger Agreement and FOR the transaction with Aspen.

Market Prices of Aspen Common Stock, Brooks Common Stock and Pubco Common
Stock

    Each of Aspen Common Stock, Brooks Common Stock and Pubco Common Stock is traded in the over-the-counter market and is quoted on the NASDAQ Small Cap Market. On October 24, 1995, the last business day preceding the date of the public announcement of the Transactions, the closing bid prices of Aspen Common Stock was $.66, Brooks Common Stock was $1.125 and Pubco Common Stock was $5.25 per share ($.75 per equivalent Aspen share) and ($.875 per equivalent Brooks share). On April 24, 1996, the closing bid prices of Aspen Common Stock was $.78, Brooks Common Stock was $1.06 and Pubco Common Stock was $6.50 ($.93 per equivalent Aspen share) and ($1.08 per equivalent Brooks share). See "Market for Brooks Common Stock and Related Stockholder Matters", "Market for Aspen Common Stock and Related Stockholder Matters" and "Market for Pubco Common Stock and Related Stockholder Matters."

Federal Income Tax Consequences

    It is anticipated that (except for cash received in lieu of fractional shares) (i) Aspen, Brooks, Pubco or their respective stockholders will not recognize gain or loss as a result of the Transactions, and (ii) the tax basis of the Pubco Common Stock received by the Aspen or Brooks stockholders will be the same as the tax basis of the Aspen Common Stock or the Brooks Common Stock surrendered. See "The Transactions - Federal Income Tax Consequences."

    Stockholders are urged to consult their own tax advisors to determine the particular tax consequences to them of the Transactions, including the application and effect of state, local and other tax laws.














                                5.

Comparative Per Share Data
    The following table sets forth (i) historical per share data for each of Aspen, Brooks and Pubco, and (ii) unaudited pro forma combined per share data for Aspen, Brooks and Pubco after giving effect to the Transactions as if they had occurred at the beginning of the period presented. Equivalent income per share amounts for Aspen and Brooks have been calculated by multiplying the Pubco pro forma combined income per share by the exchange ratios (.166667 of a share of Pubco Common Stock for each outstanding share of Brooks and .142857 of a share of Pubco Common Stock for each outstanding share of Aspen). There were no cash dividends for any period presented for any of the companies.
This per share data has been derived from, and should be read in conjunction with, the financial statements and related notes of Aspen, Brooks and Pubco and the pro forma combined financial information appearing elsewhere in this Proxy Statement/Information Statement-Prospectus.

                       Pro Forma
                       Equivalent                              Historical
                        Twelve       Twelve
                        Months(1)    Months(1)
                        Ended        Ended               Years Ended June 30,
                       12/31/95     12/31/95     1995     1994     1993     1992     1991
Per Aspen Share:
Net income (loss)*      $ 0.12      $(0.01)    $(0.17)  $(0.43)  $(0.32)  $(0.41)  $ 0.00

Book value at
  end of period         $ 0.66      $ 1.60     $ 1.54   $ 1.68   $ 2.25   $ 2.56   $ 2.98

                       Pro Forma
                       Equivalent                              Historical
                       Year Ended                        Years Ended December 31,
                       12/31/95                  1995     1994     1993     1992     1991
Per Brooks Share:

Net income (loss)*      $ 0.14                 $ 0.07   $ 0.04   $(0.11)  $(0.41)  $(2.40)

Book value at
 end of period(2)       $ 0.77                 $   --   $   --   $   --   $   --   $ 1.73

                       Pro Forma
                       Combined                                Historical
                       Year Ended                        Years Ended December 31,
                       12/31/95                  1995     1994     1993     1992     1991
Per Pubco Share:

Net income (loss)*      $ 0.84                 $ 0.89   $ 0.77   $ 0.49   $ 0.05   $(0.13)

Book value at
  end of period(2)      $ 4.64                 $ 4.19   $ 2.76   $ 5.91   $ 6.98   $10.56

*Net income (loss) from continuing operations applicable to Common Stockholders.

(1) Aspen's fiscal year ends on June 30.  The unaudited twelve month period ending December
    31, 1995 is shown to correspond to Pubco's calendar fiscal year.
(2) Computed net of face value of Preferred Stock.  If amounts applicable to Preferred stockholders are in excess of stockholders' equity, then no value is reflected above.

                                6.

                         SPECIAL CONSIDERATION


    Pubco, Brooks and Aspen are related parties under common control.

    Pubco owns over 90% of the Common Stock and all of the Preferred Stock of Brooks. The three persons serving as Directors of Pubco also serve as Directors of Brooks.

    Brooks owns approximately 62% of the Common Stock of Aspen. Two of the five Aspen Directors are also Directors of Pubco and Brooks and two of the remaining three Aspen Directors are affiliated with Pubco and Brooks.

    Mr. Kanner owns approximately 75% of the common equity of Pubco and his shares are entitled to approximately 85% of the votes of Pubco voting stock. In addition, Mr. Kanner owns all of the outstanding Pubco
Preferred Stock, which is non-voting, and is the Chief Executive Officer and a Director of each of Pubco, Brooks and Aspen.

    Therefore, Mr. Kanner controls Pubco, Brooks and Aspen and the terms of the Transactions were not the subject of arms length negotiation. Pubco's proposals to Brooks and Aspen were based on an analysis prepared by Pubco's financial advisor. The approval of the Transactions by the Brooks Board of Directors and the Aspen Board of Directors was based primarily on their receipt of opinions of their respective independent financial advisors that the terms are fair from a financial point of view to their respective stockholders.

    Other than as set forth above, the personal interest of the officers and directors in the Transactions is as follows. Mr. Kanner's 2,066,894 shares of Pubco Common Stock, 514,044 shares of Pubco Class B Stock and 70,000 shares of Pubco Preferred Stock, Mr. Kalette's 13,759 shares of Pubco Class B Stock, Mr. Browne's 1,538 shares of Pubco Class B Stock and Mr. Dillingham's 3,500 shares of Pubco Common Stock will remain outstanding after consummation of the Transactions. Mr. Kalette's 1,000 shares of Brooks Common Stock will convert into approximately 166 shares of Pubco Common Stock as a result of the Merger. Mr. Inlow's 9,000 shares of Brooks Common Stock will convert into approximately 1,500 shares of Pubco Common Stock in the Merger. Mr. Dillingham's 500 shares of Brooks Common Stock and 1,000 shares of Aspen Common Stock will convert into approximately 225 shares of Pubco Common Stock as a result of the Transactions.

    See "The Transactions - Pubco Board of Directors Fairness
Determination", "The Transactions - Aspen Board of Directors Fairness Determination", "The Transactions - Brooks Board of Directors Fairness Determination" and "The Transactions - Opinions of Financial Advisors."










                                7.

    The following charts present the current ownership structure of Pubco, Brooks and Aspen and the proposed structure following closing of the Transactions.

                           Current Structure
  ----------------------                       --------------------
 :  Robert H. Kanner    :                     : Other Stockholders :
 :  71% Common Stock    :                     :  29% Common Stock  :
 :  92% Class B Stock   :                     :   8% Class B Stock :
 : 100% Preferred Stock :                      --------------------
  ----------------------                             :
                      :                           :
                           :                 :
                         -----------------------
                        :   Pubco Corporation   :
                         -----------------------
                                  :
                                  :  100%
                                  :
                         -----------------------
                        :   Century Wholesale   :
                        :       Company         :
                         -----------------------
                                  :
                                  :  100%
                                  :
                         -----------------------
                        :   Pubco Industries,   :
                        :         Inc.          :
                         -----------------------
                                 :                       --------------------
                                 :  90% Common Stock    : Other Stockholders :
                                 : 100% Preferred Stock :        10%         :
                                 :                       --------------------
                                 :                         :
                         -----------------------        :
                        :    Bobbie Brooks,     : :  :
                        :     Incorporated      :
                         -----------------------
                          :      :           :
                   : 100%        :  62%           :   85%
                :                :                   :
            :                    :     --------------  :       --------------
         :                       :    :    Other     :   :    :    Other     :
         :                       :    : Stockholders :     :  : Stockholders :
         :                       :    :     38%      :     :  :     15%      :
         :                       :     --------------      :   --------------
         :                       :           :             :           :
 -------------------------     ---------------------     ---------------------
:    Buckeye Business     :   :    Aspen Imaging    :   : Allied Construction :
: Products, Inc. Division :   : International, Inc. :   :    Products, Inc.   :
 -------------------------     ---------------------     ---------------------
                                 :
                                 :  100%
                                 :
                               ---------------------
                              :  Aspen Toner Corp.  :
                               ---------------------
                                8.

                           Proposed Structure


          ----------------------
         :  Robert H. Kanner    :
         :  65% Common Stock    :
         :  92% Class B Stock   :
         : 100% Preferred Stock :
          ----------------------                          --------------------
                   :                                     : Other Stockholders :
                       :                                 :  35% Common Stock  :
                           :                             :   8% Class B Stock :
                               :                          --------------------
                                   :                  :
                                       :          :
                                 -----------------------
                                :                       :
                                :   Pubco Corporation   :
                                :                       :
                                 -----------------------
                                  :       :     :
                               :          :        :
                           :  100%        :  100%     :    85%
                        :                 :              :
                     :                    :                :
                  :                       :                :   --------------
               :                          :                :  :    Other     :
            :                             :                :  : Stockholders :
          :                               :                :  :     15%      :
         :                                :                :   --------------
       :                                  :                :         :
 -------------------------    ----------------------    ---------------------
:                         :  :     Pubco Sub        :  :                     :
:    Buckeye Business     :  :   (Aspen Imaging     :  : Allied Construction :
: Products, Inc. Division :  : International, Inc.) :  :    Products, Inc.   :
 -------------------------    ----------------------    ---------------------
                                          :
                                          :  100%
                                          :
                              -----------------------
                             :                       :
                             :   Aspen Toner Corp.   :
                             :                       :
                              -----------------------













                                9.

                              INTRODUCTION


    This Proxy Statement/Information Statement-Prospectus is furnished to stockholders of Aspen in connection with the solicitation of proxies by the Board of Directors of Aspen for use at the Aspen Special Meeting to be held on June 27, 1996 or at any postponement or adjournment thereof and is furnished to stockholders of Brooks and stockholders of Pubco in connection with Special Meetings of each of those companies to be held on June 27, 1996. The purpose the the Aspen Special Meeting is to consider and act on proposals to approve the Sale and Liquidation. The purpose of each of the Brooks and Pubco Special Meetings is to consider and act upon a proposal to approve and adopt the Merger Agreement. At the Pubco Special Meeting, stockholders will also consider a proposal to increase the number of authorized shares of Pubco Common Stock and to approve the transaction with Aspen.

    The Merger Agreement provides for, among other things, the (i) merger of Brooks with and into Pubco, and (ii) cancellation of each outstanding share of Brooks Common Stock and conversion of such shares into Pubco Common Stock.

    The Sale and Liquidation contemplates the sale of all of the assets of Aspen to Pubco Sub, subject to all of the liabilities of Aspen, in exchange for shares of Pubco Common Stock, pursuant to Section 271 of the Delaware General Corporation Law. This would be followed by the liquidation and dissolution of Aspen. As a result, the shares of Pubco Common Stock would be distributed by Aspen to its stockholders and Aspen would cease to exist.

    The Proxy for Aspen stockholders is solicited on behalf of the Board of Directors of Aspen and is subject to revocation, at any time prior to the voting of the Proxy, by notice in writing to the Secretary of Aspen or the secretary of the meeting. Unless otherwise indicated, or unless previously revoked as provided above, all duly executed proxies received will be voted in favor of the approval and adoption of the Sale and Liquidation. If any other matters are properly brought before the Aspen Special Meeting and submitted to a vote, all proxies will be voted in accordance with the judgment of the persons voting the proxies.

    The respective Board of Directors of each company knows of no other business that will be presented for consideration at the Special Meeting of such company.

    Each of the Special Meetings will be held at the Ramada Inn, I-295 and Route 13 North, New Castle, Delaware 19720 on June 27, 1996; the Pubco Special Meeting is scheduled for 10:30 a.m. Eastern Time, the Brooks Special Meeting is scheduled for 11:00 a.m. Eastern Time and the Aspen Special Meeting is scheduled for 11:30 a.m. Eastern Time.








                               10.

                           VOTING SECURITIES

    Only holders of record of Aspen Common Stock at the close of business on the Aspen Record Date will be entitled to notice of and to vote at the Aspen Special Meeting. At the Aspen Record Date, there were 3,988,756
shares of Aspen Common Stock outstanding.   Each share of Aspen Common
Stock is entitled to one vote per share. The affirmative vote of the holders of a majority of the outstanding shares of Aspen Common Stock is required to approve and adopt the Sale and Liquidation. As of the Aspen Record Date, Brooks owned 2,460,188 shares of Aspen Common Stock and has announced its intention to vote for the Sale and Liquidation thereby assuring its approval.

    Only holders of record of Brooks Common Stock at the close of business on the Brooks Record Date will be entitled to notice of and to vote at the Brooks Special Meeting. At the Brooks Record Date, there were 4,932,400 shares of Brooks Common Stock outstanding. All shares of Brooks Common Stock are entitled to one vote per share. The affirmative vote of the holders of a majority of the outstanding shares of Brooks Common Stock is required to approve and adopt the Merger Agreement. As of the Brooks Record Date, Pubco owned 4,466,640 shares of Brooks Common Stock thereby assuring approval and adoption of the Merger Agreement.

    Only holders of record of Pubco Common Stock and Pubco Class B Stock at the close of business on the Pubco Record Date will be entitled to notice of and to vote at the Pubco Special Meeting. At December 31, 1995 there were 2,904,697 shares of Pubco Common Stock outstanding and 557,030 shares of Pubco Class B Stock outstanding. Each share of Pubco Common Stock is entitled to one vote per share and each share of Pubco Class B Stock is entitled to 10 votes per share. The affirmative vote of the holders of a majority of the voting power of each of Pubco Common Stock and Pubco Class B Stock is required to increase the number of authorized shares and the affirmative vote of a majority of the voting power of Pubco is required to approve and adopt the Merger Agreement and approve the transaction with Aspen. Mr. Kanner, who owns shares entitled to approximately 85% of the voting power of Pubco, has announced his intention to vote for these proposals, thereby assuring their approval. See "Special Consideration."

    Pursuant to Delaware law, there are no dissenters rights of appraisal available to stockholders of Aspen, Brooks or Pubco in connection with the Transactions.















                               11.

                            THE TRANSACTIONS


General

    The information contained in this Proxy Statement/Information Statement-Prospectus with respect to the Merger is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached to this Proxy Statement/Information Statement-Prospectus as Appendix A, and with respect to the Sale and Liquidation is qualified in its entirety by reference to the Sale Agreement, a copy of which is attached to this Proxy Statement/Information Statement-Prospectus as Appendix B.


The Merger Agreement

    The Merger Agreement provides for the merger of Brooks with and into Pubco. The Effective Date of the Merger will be the first date on which the Certificate of Merger has been filed with the Secretary of State of Delaware. If the Merger Agreement is approved and adopted at the Brooks and Pubco Special Meetings, such filing will be made as soon as practicable after the Special Meetings and the satisfaction or waiver of all conditions to the respective obligations of the parties under the Merger Agreement, provided that the Merger Agreement is not earlier terminated or abandoned in accordance with its terms. On the Effective Date, the separate existence of Brooks will cease.

    On the Effective Date, each six outstanding shares of Brooks Common Stock will be cancelled and converted into one share of Pubco Common Stock. No fractional shares of Pubco Common Stock will be issued. Rather, stockholders who would otherwise be entitled to receive a fraction of a share will instead receive cash based on the average of the closing bid prices of Pubco Common Stock for the five business days preceding consummation of the Merger.

    The directors and officers of Pubco immediately prior to the Effective Date will continue as directors and officers of Pubco after the Merger.


The Sale Agreement

    The Sale Agreement provides for the sale by Aspen to Pubco Sub of all of the assets of Aspen, subject to all of the liabilities of Aspen, in exchange for shares of Pubco Common Stock, pursuant to Section 271 of the Delaware General Corporation Law. If the Sale and Liquidation are approved at the Aspen Special Meeting, the Sale Agreement would be consummated as soon as practicable thereafter, subject to the satisfaction or waiver of all conditions to the respective obligations of Aspen, Pubco Sub and Pubco.






                               12.

    The sale of assets to Pubco Sub would be followed by the liquidation and dissolution of Aspen. As a result, the shares of Pubco Common Stock issued to Aspen would be distributed by Aspen to its stockholders and Aspen would cease to exist.

    Aspen would distribute one share of Pubco Common Stock for each seven outstanding shares of Aspen Common Stock. No fractional shares of Pubco Common Stock will be issued. Rather, stockholders who would otherwise be entitled to receive a fraction of a share will instead receive cash based on the average of the closing bid prices of Pubco Common Stock for the five business days preceding consummation of the Sale Agreement.


Conditions

    The obligations of Aspen, Brooks and Pubco to consummate the Transactions are subject to certain conditions, including, but not limited to, (i) the vote of the stockholders of each of Aspen, Brooks and Pubco in favor of approval and adoption of the Transactions, (ii) the receipt of any necessary consents to, and approvals of, the Transactions from all appropriate federal and state departments and agencies, (iii) unless waived by parties, the absence of any suit, action or other proceeding, pending or threatened, before any court or governmental agency in which it will be or it is sought to restrain or prohibit, or to obtain damages or other relief in connection with, the Transactions or any part thereof; and (iv) unless waived by the party or parties to whom the representations and warranties were given, the accuracy in all material respects, as of the closings of the respective representations and warranties of Aspen, Brooks and Pubco. On agreement of the respective parties, or in the event a failure to satisfy a condition involves only one part of the Transactions (e.g. the merger of Brooks into Pubco) but not the other part (e.g. the sale of assets of Aspen to Pubco Sub), then the part not involved would proceed and the third company would remain a separate company.


Amendment and Termination

    The Merger Agreement may be amended by a written instrument approved by the Boards of Directors of Brooks and Pubco but the Merger Agreement may not be amended in any manner which (i) alters or changes the amount or kind of shares to be received by holders of either party's shares;
(ii) alters or changes any term of the Certificate of Incorporation of the Surviving Corporation; (iii) adversely affects holders of either party's shares unless, in any such case, such amendment is approved by the holders of such shares.

    The Merger Agreement may be terminated at any time prior to the Effective Date by the mutual written agreement of Pubco and Brooks, duly adopted by their respective Boards of Directors.

    The Sale Agreement may be terminated or amended by a written instrument approved by the Boards of Directors of Aspen, Pubco and Pubco Sub.



                               13.

Background of the Transactions

    Pubco first acquired an interest in and control of Brooks in 1985. Since that time, the persons who serve as officers and directors of those companies have on occasion informally considered transactions between the companies that could enhance shareholder value for both companies.
During 1995, the Boards of Directors began discussing such possible transactions and determined that there were several benefits to be derived from combining the two companies. See "The Transactions - Pubco's Reasons for the Transactions" and "The Transactions - Brooks' Reasons for the Transactions."

    Buckeye (now a division of Brooks) first acquired an interest in and control of Aspen in mid-1993. It was initially the goal of Aspen's then officers and directors who approved the sale of stock to Buckeye (none of whom were affiliated with Pubco, Brooks or Buckeye) for Aspen to consummate a merger or other business combination through which Aspen would not remain independent. Buckeye was not interested in such a transaction at that time because it desired to learn more about Aspen and any possible risks associated with a complete purchase or other transaction and corporate integration of the companies.

    By February, 1994, Buckeye had become a division of Brooks and Brooks had engaged Bruml Capital Corporation to evaluate Aspen for a possible combination of Aspen and Brooks.

    After studying Aspen and its business, Bruml Capital Corporation reported that its valuation of Aspen would be negatively impacted by Aspen's lack of earnings history and that it could not give Aspen full value for the possible benefits of its strategic alliance with Buckeye until such benefits were actually realized. These benefits were projected to include strengthening Aspen's balance sheet through sale of its building, excess inventory and other assets and paying off its debt and making Aspen's operations more efficient through personnel and expense reductions and utilization of Buckeye's manufacturing capabilities.

    After many of these benefits were actually realized, and the possible benefits of a business combination became more apparent, Pubco engaged Bruml Capital Corporation in May, 1995 to evaluate Pubco, Brooks and Aspen and provide relative values of these companies for use in a proposed business combination. See "The Transactions - Pubco's Reasons for the Transactions" and "The Transactions - Aspen's Reasons for the Sale and Liquidation."

    The terms of the Transactions were not the subject of negotiation among Pubco, Brooks and Aspen. Pubco relied on Bruml Capital Corporation to set the values of each of the three companies and the Board proposed the terms of the Transactions based upon Bruml Capital's evaluation. In approving the Transactions, each of Brooks and Aspen is relying on its financial advisor's opinion as to the fairness of the Transactions. See "Special Consideration", "The Transactions - Pubco Board of Directors Fairness Determination", "The Transactions - Aspen Board of Directors Fairness Determination", "The Transactions - Brooks Board of Directors Fairness Determination" and "The Transactions - Opinions of Financial Advisors."

                               14.

Pubco's Reasons for the Transactions

    When considering the merits of business combinations with Brooks and Aspen, the Board of Directors of Pubco considered the following, among other things, as the most important reasons: (i) the possible reduction in costs and other efficiencies to be realized by more fully combining the operations of Aspen and Brooks' Buckeye Business Products division;
(ii) the compatibility of the respective businesses of Aspen and Buckeye;
(iii) the opportunity for the current Pubco stockholders to participate in a larger company having greater combined resources and a more simplified ownership and capital structure; and (iv) the cost efficiencies to be realized by combining three publicly-held companies into one.

    Pubco estimates annual cost savings of approximately $200,000 following the consummation of the Transactions for audit and tax return preparation fees, NASDAQ fees, securities manual fees, director fees, personnel costs and other items.

Material Considered by Pubco Board

    In considering the Transactions, the directors of Pubco considered the following material:

    1. A Valuation Analysis by Bruml Capital Corporation analyzing the values of Aspen, Brooks and Pubco, including the separate values of Buckeye, Allied, Aspen and all non-operating assets and liabilities;

    2. The historical consolidated financial statements of Aspen, Brooks and Pubco;

    3.   Separate historical financial information of Allied and Buckeye;

    4. The Pro Forma financial information contained elsewhere in this Proxy Statement-Information Statement/Prospectus;

    5. The respective market prices per share of Aspen Common Stock, Brooks Common Stock and Pubco Common Stock;

    6. The relative book values per share of Aspen shares, Brooks shares and Pubco shares; and

    7.   Projected operating results of Aspen, Allied and Buckeye.

Pubco Board of Directors Fairness Determination

    The directors of Pubco, in reaching their determination that the Transactions are fair to the stockholders of Pubco, considered the following factors:

    1. The fact that the relative values of Pubco (and Pubco shares) and Aspen (and Aspen shares) as determined by Bruml Capital Corporation was the basis for establishing the amount of Pubco stock to be issued in the Sale and Liquidation;



                               15.

    2. The fact that the market value of the Pubco stock to be received by Brooks stockholders approximates the market value of the Brooks stock held by such stockholders and that the market value of the Pubco stock to be received by Aspen stockholders approximates the market value of the Aspen stock held by such stockholders (plus, as of the date prior to announcing the Transactions, a premium);

    3. The fact that Pubco would not proceed with the Transactions without receipt of an opinion of the financial advisor the Board selected (Bruml Capital Corporation) stating that the terms of the Transactions are fair to the stockholders of Pubco from a financial point of view; and

    4. The potential benefits to Pubco from the Transactions as set forth in "Pubco's Reasons for the Transactions" above.

    The Pubco directors found it impractical to, and did not, quantify or otherwise assign specific relative weights to the specific factors considered in reaching its determination, although on balance, regarding the Aspen Sale and Liquidation, it viewed the matters set forth in 1 and 3 above as the most important positive factors and the matters set forth in 2 and 4 above as other positive factors and regarding the Brooks Merger, it viewed the matters set forth in 2, 3 and 4 above as the most important positive factors.

    The reason that the Pubco board viewed the matters set forth in 1 and 3 above as the most important positive factors in its fairness determination for the Aspen Transaction and 3 above as an important factor for the Brooks Merger relates to the scope of Bruml Capital's engagement. After determining that there were several reasons for the Transactions, but prior to establishing any proposed terms of the Transactions, the Pubco board engaged Bruml Capital to do a detailed valuation analysis of Pubco, Brooks and Aspen. Bruml Capital issued such a valuation analysis in October, 1995 in which it determined that the value of each Pubco share was between $8.72 and $12.10 ($10.48 as the "middle" value), that Brooks Common Stock had no intrinsic value and that the value of each Aspen share was between $1.48 and $1.53 ($1.50 as the "middle" value).

    In determining these values, Bruml Capital established a value for Buckeye of approximately $15,000,000 to $19,000,000 based on the capitalization of income, discounted cash flow and market comparable methodologies. Bruml Capital used capitalization rates of between 14% and 16% in its capitalization of income analysis, resulting in a value for Buckeye of between approximately $15,190,000 and $17,350,000 using this methodology. Bruml Capital used discount rates of between 14% and 16% in its discounted cash flow analysis, resulting in a value for Buckeye of between approximately $15,540,000 and $17,650,000 using this methodology. Bruml Capital valued Buckeye at between $13,820,000 and $22,750,000 using the market comparable valuation methodology. This analysis started with the EBIT multiple valuations and price earnings valuations given to a number of publicly-traded manufacturers of business forms and supplies, office products, ribbons and toner. Bruml Capital




                               16.

adjusted these multiples downward by 40% based on comparability resulting in a range of adjusted EBIT multiples of 4.68 to 7.86 and a range of adjusted P/E ratios of 7.32 to 11.88. This adjusted EBIT multiple range was applied to Buckeye's trailing 12 months ending June 30, 1995 EBIT and the adjusted P/E ratio range was applied to Buckeye's net income for the 12 months ending June 30, 1995.

    The averages of the results of applying the three methodologies at the low, middle and high for each methodology resulted in the $15,000,000 to $19,000,000 range of values for Buckeye described above.

    Bruml Capital established a value for Allied in October, 1995 of between $4,000,000 and $5,000,000 based on the capitalization of income, discounted cash flow and market comparable methodologies. It used capitalization rates of between 14% and 16% in its capitalization of income analysis, resulting in a value for Allied of approximately $3,950,000 and $4,520,000 using this methodology. Bruml Capital used discount rates of between 14% and 16% in its discounted cash flow analysis, resulting in a value for Allied of between approximately $4,730,000 and $5,670,000 using this methodology. Bruml Capital also valued Allied using the market comparable valuation methodology. This analysis applied a range of multiples of 6.2 to 8.3 derived from the market value of publicly traded firms in the industry to Allied's planned 1995 operating profit. This methodology resulted in a range of values of between approximately $3,170,000 and $4,750,000 after subtracting $1,500,000 of normalized debt.

    The averages of the results of applying the three methodologies at the low, middle and high for each methodology resulted in the $4,000,000 to $5,000,000 range of values for Allied described above. Brooks' proportionate share of this value based upon its investment in Allied was included in the overall Brooks valuation.

    Bruml Capital established a value of Aspen of between $5,920,000 and $6,085,000 by adding Aspen's cash and equivalents to values resulting from applying the discounted cash flow and market balance sheet methodologies. It used discount rates of between 13% and 15% in its discounted cash flow analysis resulting in a value for the Aspen business of between $1,625,000 and $1,731,000 using this methodology. In the market value balance sheet analysis, Bruml Capital estimated the value of Aspen's net assets other than cash and equivalents at between $1,191,000 and $1,415,000.

    The averages of the results of applying the two methodologies at the low, middle and high for each methodology was added to the amount of Aspen's cash and equivalents, resulting in the $5,920,000 to $6,085,000 range of values for Aspen described above. Brooks' proportionate share of this value based upon its investment in Aspen was included in the overall Brooks valuation.

    Bruml Capital valued Brooks' tradename licensing income arrangements at between approximately $2,150,000 and $2,870,000 by applying discount rates of between 10% and 17.5% to projected future royalties.




                               17.

    Other assets owned by Brooks and Pubco such as cash and marketable securities not otherwise provided for above were valued at actual amounts, remaining retail house charge receivables at projected collectable amounts and real estate based on offers received, option rights of the tenant and the like, less liabilities associated with these non-operating assets.

    Inasmuch as Bruml Capital's value calculations were made on an after tax basis, Bruml Capital included in its Pubco and Brooks valuations a value for the federal income tax net operating loss carryforward. The range of net present values for this item was between approximately $6,480,000 and $7,820,000 derived by applying discount rates of 12.5% to 17.5% to projected tax savings.

    In its Pubco and Brooks valuations, Bruml Capital also provided for administrative expenses not otherwise accounted for in its analysis by applying discount rates of 10% to 15% to projected expenses. This resulted in a deduction in the Brooks valuation of between $7,840,000 and $11,502,000 and an additional deduction in the Pubco valuation of between approximately $1,330,000 and $1,950,000.

    Based on the foregoing, Bruml Capital established a net business value of Brooks of between approximately $36,640,000 and $47,000,000. Given that the face value and unpaid dividends on Brooks Preferred Stock exceeded these amounts, Bruml Capital found that there was no intrinsic value to the Brooks Common Stock.

    Based on the foregoing, including Pubco's ownership of the Brooks Preferred Stock, Bruml Capital established a net business value of Pubco of between approximately $37,210,000 and $48,900,000 or $8.72 to $12.10 per share.

    Based on its valuation of Aspen described above at $5,920,000 to $6,085,000, Bruml Capital valued Aspen at between $1.48 and $1.53 per share.

    Based upon Bruml Capital's Valuation Report and the relative values reflected therein, Pubco proposed the Merger in which Brooks stockholders would receive 1 share of Pubco Common Stock for each 6 shares of Brooks Common Stock. Although Bruml Capital had found that Brooks Common Stock had no intrinsic value, Bruml Capital acknowledged that giving value to Brooks' stockholders of 1 Pubco share for each 5 to 7 Brooks shares would not be materially dilutive to Pubco stockholders and is a realistic cost to consummate the Merger. The lack of Common Stockholders equity and an intrinsic value to Brooks Common Stock results in Pubco recognizing $466,000 of goodwill as a result of the Merger and there is, therefore, no equity dilution to Pubco stockholders as a result of the Merger. Proceeding with the Merger dilutes Net Income from Continuing Operations Per Common Share of Pubco for 1995 on a pro forma basis by $.03 per share ($.89 historical and $.86 pro forma). See Note 1 and Note 4 to "Pro Forma Condensed Consolidated Financial Information (Unaudited) of Pubco."






                               18.

The Pubco Board determined to proceed with the Brooks Merger because that was the only way to achieve the benefits described above in "Pubco's Reasons for the Transactions." The Board made the proposal to Brooks on the 1 share for 6 shares basis because that was within the range deemed not materially dilutive by Bruml Capital. In addition, given that the market was placing a value on Brooks Common Stock, it was unlikely that the Brooks Board and financial advisor would find any transaction to be fair that did not also provide a comparable market value for the Brooks stockholders.

    Based upon Bruml Capital Corporation's Valuation Report and the "middle" values it showed for Pubco stock ($10.48) and Aspen stock ($1.50), Pubco proposed the Sale and Liquidation at the exact 1 for 7 ratio of the two values.

    In January, 1996, Bruml Capital supplemented its Valuation Report, updating its range of values for Pubco Common Stock to $9.88 to $13.50 per share ($11.76 as the "middle" value), its range of values for Brooks Common Stock to 0 to $.37 per share and its range of values for Aspen Common Stock to $1.58 to $1.62 per share ($1.60 as the "middle" value).

The changes reflected therein included increases in liquid asset balances at Aspen and Brooks, the increase in Brooks' ownership of Aspen and a change to one of Brooks' trademark licensing arrangements.


Aspen's Reasons for the Sale and Liquidation

    When considering the merits of a business combination with Pubco and Brooks, the Board of Directors of Aspen considered the following, among other things, as the most important reasons: (i) the need to continue to strengthen Aspen's relationship with its strategic partner, Buckeye, given the continuing deterioration in Aspen's sales; (ii) the possible reduction in costs and other efficiencies to be realized by more fully combining the operations of Aspen and Buckeye; (iii) the compatibility of the respective businesses of Aspen and Buckeye; (iv) the opportunity for current stockholders to participate in a larger, more diversified company having greater combined resources; and (v) the lower costs of public company maintenance on a proportionate basis relative to total assets and total sales.

    Inasmuch as the proposal made to it was for the Sale and Liquidation and not any other transaction, and the stockholders were not likely to approve any other transaction, the Aspen Board considered approving the Sale and Liquidation or not approving it and remaining independent, but no other alternative.











                               19.

Material Considered by Aspen Board

    In considering the Sale and Liquidation, the directors of Aspen considered the following material:

    1. The historical consolidated financial statements of Aspen, Brooks and Pubco;

    2.   Separate historical financial information of Allied and Buckeye;

    3. The Pro Forma financial information contained elsewhere in this Proxy Statement-Information Statement/Prospectus;

    4. The respective market prices per share of Aspen Common Stock, Brooks Common Stock and Pubco Common Stock;

    5. The relative book values per share of Aspen shares, Brooks shares and Pubco shares; and

    6.   Projected operating results of Aspen, Allied and Buckeye.


Aspen Board of Directors Fairness Determination

    The directors of Aspen, in reaching their determination that the Sale and Liquidation is fair to the stockholders of Aspen, considered the following factors:

    1. The fact that Aspen would not proceed with the Sale and Liquidation without receipt of an opinion of the financial advisor the Board selected (Maxus Consultants, Inc.) stating that the terms of the Sale and Liquidation are fair to the stockholders of Aspen from a financial point of view;

    2. The potential benefits to Aspen stockholders from the Sale and Liquidation as set forth in "Aspen's Reasons for the Sale and Liquidation" above; and

    3. The fact that as of the day prior to the announcement of the possible Transactions, the market value of the Pubco stock to be received by Aspen stockholders was at least equal to the market value of the Aspen stock held by such stockholders (and, in fact, as of that date, provided a premium to the Aspen stockholders).

The Aspen directors found it impractical to, and did not, quantify or otherwise assign specific relative weights to the specific factors considered.

Brooks' Reasons for the Transactions

    When considering the merits of business combinations with Aspen and Pubco, the Board of Directors of Brooks considered the following, among




                               20.

other reasons, as the most important reasons: (i) the possible reduction in costs and other efficiencies to be realized by more fully combining the operations of Brooks' Buckeye division and Aspen; (ii) the compatibility of the respective businesses of Buckeye and Aspen; (iii) the opportunity for the current stockholders to participate in a larger company having greater combined resources and a more simplified ownership and capital structure, and (iv) the cost efficiencies to be realized by combining the two publicly-held companies (Brooks and Aspen) into one.


Material Considered by Brooks Board

    In considering the Transactions, the directors of Brooks considered the following material:

    1. The historical consolidated financial statements of Aspen, Brooks and Pubco;

    2.   Separate historical financial information of Allied and Buckeye;

    3. The Pro Forma financial information contained elsewhere in this Proxy Statement-Information Statement/Prospectus;

    4. The respective market prices per share of Aspen Common Stock, Brooks Common Stock and Pubco Common Stock;

    5. The relative book values per share of Aspen shares, Brooks shares and Pubco shares; and

    6.   Projected operating results of Aspen, Allied and Buckeye.


Brooks Board of Directors Fairness Determination

    The directors of Brooks, in reaching their determination that the Merger is fair to the stockholders of Brooks, considered the following factors:

    1. The fact that Brooks would not proceed with the Merger without receipt of an opinion of the financial advisor the Board selected (Loveman-Curtiss, Inc.) stating that the terms of the Merger are fair to the stockholders of Brooks from a financial point of view;

    2. The potential benefits to Brooks stockholders from the Merger as set forth in "Brooks' Reasons for the Transactions" above; and

    3. The fact that the market value of the Pubco stock to be received by Brooks stockholders approximates the market value of the Brooks stock held by such stockholders.

    The Brooks directors found it impractical to, and did not, quantify or otherwise assign specific relative weights to the specific factors considered.



                               21.

Opinions of Financial Advisors

    The Aspen Board of Directors engaged Maxus Consultants, Inc. as its financial advisor in connection with the Sale and Liquidation.

    In addition to financial advisory work, Maxus Consultants, Inc. is part of the Maxus Investment Group, an investment management company founded over 20 years ago. The Maxus Investment Group includes a venture capital fund investing in both private and small cap public companies as well as three proprietary mutual funds and private portfolio management.

    On May 1, 1996, Maxus Consultants, Inc. rendered its opinion to the Aspen Board of Directors that the consideration of one share of Pubco for each seven shares of Aspen is fair to the stockholders of Aspen. A copy of the opinion is set forth as Appendix C to this Proxy Statement/Information Statement-Prospectus. In arriving at its opinion, Maxus Consultants, Inc. considered a number of matters including SEC filings as well as the pro forma financial and other information contained in this Proxy Statement/Information Statement-Prospectus, the valuation analysis prepared for Pubco by Bruml Capital Corporation and the opportunity to meet with management and discuss financial results and prospects.

    The entire Maxus Consultants, Inc. report is summarized above. Maxus Consultants, Inc. was not required to and did not provide to the Board of Directors of Aspen a detailed analysis of each component of value of Aspen and Pubco and its specific methodology and computations used. The Aspen Board engaged Maxus Consultants, Inc. based on its expertise and experience and is relying on the conclusions stated by Maxus Consultants, Inc. and not on its specific methodology or a report containing its detailed analysis.

    Maxus Consultants, Inc. had no prior investment banking relationship with Aspen, Brooks or Pubco, except for financial advisory services rendered to Brooks in connection with the acquisition of Allied and in connection with a possible acquisition that did not occur. In addition, a deferred compensation trust benefiting Mr. Kanner and an investment partnership formed by the Maxus Investment Group and in which its principals are participants are both investors in an operating business. The deferred compensation trust owns a 25% interest in, and the Maxus partnership owns a 20% interest in, a limited liability company that itself is a 40% owner of and lender to the operating business. The limited liability company was formed solely for this investment. The Aspen Board of Directors was fully aware of these relationships at the time it engaged Maxus Consultants and when the Board approved the Sale and Liquidation.

    In connection with its engagement to render an opinion to the Aspen Board of Directors, Maxus Consultants, Inc. will be paid a fee of $15,000, no portion of which was related to the outcome of its evaluation of the Transactions or the opinion it rendered.

    The Brooks Board of Directors engaged Loveman-Curtiss, Inc. as its financial advisor in connection with the Merger.



                               22.

    Loveman-Curtiss, Inc. values businesses and advises on strategic transactions. It was founded in 1986 and has rendered over 200 valuation opinions since then. It has advised buyers and sellers on transactions, financings, recapitalizations and buyouts. The principal of Loveman-Curtiss, Inc. who handled the Brooks engagement, Rand M. Curtiss, holds the designation of Certified Business Appraiser from the Institute of Business Appraisers and is a candidate member of The American Society of Appraisers.

    On April 30, 1996, Loveman-Curtiss, Inc. rendered its opinion to the Common Stock Shareholders and Board of Directors of Brooks that the Merger is fair from a financial point of view to the Common Stockholders of Brooks. The opinion concludes that the Merger offers holders of Brooks Common Stock a premium over and above the intrinsic value of their shares. It also states that the Merger may also provide other real but non-quantifiable benefits to the Brooks stockholders which will increase their upside potential and reduce their downside risk. A copy of the opinion is set forth as Appendix D to this Proxy Statement/Information Statement-Prospectus.

    The opinion states that Loveman-Curtiss, Inc. reviewed SEC filings as well as other information and noted the transformation of Brooks' business during the past few years. The financial advisor assessed Brooks' ownership and capital structure, present financial condition and the trading market for Brooks Common Stock. Loveman-Curtiss, Inc. also states in its opinion that it reviewed in detail the valuation analysis prepared for Pubco by Bruml Capital Corporation. Loveman-Curtiss, Inc. did not appraise the assets or businesses of Pubco, Brooks or Aspen as such. Rather, it analyzed the proposed terms of the Merger as set forth by Bruml Capital Corporation and proposed by Pubco through review of extensive material including the Bruml Capital Corporation Valuation Report.

    Loveman-Curtiss, Inc. reported supplementally that it used the fair market value standard for purposes of evaluating the Merger and that it assumed a "financial" rather than a "strategic" buyer. It reported that the value of Brooks' preferred stock exceeds Brooks' book value so that there is no intrinsic value attributable to the Brooks Common Stock. Loveman-Curtiss, Inc. also noted that, based on relative market values, the Merger is fair to Brooks stockholders.

    Loveman-Curtiss, Inc. reported supplementally that the "real but non-quantifiable benefits" to the Brooks stockholders referred to in its opinion include the market for Pubco stock being deeper and more liquid than the market for Brooks stock, the administrative cost savings likely to result from the Merger, possible greater coverage by the financial community after the Merger and that, after the Merger, current Brooks stockholders will have equity in a company with greater revenues, earnings, resources and diversification.








                               23.

    The entire Loveman-Curtiss, Inc. report is summarized above. Loveman-Curtiss, Inc. was not required to and did not provide to the Board of Directors of Brooks a detailed analysis of each component of value of Pubco and Brooks and its specific methodology and computations used. The Board engaged Loveman-Curtiss, Inc. based on its expertise and experience and is relying on the conclusions stated by Loveman-Curtiss, Inc. and not on its specific methodology or a report containing its detailed analysis.

    Loveman-Curtiss, Inc. had no prior investment banking relationship with Aspen, Brooks or Pubco.

    In connection with its engagement to render an opinion to the Brooks Board of Directors, Loveman-Curtiss, Inc. was paid a fee of $7,500, no portion of which was related to the outcome of its evaluation of the Transactions or the opinion it rendered.

    The Pubco Board of Directors engaged Bruml Capital Corporation as its financial advisor in connection with the Transactions. Bruml Capital Corporation is a specialized investment banking firm offering investment banking and financial advisory services and manages a pool of capital.

    On May 7, 1996, Bruml Capital Corporation rendered its opinion to the Pubco Board of Directors that the consideration to be provided by Pubco to the Brooks and Aspen shareholders pursuant to the Merger Agreement and the Sale Agreement is fair to the shareholders of Pubco from a financial point of view. A copy of the opinion is set forth as Appendix E to this Proxy Statement/Information Statement-Prospectus. In arriving at its opinion, Bruml Capital Corporation considered a number of factors. See "The Transactions-Pubco Board of Directors Fairness Determination."

    Bruml Capital Corporation had previously provided financial advisory services to Pubco in connection with the business combination with Buckeye for Pubco stock as of January 1, 1994 and the exchange of the Buckeye business to Brooks for Brooks stock and was engaged by Brooks in February, 1994 to evaluate a possible combination of Aspen and Brooks. A deferred compensation trust benefiting Mr. Kanner is a limited partner with a 12.7% interest in a business in which principals of Bruml Capital Corporation are indirect minority investors. Mr. Kanner and one principal of Bruml Capital Corporation are members of the five person management committee of such business. The deferred compensation trust has also made a financial commitment as a 12.5% limited partner in a currently unfunded private investment partnership that has made no investments to date and that includes Bruml Capital Corporation as the general partner. Mr. Kanner serves on the five person investment committee of the private investment partnership. The Pubco Board of Directors was fully aware of these relationships at the time it engaged Bruml Capital Corporation and when it approved the transactions.

    In connection with its engagement to evaluate in detail the values of Pubco, Brooks and Aspen and to render an opinion to the Pubco Board of Directors, Bruml Capital Corporation will be paid a fee of $38,000, no portion of which was related to the outcome of its evaluation of the Transactions or the opinion it rendered.



                               24.

Increase in Pubco Authorized Capital Stock

    The authorized capital of Pubco includes 3,500,000 shares of Pubco Common Stock of which 2,904,697 were issued and outstanding at December 31, 1995. At the Pubco Special Meeting, Pubco stockholders will consider a proposal to increase the number of authorized shares of Pubco Common Stock to 5,000,000. The reason for the increase is to have available enough shares of Common Stock to issue to Aspen pursuant to the Sale Agreement, to issue to stockholders of Brooks in the Merger and to issue to holders of Pubco Class B Stock, which is convertible into Pubco Common Stock on a share for share basis. The additional shares of Pubco Common Stock would also be available for issuance by Pubco's Board of Directors without further action of the stockholders in connection with (i) employee and officer benefit plans and arrangements and (ii) possible acquisitions, although no specific acquisition is pending other than the Transactions.

Recommendations of the Boards of Directors

    The Board of Directors of Aspen unanimously recommends that the Aspen stockholders vote FOR the approval and adoption of the Sale and Liquidation.

    In considering such recommendation, Aspen stockholders should note that four of the five Aspen directors are associated with Pubco.

    The Board of Directors of Brooks unanimously recommends that the Brooks stockholders vote FOR the approval and adoption of the Merger Agreement.

    In considering such recommendation, Brooks stockholders should note that all of the Brooks directors are also directors of Pubco.

    The Board of Directors of Pubco unanimously recommends that the Pubco stockholders vote FOR the increase in authorized capital, FOR the approval and adoption of the Merger Agreement and FOR the approval of the Transaction with Aspen.

    In considering such recommendation, Pubco stockholders should note that all of the Pubco directors are also directors of Brooks and two of the Pubco directors are also directors of Aspen.

    See "Special Consideration."

Description of Pubco Capital Stock

    The authorized capital stock of Pubco consists of 3,500,000 shares of Common Stock having a par value of $.01 per share, 2,000,000 shares of Class B Stock having a par value of $.01 per share, 2,000,000 shares of preferred stock having a par value $.01 per share (the "Pubco Preferred Stock"), and 20,000 shares of Convertible Preferred Stock having a par value of $1.00 per share. As of December 31, 1995, 2,904,697 shares of Pubco Common Stock, 557,030 shares of Pubco Class B Stock and 70,000 shares of Pubco Preferred Stock designated as Series A (with a liquidation preference of $7,000,000) were issued and outstanding.


                               25.

    Subject to the provisions of the Certificate of Incorporation and the By-laws of Pubco and of the statutes of the State of Delaware relating to the fixing of a record date and other matters, the holders of Pubco Common Stock are entitled to one vote and the holders of Pubco Class B Stock are entitled to 10 votes for each share of Pubco Common Stock and Class B Stock held by them, respectively, for the election of directors and for all other purposes.

    Subject to the express terms of any Pubco Preferred Stock, cash dividends may be paid on Pubco Common Stock and Class B Stock out of any funds lawfully available for dividends under the laws of the State of Delaware, if, when, and as declared by the Board of Directors of Pubco in its discretion. In the event any cash dividend is paid on the Common Stock, a cash dividend will also be paid on the Class B Stock in an amount per share equal to 90% of the amount paid on each share of Common Stock; in the event any cash dividend is paid on the Class B Stock, a cash dividend will also be paid on the Common Stock in an amount per share equal to 111.11% of the amount paid on each share of Class B Stock.

    In the event of liquidation, dissolution or winding up of Pubco, whether voluntary or involuntary, after there shall have been paid or set apart for the holders of shares of the Pubco Preferred Stock and Convertible Preferred Stock, the full preferential amounts to which they are entitled, the holders of Pubco Common Stock and Class B Stock will be entitled to receive, pro rata, the assets of Pubco remaining for distribution to its stockholders. The holders of Pubco Series A Preferred Stock are entitled to a liquidation preference equal to the face value thereof and any unpaid cumulative dividends thereon.

    Holders of Pubco Common Stock and Class B Stock do not have preemptive or cumulative voting rights. All the issued and outstanding shares of Pubco Common Stock and Class B Stock are fully paid and nonassessable.

    The Board of Directors, without further action by the stockholders, is authorized to issue shares of the Pubco Preferred Stock in one or more series and to fix as to any such series the designations, classifications, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption. Issuances of Pubco Preferred Stock or Convertible Preferred Stock may limit the rights of holder of Pubco Common Stock.

    The transfer agent and registrar for Pubco Common Stock and Class B Stock is American Stock Transfer & Trust Company, New York, New York.

Pubco Preferred Stock

    As of December 31, 1995, the outstanding shares of Pubco Series A Preferred Stock were entitled to an aggregate liquidation preference of $7,000,000 with no cumulative dividend arrearage.






                               26.

Accounting Treatment of the Transactions

    The Transactions will be accounted for under the purchase method of accounting. See "Pro Forma Condensed Consolidated Financial Information (Unaudited) of Pubco".


Federal Income Tax Consequences

    The following discussion relates to certain Federal income tax consequences of the Transactions. THE PRECISE FEDERAL, STATE AND LOCAL EFFECT ON THE STOCKHOLDERS MAY VARY DEPENDING ON THE STOCKHOLDER'S RESPECTIVE FACTUAL CIRCUMSTANCES. FOR THESE REASONS, EACH STOCKHOLDER IS STRONGLY URGED TO CONSULT WITH HIS OR HER OWN TAX ADVISOR.

    Aspen, Brooks and Pubco have not sought nor do they plan to seek a tax ruling from the Internal Revenue Service as to the Federal income tax consequences discussed below.

    Ernst & Young LLP, tax adviser to Pubco, Brooks and Aspen, has provided a written opinion, a copy of which is included in Appendix F. The opinion provides, based on certain representations, qualifications and assumptions contained therein, that the material federal income tax consequences of the Merger, under currently applicable law, are as follows:

         1. The merger will constitute a reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986 (the "Code"). Brooks and Pubco will each be a "party to a reorganization" within the meaning of Section 368(b) of the Code.

         2. No gain or loss will be recognized to Pubco, Brooks or their respective shareholders upon the exchange of their Brooks Common Stock solely for the Pubco Common Stock.

         3. The basis of the Pubco Common Stock to be received by the shareholders of Brooks will be the same as the basis of the Brooks Common Stock surrendered in exchange reduced by the amount of cash received and increased by the amount of gain, or decreased by the amount of the loss, recognized on the receipt of cash for any fractional share.

         4. The holding period of the Pubco Common Stock to be received by the shareholders of Brooks will include the holding period of the Brooks Common Stock exchanged therefor, provided that the exchanged stock was held as a capital asset on the date of the exchange.

         5. When cash is received by exchanging shareholders of Brooks in lieu of fractional shares of Pubco Common Stock, the cash will be treated as received by the shareholder of Brooks as a distribution in redemption of the fractional share interest, subject to the provisions and limitations of Section 302 of the Code.





                               27.

    The Ernst & Young LLP opinion provides, based on certain representations, qualifications and assumptions contained therein, that the material federal income tax consequences of the Sale and Liquidation, under currently applicable law, are as follows:

         1. The Sale and Liquidation will constitute a reorganization within the meaning of Section 368(a)(1)(C) of the Code. Pubco, Pubco Sub and Aspen will each be a "party to a reorganization" within the meaning of Section 368(b).

         2. No gain or loss will be recognized by Aspen, Pubco, Pubco Sub or their respective stockholders upon the Sale and Liquidation.

         3. The basis of the Pubco voting Common Stock to be received by the Aspen shareholders will be the same as the basis of the Aspen stock surrendered in exchange therefor.

         4. The holding period of the Pubco voting Common Stock to be received by Aspen shareholders will include the period during which the Aspen stock surrendered in exchange therefor was held, provided the Aspen stock is held as a capital asset on the date of the exchange.

         5. The payment of cash in lieu of fractional share interests in Pubco voting Common Stock will be treated as if the fractional shares were distributed as part of the exchange and then were redeemed by Pubco. These cash payments will be treated as having been received as distributions in full payment in exchange for the stock redeemed as provided in Section 302(a).

             Stockholders are urged to consult with their own tax advisors to determine the particular tax consequences to them, including the application and effect of state, local and other tax laws.


Certificates

    Pursuant to the Merger Agreement, shares of Brooks Common Stock will be deemed to have been converted into shares of Pubco Common Stock as of the Effective Date. At the Effective Date, holders of certificates formerly representing Brooks Common Stock which are so converted into Pubco Common Stock will cease to have any rights as stockholders of Brooks, except as otherwise provided by law, and will be entitled only to exercise the rights of holders of shares of Pubco Common Stock. Brooks stockholders will be asked to exchange their stock certificates for Pubco Common Stock certificates. After the Effective Date, Pubco will mail a letter of transmittal (the "Letter of Transmittal") to stockholders of Brooks for use in submitting their stock certificates in exchange for certificates representing shares of Pubco Common Stock (and cash for fractional shares).

    Stockholders of Brooks should not submit their stock certificates until they have received the Letter of Transmittal.



                               28.

    Upon liquidation of Aspen, Aspen will send to its stockholders certificates for Pubco Common Stock pro rata in the amount to which the stockholder is entitled (along with cash for any fractions of shares) or a Letter of Transmittal to stockholders of Aspen for use in submitting their stock certificates in exchange for certificates representing shares of Pubco Common Stock (and cash for fractional shares).

    Stockholders of Aspen should not submit their stock certificates unless and until they have received the Letter of Transmittal.
















































                               29.

     MARKET FOR ASPEN COMMON STOCK AND RELATED STOCKHOLDER MATTERS


Market Information

    Aspen Common Stock is traded over-the-counter and quoted on NASDAQ Small Cap Market under the symbol ARIB. The following table presents for fiscal year ended June 30, 1994 and fiscal year ended June 30, 1995 the high and low bid prices of Aspen Common Stock as reported by NASDAQ. Quotations are interdealer prices which do not include retail markups, markdowns or commissions and do not necessarily represent actual transactions.


1994                                            High           Low
    First Quarter                             $ 1 5/8        $ 1
    Second Quarter                              1 1/4            7/8
    Third Quarter                               1 5/16         1 1/16
    Fourth Quarter                              1 3/32           3/8
1995
    First Quarter                             $  13/16       $   5/8
    Second Quarter                              1 1/8            5/8
    Third Quarter                                30/32           5/8
    Fourth Quarter                               13/16          11/16


Holders

    There were approximately 500 stockholders of record as of February
23, 1996.


Dividends

    Aspen has not paid cash dividends on its Common Stock and does not anticipate paying dividends on its Common Stock in the foreseeable future.




















                               30.

     MARKET FOR BROOKS COMMON STOCK AND RELATED STOCKHOLDER MATTERS


Market Information

    Brooks Common Stock is traded over-the-counter and quoted on NASDAQ Small Cap Market under the symbol BBKS. The following table presents for 1994 and 1995 the high and low bid prices of Brooks Common Stock as reported by NASDAQ. Quotations are interdealer prices which do not include retail markups, markdowns or commissions and do not necessarily represent actual transactions.


1994                                            High           Low
    First Quarter                             $ 1 5/8        $ 1 5/8
    Second Quarter                              1 5/8          1 3/8
    Third Quarter                               1 5/8          1 3/8
    Fourth Quarter                              1 1/2          1 1/8
1995
    First Quarter                             $ 1 1/8        $ 1
    Second Quarter                              1 1/4          1
    Third Quarter                               1 1/8          1
    Fourth Quarter                              1 1/8            3/4


Holders

    There were approximately 4,100 stockholders of record as of April 19, 1996.


Dividends

    Brooks has not paid dividends on its Common Stock in recent years and does not anticipate paying dividends on its Common Stock in the forseeable future. In addition, no dividends may be paid on the Brooks Common Stock while there is any unpaid dividend on the Brooks Preferred Stock. Subject to the foregoing, the payment of dividends on Common Stock will depend, among other factors, on earnings, capital requirements and the operating and financial condition of Brooks. At December 31, 1995, $13,552,000 of dividends had not been declared or paid on the cumulative Brooks Preferred Stock.















                               31.

   MARKET FOR PUBCO COMMON EQUITY AND RELATED STOCKHOLDER MATTERS


Market Information

    Pubco's Common Stock is traded over-the-counter and quoted on NASDAQ Small Cap Market under the symbol PUBO. The following table presents for 1994 and 1995 the high and low bid prices of Pubco's Common Stock as reported by NASDAQ. Quotations are interdealer prices which do not include retail markups, markdowns or commissions and do not necessarily represent actual transactions.


1994                                            High            Low
    First Quarter                             $ 5 1/2         $ 5
    Second Quarter                              5 1/4           4 3/4
    Third Quarter                               5               4 7/8
    Fourth Quarter                              5 3/4           5
1995
    First Quarter                             $ 5             $ 4 1/2
    Second Quarter                              5               4
    Third Quarter                               5 1/4           4
    Fourth Quarter                              6 1/2           5 1/4


    Transferability of Class B Stock is restricted to certain family members and others who are "Permitted Transferees" (as defined) and accordingly there is no market for Class B Stock. However, Class B Stock is convertible into Common Stock on a share-for-share basis.


Holders

    There were approximately 7,500 holders of Common Stock of record and approximately 400 holders of Class B Stock of record, as of March 1, 1996.


Dividends

    Pubco has never paid cash dividends on its Common Stock and Class B Stock and does not anticipate paying dividends on its Common Stock or Class B Stock in the forseeable future. In addition, no dividends may be paid on the Common Stock or Class B Stock while there is any unpaid dividend arrearage on the Pubco Preferred Stock. As of September 30, 1995, there is no dividend arrearage on the Pubco Preferred Stock. Subject to the foregoing, the payment of dividends will depend, among other factors, on earnings, capital requirements and the operating and financial condition of Pubco.









                               32.

PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION (UNAUDITED) OF
PUBCO


Introduction

    The accompanying unaudited condensed consolidated financial information of Pubco Corporation gives effect to the Merger of Brooks into Pubco, the sale of the net assets of Aspen to Pubco Sub and the liquidation of Aspen (the "Transactions").

    The pro forma balance sheet was prepared as if such Transactions had occurred on December 31, 1995. The pro forma statement of operations was prepared as if such Transactions had occurred at January 1, 1995.

    The pro forma condensed consolidated balance sheet and statement of operations are not necessarily indicative of the consolidated financial position or results of operations as they might have been had the Transactions actually occurred on the dates indicated. The pro forma condensed consolidated balance sheet and statement of operations should be read in conjunction with the financial statements of Aspen, Brooks and Pubco elsewhere in this Proxy Statement/Information Statement-Prospectus beginning on page F-1.


































                               33.

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)
PUBCO CORPORATION AND SUBSIDIARIES

($000's)

                                                              December 31, 1995
                                                 Aspen Imaging
                                       Pubco     International Bobbie Brooks,  Pro Forma   Pro Forma
                                    Corporation      Inc.       Incorporated  Adjustments Consolidated
                                   (As Reported) (As Reported) (As Reported)
ASSETS

CURRENT ASSETS

  Cash and cash equivalents         $  7,919      $  4,359      $  7,878      $ (7,878)(a)  $  7,919
                                                                                (4,359)(b)

  Marketable securities
    and other investments
    available for sale                11,836           560        11,836       (11,836)(a)    11,836
                                                                                  (560)(b)

  Trade receivables                    5,058           542         5,058        (5,058)(a)     5,058
                                                                                  (542)(b)

  Inventories                          7,447           680         7,447        (7,447)(a)     7,447
                                                                                  (680)(b)

  Prepaid expenses and
    other current assets                 756            27           730          (730)(a)       756
                                                                                   (27)(b)

Due from parent                            -             -         2,236        (2,236)(a)         -
                                    ---------     ---------     ---------                   ---------
             TOTAL CURRENT ASSETS     33,016         6,168        35,185                      33,016


PROPERTY AND EQUIPMENT                 8,492         1,078         6,985        (6,985)(a)     8,492
                                                                                (1,078)(b)

INTANGIBLE ASSETS                        676             -           627          (627)(a)     1,142
                                                                                   466 (c)

OTHER ASSETS                           2,920           129         2,210        (2,210)(a)     2,920
                                                                                  (129)(b)
                                    ---------     ---------     ---------     ---------     ---------
                     TOTAL ASSETS   $ 45,104      $  7,375      $ 45,007      $(51,916)     $ 45,570
                                    =========     =========     =========     =========     =========


See accompanying notes.


                               34.

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)
PUBCO CORPORATION AND SUBSIDIARIES
($000's)                                                      December 31, 1995
                                                 Aspen Imaging
                                       Pubco     International Bobbie Brooks,  Pro Forma   Pro Forma
                                    Corporation      Inc.       Incorporated  Adjustments Consolidated
                                   (As Reported) (As Reported) (As Reported)
LIABILITIES AND
  STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
  Accounts payable                  $  4,738      $    351      $  4,733      $ (4,733)(a)  $  4,738
                                                                                  (351)(b)
  Accrued liabilities                  9,287           638         7,642        (7,642)(a)     9,287
                                                                                  (638)(b)
  Loans payable--related party           289             -           289          (289)(a)       289
  Current portion of long-term debt      218             -            58           (58)(a)       218
                                    ---------     ---------     ---------                   ---------
        TOTAL CURRENT LIABILITIES     14,532           989        12,722                      14,532

LONG-TERM DEBT                         2,407             -         1,742        (1,742)(a)     2,407

DEFERRED CREDITS AND
  NONCURRENT LIABILITIES               3,628             -         2,772        (2,772)(a)     3,628

MINORITY INTEREST                      3,022             -         3,022        (3,022)(a)       574
                                                                                (2,448)(d)
STOCKHOLDERS' EQUITY
  Preferred Stock                          1             -             1            (1)(a)         1
  Common Stock                            35             4             5            (5)(a)        41
                                                                                    (4)(b)
                                                                                     1 (c)
                                                                                     5 (d)
  Additional paid in capital          30,082         4,807        52,392       (52,392)(a)    36,928
                                                                                (4,807)(b)
                                                                                   465 (c)
                                                                                 6,381 (d)
  Unrealized gains on
    investments available
    for sale                             801           150           801          (801)(a)       801
                                                                                  (150)(b)
  Retained earnings (deficit)         (9,392)        1,589       (28,450)       28,450 (a)    (9,392)
                                                                                (1,589)(b)
                                    ---------     ---------     ---------                   ---------
                                      21,527         6,550        24,749                      28,379
  Less cost of treasury stock            (12)         (164)            -           164 (b)    (3,950)
                                                                                (3,938)(d)
                                    ---------     ---------     ---------                   ---------
       TOTAL STOCKHOLDERS' EQUITY     21,515         6,386        24,749                      24,429
                                    ---------     ---------     ---------     ---------     ---------
              TOTAL LIABILITIES &
             STOCKHOLDERS' EQUITY   $ 45,104      $  7,375      $ 45,007      $(51,916)     $ 45,570
                                    =========     =========     =========                   =========

See accompanying notes.

                               35.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
PUBCO CORPORATION AND SUBSIDIARIES
($000's)                                              Twelve Months Ended December 31, 1995
                                                    Aspen Imaging
                                          Pubco     International Bobbie Brooks,  Pro Forma   Pro Forma
                                       Corporation     Inc.(*)     Incorporated  Adjustments Consolidated
                                      (As Reported) (As Reported) (As Reported)
Net sales                              $  47,590      $  5,818      $ 47,590      $(47,590)(a)  $  52,260
                                                                                   (1,148)(e)
Cost of sales                             34,844         4,594        34,844       (34,844)(a)     38,141
                                                                                     (149)(c)
                                                                                   (1,148)(e)
                                       ----------     ---------     ---------     ---------     ----------
                   GROSS PROFIT           12,746         1,224        12,746       (12,597)        14,119

Selling, general and
  administrative expenses                  8,835         1,577         7,989        (7,989)(a)     10,412
Depreciation and amortization              1,121            85         1,037        (1,037)(a)      1,237
                                                                                       31 (b)
Interest, net                               (911)         (273)         (998)          998 (a)     (1,184)
                                       ----------     ---------     ---------     ---------     ----------
                                           9,045         1,389         8,028        (7,997)        10,465

Other income (expense), net                  335           (14)          336          (336)(a)        345
                                                                                       24 (d)
                                       ----------     ---------     ---------     ---------     ----------
    INCOME (LOSS) BEFORE INCOME
    TAXES AND MINORITY INTEREST            4,036          (179)        5,054        (4,912)         3,999

Provision (benefit) for income taxes          53          (128)          104          (104)(a)        (75)
Minority interest                             30             -            30           (30)(a)         30
                                       ----------     ---------     ---------     ---------     ----------
              NET INCOME (LOSS)
     FROM CONTINUING OPERATIONS            3,953           (51)        4,920        (4,778)         4,044

Preferred stock dividend requirements        875             -         4,587        (4,587)(a)        875
                                       ----------     ---------     ---------     ---------     ----------
         NET INCOME (LOSS) FROM
          CONTINUING OPERATIONS
                  APPLICABLE TO
            COMMON STOCKHOLDERS        $   3,078      $    (51)     $    333      $   (191)     $   3,169
                                       ==========     =========     =========     =========     ==========
                NET INCOME FROM
          CONTINUING OPERATIONS
               PER COMMON SHARE        $    0.89                                                $    0.84
                                       ==========                                               ==========
        WEIGHTED AVERAGE NUMBER
               OF COMMON SHARES        3,463,387                                                3,759,381
                                       ==========                                               ==========

See accompanying notes.
(*) Aspen's fiscal year ends on June 30. The above income statement for Aspen has been restated to reflect the 12 months ended December 31, 1995 to correspond to Pubco's calendar fiscal year.

                               36.

NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) PUBCO CORPORATION AND SUBSIDIARIES


Note 1--Basis of Presentation

    Prior to the transactions, Pubco owned approximately 90% of Brooks and Brooks owned approximately 62% of Aspen. Therefore, only the portion of the transactions resulting in Pubco acquiring the remaining interests of Brooks and Aspen will be accounted for under the purchase method of accounting. Pubco has estimated the adjustments required to allocate the aggregate purchase price over the book value of the minority shares of Brooks and over the net assets to be acquired of Aspen. Such allocations are subject to final determinations based on independent appraisals and other evaluations of fair value as of the date of the transactions. Therefore, the allocations reflected in the pro forma condensed consolidated financial information may differ from the amounts ultimately determined. Differences between the amounts included herein and the final allocations are not expected to have a material effect on the pro forma financial statements.

Note 2--Pro Forma Condensed Consolidated Balance Sheet Adjustments
        (Unaudited)

    The quoted market value of Pubco Common Stock at December 31, 1995 is used to value the Brooks transaction.

    The $466,000 of goodwill represents the excess of the market value of Pubco Common Stock to be issued for the Brooks minority shares over Pubco book value of the minority interest, which is zero because there is no stockholders' equity available to the Brooks Common stockholders.

    The fair value of Aspen's net assets at December 31, 1995 is used to value the Aspen transaction, because the fair value of the net assets acquired is more clearly evident.






















                               37.

NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) PUBCO CORPORATION AND SUBSIDIARIES


Note 2--Pro Forma Condensed Consolidated Balance Sheet Adjustments (Unaudited)--Continued

The following table describes the allocation of the purchase price to the individual categories of assets and liabilities in the Aspen transaction:

    ($000's)
                                              Fair
                                              Value

    Current assets                          $ 6,169
    Long term assets                            621
    Deferred tax asset (1)                        -
    Current liabilities                        (989)
                                            --------
                                              5,801

      Less basis in investment
        owned prior to transaction            3,354
                                            --------
      Fair value of net assets to be
        exchanged in the transaction        $ 2,447
                                            ========

    (1) Aspen has not generated pretax income in recent years and, therefore, the potential future tax benefits of the deferred tax assets of approximately $500,000, primarily net operating loss carryforwards, may not be realized. Accordingly, a valuation allowance has been provided in the allocation of the purchase price equal to the net deferred tax assets related to these potential future tax benefits.

    Adjustments to the Pro Forma Condensed Consolidated Balance Sheet (Unaudited) were made to:

    (a) Eliminate duplicate Balance Sheet amounts since Brooks is 90% owned by Pubco, and is already consolidated and included in Pubco's Statement above. Also eliminated in a Pubco Brooks Merger is all of the Brooks Preferred Stock which is wholly-owned by Pubco;

    (b) Eliminate duplicate Balance Sheet amounts since Aspen is 62% owned by Pubco (through Brooks), and is already consolidated and included in Pubco's Statement above;

    (c) Issue approximately 77,627 shares of Pubco stock for the Brooks shares held by the Brooks minority stockholders, resulting in the recognition of $466 of goodwill; and

    (d) Aspen sells to Pubco Sub all of its assets, subject to its liabilities, in exchange for approximately 569,822 shares of Pubco stock. Aspen is then liquidated, and treasury stock of approximately 351,455 shares is recorded by Pubco.

                               38.

NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) PUBCO CORPORATION AND SUBSIDIARIES

Note 3--Pro Forma Condensed Consolidated Statement of Operations
        Adjustments (Unaudited)

    Adjustments to the Pro Forma Condensed Consolidated Statement of Operations (Unaudited) were made to:

    (a) Eliminate duplicate Income Statement amounts since Brooks is 90% owned by Pubco, and is already consolidated and included in Pubco's Statements above. The Brooks Preferred Stock Dividend Requirement is also eliminated as part of the Pubco-Brooks Merger;
    (b) Record amortization of goodwill resulting from the Brooks transaction over 15 years;
    (c) Remove depreciation and amortization resulting from the write-down of the fixed assets of Aspen, based on the purchase of an additional 19% ownership of Aspen by Brooks in the fourth quarter of 1995 (and prior to the Aspen transaction);
    (d) Eliminate the equity earnings (loss) adjustments pertaining to Aspen, since all of Aspen will then be owned by Pubco and included in the Pro Forma Combined Statements; and
    (e) Eliminate the intercompany sales and cost of sales attributable to Aspen and Buckeye.

Note 4--Summary Pro Forma Condensed Consolidated Statements and
        Comparative Per Share Data, Assuming That Only One Transaction Is Consummated

    Summary Pro Forma Statement and Comparative Per Share Data is provided here, assuming that only one transaction is consummated. See "The Transactions-Conditions."

    Pubco Corporation and Subsidiaries
    Summary Pro Forma Condensed Consolidated Balance Sheet as of
    December 31, 1995 As If Only the Aspen Sale and Liquidation
    Transactions Were Consummated

    ($000's)

    Current assets                          $ 33,016
    Property and equipment                     8,492
    Other long term assets                     3,596
                                            ---------
                       Total Assets         $ 45,104
                                            =========

    Current liabilities                     $ 14,532
    Long term liabilities                      6,035
    Minority interest                            574
    Stockholders' equity                      23,963
                                            ---------
              Total Liabilities and
              Stockholders' Equity          $ 45,104
                                            =========



                               39.

NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) PUBCO CORPORATION AND SUBSIDIARIES


Note 4--Summary Pro Forma Condensed Consolidated Statements and
        Comparative Per Share Data, Assuming That Only One Transaction Is Consummated--Continued

    Pubco Corporation and Subsidiaries
    Summary Pro Forma Condensed Consolidated Statement of Operations
    As If Only the Aspen Sale and Liquidation Transactions Were Consummated

    ($000's)
                                                Twelve Months Ended
                                                 December 31, 1995

    Net sales                                        $ 52,260
    Gross profit                                       14,119
    Income from continuing operations before
      income taxes and minority interest                4,030
    Net income from continuing operations               4,075
    Net income from continuing operations
      applicable to Common Stockholders                 3,200
    Net income from continuing operations
      per Common Share                               $    .87
    Weighted average number
      of Common Shares                              3,681,754


    Pubco Corporation and Subsidiaries
    Summary Comparative Pro Forma Per Share Data
    As If Only the Aspen Sale and Liquidation Transactions Were Consummated

                                                Twelve Months Ended
                                                 December 31, 1995

    Per Pubco Share:

    Net income from continuing operations
      applicable to Common Stockholders              $    .87

      Cash dividends                                       --

      Book value as of December 31, 1995             $   4.61


    Per Aspen Equivalent Share:

    Net income from continuing operations
      applicable to Common Stockholders              $    .12

      Cash dividends                                       --

      Book value as of December 31, 1995             $    .66




                               40.

NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) PUBCO CORPORATION AND SUBSIDIARIES


Note 4--Summary Pro Forma Condensed Consolidated Statements and
        Comparative Per Share Data, Assuming That Only One Transaction Is Consummated--Continued


    Pubco Corporation and Subsidiaries
    Summary Pro Forma Condensed Consolidated Balance Sheet as of
    December 31, 1995 As If Only the Merger With Brooks Was Consummated

    ($000's)

    Current assets                                   $ 33,016
    Property and equipment                              8,492
    Other long term assets                              4,062
                                                     ---------
                       Total Assets                  $ 45,570
                                                     =========

    Current liabilities                              $ 14,532
    Long term liabilities                               6,035
    Minority interest                                   3,022
    Stockholders' equity                               21,981
                                                     ---------
              Total Liabilities and
               Stockholders' Equity                  $ 45,570
                                                     =========

    Pubco Corporation and Subsidiaries
    Summary Pro Forma Condensed Consolidated Statement of Operations As If Only the Merger With Brooks Was Consummated

    ($000's)
                                                Twelve Months Ended
                                                 December 31, 1995

    Net sales                                        $ 47,590
    Gross profit                                       12,746
    Income from continuing operations before
      income taxes and minority interest                4,005
    Net income from continuing operations               3,922
    Net income from continuing operations
      applicable to Common Stockholders                 3,047
    Net income from continuing operations
      per Common Share                               $    .86
    Weighted average number
      of Common Shares                              3,541,014








                               41.

NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) PUBCO CORPORATION AND SUBSIDIARIES


Note 4--Summary Pro Forma Condensed Consolidated Statements and
        Comparative Per Share Data, Assuming That Only One Transaction Is Consummated--Continued

    Pubco Corporation and Subsidiaries
    Summary Comparative Pro Forma Per Share Data
    As If Only the Merger With Brooks Was Consummated

                                                Twelve Months Ended
                                                 December 31, 1995

    Per Pubco Share:

    Net income from continuing operations
      applicable to Common Stockholders              $    .86

      Cash dividends                                       --

      Book value as of December 31, 1995             $   4.23


    Per Brooks Equivalent Share:

    Net income from continuing operations
      applicable to Common Stockholders              $    .14

      Cash dividends                                       --

      Book value as of December 31, 1995             $    .71
























                               42.

                        SELECTED FINANCIAL DATA OF ASPEN


(All numbers shown in 000's except share data and ratios)



Selected Statement of Operations Data of Aspen



                         Unaudited
                         12 Months
                           Ended
                        December 31                     Years Ended June 30

                            1995          1995       1994       1993       1992       1991
Net Revenues             $  5,818      $  7,270   $ 11,875   $ 13,997   $ 17,127   $ 17,620
Net income (loss)             (51)         (721)    (1,768)    (1,013)    (1,318)        12
Net income (loss)
 per Common Share        $   (.01)     $   (.17)  $   (.43)  $   (.32)  $   (.41)  $    .00
Weighted average
 number of shares       4,080,381     4,168,104  4,159,479  3,192,356  3,192,356  3,480,210

Selected Balance Sheet Data of Aspen


                         Unaudited
                        December 31                          June 30

                            1995          1995       1994       1993       1992       1991
Total Assets             $  7,375      $  7,389   $  8,964   $ 11,568   $ 14,100   $ 14,858
Long-Term Debt                  -             -        852      1,367      1,350      1,854
Stockholders' Equity        6,386         6,290      7,027      7,171      8,184      9,502
Per Common Share         $   1.60      $   1.54   $   1.68   $   2.25   $   2.56   $   2.98
Shares Outstanding
 at year end            3,988,756     4,075,356  4,192,356  3,192,356  3,192,356  3,192,356



    Aspen's fiscal year ends on June 30. The twelve month period ending December 31, 1995 is shown to correspond to Pubco's calendar fiscal year.








                               43.

      MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                   AND RESULTS OF OPERATIONS OF ASPEN


Results of Operations

Comparison of the Three and Six Months Ended December 31, 1995 and 1994

    As reported in Aspen's Form 10-K for the year ended June 30, 1995 and in Aspen's Form 10-Q for the quarter ended September 30, 1995, Aspen reduced its product offerings in order to focus on its traditional ribbon business for impact printers, particularly ribbons for which Aspen has molds, and on its toner products line for laser printers. The reduction in sales and the reduction in inventory levels in the three and six month periods ended December 31, 1995 from the same periods in 1994, are primarily the result of the elimination of unprofitable products from Aspen's product line and a continuing deterioration in the sales of Aspen's core products. In addition, inventory levels are lower at December 31, 1995 compared to December 31, 1994 by approximately $584,000.

    Aspen has reduced its manufacturing overhead to be more in line with its current rate of sales, which is predominantly responsible for the increase in gross profit percentage for the three and six months period compared to the same periods in 1994.

    Aspen reduced its selling, general and administrative costs by approximately $205,000 for the three months and approximately $350,000 for the six months, ended December, 1995, compared to the same periods in 1994, to be more in line with Aspen's current rate of sales. Selling, general and administrative costs for the three months ended December 31, 1995 also represented a decrease of approximately $50,000 from the three months ended September 30, 1995.

    There was no interest expense in the three or six month periods ended December 31, 1995 due to the elimination of debt.


Comparison of the Fiscal Years Ended June 30, 1995 and 1994

    Aspen continues to reduce its product offerings and focus on its traditional ribbon business for impact printers, particularly ribbons for which the company has molds, and on its toner product lines for laser printers. The reduction in sales and the reduction in inventory levels from 1994 to 1995 are primarily the result of the elimination of unprofitable products from the company's product line and a continuing deterioration in the sale of the company's core products.

    Because Aspen no longer required its 85,000 square foot facility in Colorado, the facility was sold during fiscal 1995 for an amount approximating net book value and the proceeds used to retire debt. Cash and cash equivalents, short term investments and marketable securities increased from 1994 to 1995 primarily as the result of the sale of the facility and further reduction in inventory levels. Receivables decreased as a result of the reduction in sales.




                               44.

    Gross profit decreased slightly from 21.5% for the year ended June 30, 1994 to 20.8% for the year ended June 30, 1995 primarily due to the expensing of approximately $144,000 to cost of sales for variances resulting from the underabsorption of overhead. These variances from the company's standard costs were the result of the company's efforts to reduce inventory levels to those more appropriate to its current rate of sales and sales dropping below levels which could fully absorb the company's normal overhead costs. Although the company continues to reduce its cost of sales, underabsorbed overhead will continue until the company achieves sufficient sales to fully absorb overhead.

    Aspen has reduced its ongoing selling, general and administrative costs by $930,000 from 1994 to 1995 in an attempt to bring such costs in line with the company's current rate of sales.

    Interest expense decreased in 1995 due to the elimination of debt.

    In the year ended June 30, 1995, Aspen recorded severence and post employment costs resulting from the elimination of four administrative employees, including the company's former President, who retired in December, 1994, but will continue to receive compensation through 1996.


Comparison of the Fiscal Years Ended June 30, 1994 and 1993

    In July, 1993, Aspen sold Buckeye 1,000,000 newly issued shares of Common Stock for $1.65 per share, aggregate $1,650,000. During the year ended June 30, 1994, the company made decisions to utilize its assets in a more productive manner in an effort to return the company to profitability. As a result of this change in direction, the company eliminated unprofitable products (primarily organic photoconductors - OPC drums) from the company's product lines, sold unused and under-utilized assets, entered into an agreement to sell the company's building, and made further reductions in the company's staffing levels. This resulted in an approximately $1,500,000 charge in the year ended June 30, 1994.

    Aspen's employee levels were reduced from approximately 150 at June 30, 1993 to approximately 45 at June 30, 1994. The company no longer required its approximately 85,000 square foot facility in Colorado, the sale of which was completed in October, 1994, reducing occupancy costs. The company reduced its bank debt to approximately $1,000,000 at June 30, 1994, from approximately $2,800,000 at June 30, 1993. The company increased its cash to approximately $1,785,000 from approximately $110,000 at June 30, 1993. The proceeds from the sale of the building were used to eliminate all outstanding bank debt.

    Although sales were down by over $2,000,000 in the year ended
June 30, 1994 from the year ended June 30, 1993, gross profit percentage increased from 12.5% at June 30, 1993 to 21.5% at June 30, 1994 as a result of the foregoing factors as well as the decrease in research & development costs brought about by the decreased need for research & development in ribbon products.






                               45.

    Selling, general and administrative costs decreased by approximately $340,000 in the year ended June 30, 1994 from the year ended June 30, 1993, as a result of lower staffing levels and decreased sales, but this decrease was offset by the write-off of an uncollectible note receivable of approximately $527,000 due from an insolvent unaffiliated third party.

    Interest expense decreased due to lower debt levels.

Liquidity and Capital Resources

    The investment in Aspen by Buckeye in 1993 allowed the company to utilize its assets in a more productive manner in an effort to return the company to profitability.

    Aspen used Buckeye's investment to eliminate the company's working capital debt and the relationship with Buckeye allowed the company to sell its building, eliminate all long-term debt, and substantially reduce staffing levels. This has resulted in a reduction in the company's losses and cash requirements, notwithstanding the continuing sales deterioration that began several years ago.

    On February 15, 1995, Aspen announced that it would purchase, from time to time in the open market, up to 750,000 shares of its stock. Through February 12, 1996, Aspen has repurchased 203,600 of its shares at an aggregate purchase price of $164,187.

    Aspen's current ratio was 6.2 to 1 at December 31, 1995 compared to
5.4 to 1 at June 30, 1995. The company has approximately $5,000,000 in cash and cash equivalents, marketable securities and other short-term investments and no long-term debt at December 31, 1995. Accordingly, the company believes that its capital resources are more than sufficient to support its current and planned levels of operations and its announced stock repurchase.

    Aspen has not generated pretax income in recent years and, therefore, the potential future tax benefits of the deferred tax assets, primarily net operating loss carryforwards, may not be realized. Accordingly, a valuation allowance has been provided equal to the net deferred tax assets related to these potential future tax benefits, which totaled approximately $500,000 at December 31, 1995. Should the company generate pretax income in future years, the tax benefits of the net operating loss carryforwards and other items will be realized, which will have a positive impact on the future cash flows, liquidity and capital resources of the company.

New Accounting Standards

    In 1995, the Financial Accounting Standards Board issued a new accounting standard effective for 1996 that will be applicable to Aspen. SFAS No. 121-"Accounting for the Impairment of Long-lived Assets and for Long-lived Assets to be Disposed Of", establishes accounting standards for the impairment of long-lived assets, certain identifiable intangibles and goodwill related to those assets to be held and used, and for long-lived assets and certain identifiable intangibles to be disposed of. Aspen has determined the effect upon its adoption to be immaterial to results of operations.


                               46.

                        SELECTED FINANCIAL DATA OF BROOKS

(All numbers shown in 000's except share data and ratios)

Selected Statement of Operations Data of Brooks
                                                       Years Ended December 31
                                        1995        1994        1993        1992        1991
Net Sales (A),(B)                    $ 47,590    $ 46,016    $ 42,084    $ 25,030    $ 26,787
Net income (loss): (A)
Continuing operations                   4,920       4,036       3,207       2,078       1,808
Discontinued operations                 1,100     (17,894)     (2,637)    (11,119)     (2,997)
Net income (loss)                       6,020     (13,858)        570      (9,041)     (1,189)
Net income (loss)
 applicable to Common
 Stockholders (D)                       1,433     (17,713)     (3,190)    (13,163)     (6,339)
Income (loss)
 per share: (A)
Continuing operations (D)            $    .07         .04        (.11)       (.41)      (2.40)
Discontinued operations                   .22       (3.63)       (.54)      (2.26)      (2.15)
Net income (loss)
 per Common Share                    $    .29    $  (3.59)   $   (.65)   $  (2.67)   $  (4.55)
Weighted average
 number of shares                   4,932,400   4,932,400   4,932,400   4,932,400   1,392,400

Selected Balance Sheet Data of Brooks

                                                            December 31

                                        1995        1994        1993        1992        1991
Working Capital Ratio                2.8 to 1    1.4 to 1    1.6 to 1    2.1 to 1    2.2 to 1
Total Assets                         $ 45,007    $ 41,490    $ 67,959    $ 72,532    $ 97,160
Long-Term Debt                          1,742         124       5,177       9,750       7,675
Stockholders' Equity                   24,749      18,578      33,136      36,177      55,971
Common Stockholders' Equity (C)             -           -           -           -       8,530
Per Common Share                     $      -    $      -    $      -    $      -    $   1.73
Shares Outstanding
 at year end (E)                    4,932,400   4,932,400   4,932,400   4,932,400   4,932,400

(A) The information contained in the above table has been restated to give effect to the Buckeye business combination and the discontinuance of the commercial printing segment in 1993 and the discontinuance of the apparel and retail segments in 1994.  Refer to Notes B and C of the Consolidated Financial Statements.
(B) The increase in sales in 1993 is primarily due to the Allied acquisition.
(C) Common Stockholders' Equity and Stockholders' Equity Per Common Share are computed net of the face value of the Series A and B Preferred Stocks, its redemption premium and unpaid cumulative dividends thereon.  If the amounts applicable to preferred stockholders are in excess of Common stockholders' equity, then no value is reflected above.  As discussed in
    Note E of Notes to Consolidated Financial Statements, the unpaid cumulative Preferred Stock dividend was $13,552,000 at December 31, 1995.
(D) Net of Preferred Stock dividend requirements.

                               47.

       MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                   AND RESULTS OF OPERATIONS OF BROOKS



Results of Operations


Comparison of 1995 and 1994

    Brooks has completed its transformation from a company with predominantly retail and apparel operations into a company which manufactures and distributes business to business products. The closure of the company's retail department store chain in 1994 and discontinuance of its apparel manufacturing operations in 1994 have been accounted for as discontinued operations. Income from discontinued operations, net of taxes, for 1995 is the result of actual results being more favorable than anticipated when the accrual was established during 1994.

    The company's continuing operations primarily consist of Buckeye and Allied. Each of these operations is located at the company's manufacturing facility in Cleveland, Ohio.

    The increase in sales from 1994 to 1995 is primarily due to an increase in sales at Allied resulting from the introduction of a grapple product line in late 1994, as well as increased sales of pedestal boom systems and trench shoring equipment.

    The decrease in gross profit percentage in 1995 from 1994 is primarily due to a lower gross profit percentage at Allied. Because Allied purchases components from a German manufacturer, the lower value of the Dollar versus the Deutsche Mark in 1995 compared with 1994 resulted in increased cost of sales and lower gross profits at Allied.

    Lower borrowing levels at Allied and Buckeye in 1995 compared to 1994 resulted in a decrease in interest expense in 1995. The 1995 results of operations include interest income from the proceeds of the discontinued operations. These factors caused the change in net interest from 1994 to 1995. The company will continue to generate interest and other income on its available funds until used to make an acquisition of other operating businesses. While no particular acquisition is pending or has been identified, the company routinely reviews acquisition opportunities.

    The dividend requirements for the two classes of preferred stock adjust annually, in January and August, respectively, based on changes in the prime rate. The increases at those dates in 1995 from 1994 caused the increase in preferred stock dividend requirements.

    Due to the increase in Brooks' ownership of Aspen to approximately 62% at the end of 1995, the company's Consolidated Statement of Operations will include Aspen beginning in 1996. In 1995, 1994 and 1993, the company accounted for Aspen's results of operations using the equity method which were not significant and were included in other income in the company's Consolidated Statements of Operations.




                               48.

Comparison of 1994 and 1993

    All of the financial statement information has been restated to give effect to the business combination with Buckeye and the discontinued operations described below.

    Brooks has completed its transformation from a company with predominantly retail and apparel operations into a company which manufactures and distributes business to business products.

    During 1994, Brooks closed its remaining retail stores and discontinued its apparel manufacturing operations (other than trademark licensing), which apparel manufacturing operations did not represent any material amount of its business. These actions have been accounted for as discontinued operations. Continuing operations primarily consist of Buckeye and Allied. Each of these operations is located at Brooks' manufacturing facility in Cleveland, Ohio.

    Buckeye contributed approximately $23,356,000 of sales and approximately $3,966,000 of pretax income in 1994 and approximately $23,391,000 of sales and approximately $3,729,000 of pretax income in 1993. Without Buckeye's operations, Brooks would have reported a net income from continuing operations of approximately $69,000 in 1994. Had the financial statements included herein not been retroactively restated to include Buckeye, Brooks would have reported net losses from continuing operations of approximately $442,000 in 1993. Therefore, Buckeye has made a positive contribution in each of the years reported.

    Allied's sales increased from 1993 to 1994 primarily because of the inclusion of Allied's operations for the entire 1994 year. The decrease in Allied's income from 1993 to 1994 is primarily the result of a decline in gross margins due to increased sales of lower margin products, unfavorable currency fluctuations which adversely affected raw material cost, and the liquidation of inventory from phased-out product lines.

    The increase in sales from 1993 to 1994 is the result of the inclusion of Allied in the entire 1994 period.

    The change in cost of sales from 1993 to 1994 is predominantly due to the same factors. Gross margins decreased from 1993 to 1994 primarily because Allied's products are sold at lower gross margins than Buckeye's.

    Selling, general and administrative expenses decreased from 1993 to 1994 because of cost reductions at Buckeye.

    As a result of the discontinuance of the retail and apparel businesses in 1994 and the discontinuance of the commercial printing business in 1993, Brooks reported a loss from discontinued operations in each year. Losses from discontinued operations represent the company's best estimate of the costs incurred and to be incurred from the discontinuance of such operations.







                               49.

Liquidity and Capital Resources

    As a result of the increase in Brooks' ownership of Aspen at year-end 1995 from approximately 41% to approximately 62%, the company's consolidated balance sheet at December 31, 1995 includes the accounts of Aspen, whereas the company's consolidated balance sheet at December 31, 1994 accounted for its investment in Aspen using the equity method of accounting.

    At December 31, 1995, the company had almost $20,000,000 of cash, cash equivalents, marketable securities and other short-term investments, including approximately $5,000,000 owned by Aspen, and approximately $1,742,000 of long-term debt.

    Accounts payable and accrued liabilities decreased from December 31, 1994 to December 31, 1995, notwithstanding the consolidation with Aspen at December 31, 1995, primarily as the result of the payment of certain obligations related to the closing of the retail department store chain.

    Although there was stockholders' equity of $24,749,000 at December 31, 1995, the Preferred Stock is entitled to a liquidation preference equal to its $37,605,000 face value, a $544,000 premium in the event Brooks calls the Preferred Stock for redemption and $13,552,000 of unpaid cumulative Preferred Stock dividends. As a result, there is no stockholders' equity available to the Common Stock.

    The company has not consistently generated pretax income and the potential future tax benefits of the deferred tax assets, primarily net operating loss carryforwards, may not be realized. Accordingly, a valuation allowance has been provided equal to the net deferred tax assets related to these potential future tax benefits, which totaled approximately $14,000,000 at December 31, 1995. Should the company generate pretax income in future years, the tax benefits of the net operating loss carryforwards and other items will be realized, which will have a positive impact on the future cash flows, liquidity and capital resources of the company.


New Accounting Standards

    In 1995, the Financial Accounting Standards Board issued a new accounting standard effective for 1996 that will be applicable to the company. SFAS No. 121-"Accounting for the Impairment of Long-lived Assets and for Long-lived Assets to be Disposed Of", establishes accounting standards for the impairment of long-lived assets, certain identifiable intangibles and goodwill related to those assets to be held and used, and for long-lived assets and certain identifiable intangibles to be disposed of. The company has determined the effect upon its adoption to be immaterial to results of operations.









                               50.

                                  SELECTED FINANCIAL DATA OF PUBCO

(All numbers shown in 000's except share data and ratios)

Selected Statement of Operations Data of Pubco
                                       Unaudited
                                  Twelve Months Ended
                                   December 31, 1995                    Years Ended December 31
                                       Pro Forma
                                        1995              1995       1994       1993       1992       1991
Net Sales (A),(B)                    $ 52,260          $ 47,590   $ 46,016   $ 42,084   $ 25,030   $ 26,787
Net income (loss): (A)
Continuing operations                   4,044             3,953      3,380      2,386        925        521
Discontinued
 operations (E)                           N/A             1,100    (13,588)    (2,511)    (8,555)    (1,162)
Net income (loss) (E)                   4,044             5,053    (10,208)      (125)    (7,630)      (641)
Net income (loss)
 applicable to Common
 Stockholders (D) (E)                   3,169             4,178    (10,908)      (825)    (8,365)    (1,621)
Income (loss)
 per share: (A)
Continuing
 operations (D)                      $    .84          $    .89        .77        .49        .05       (.13)
Discontinued operations                   N/A               .32      (3.92)      (.73)     (2.47)      (.34)
Net income (loss)
 per Common Share                    $    .84          $   1.21   $  (3.15)  $   (.24)  $  (2.42)  $   (.47)
Weighted average
 number of shares                   3,759,381         3,463,387  3,463,727  3,463,727  3,463,727  3,463,727

Selected Balance Sheet Data of Pubco
                                      Unaudited
                                     December 31                              December 31
                                      Pro Forma
                                        1995              1995       1994       1993       1992       1991
Working Capital Ratio                2.3 to 1          2.3 to 1   1.3 to 1   1.5 to 1   2.0 to 1   1.8 to 1
Total Assets                         $ 45,570          $ 45,104   $ 42,876   $ 65,945   $ 71,090   $ 94,767
Long-Term Debt                          2,407             2,407        949      6,057     10,695      8,685
Stockholders' Equity                   24,429            21,515     16,548     27,456     31,192     43,575
Common Stockholders' Equity (C)        17,429            14,515      9,548     20,456     24,192     36,575
Per Common Share (C)                 $   4.64          $   4.19   $   2.76   $   5.91   $   6.98   $  10.56
Shares Outstanding
 at year end (E)                    3,757,721         3,461,727  3,463,727  3,463,727  3,463,727  3,463,727

(A) The information contained in the above table has been restated to give effect to the Buckeye business combination and the discontinuance of the commercial printing segment in 1993 and the discontinuance of the apparel and retail segments in 1994.  Refer to Notes B and C of the Consolidated Financial Statements.
(B) The increase in sales in 1993 is primarily due to the Allied acquisition.
(C) Common Stockholders' Equity and Stockholders' Equity Per Common Share are computed net of the face value of Preferred Stock.
(D) Net of Preferred Stock dividend requirements.
(E) Pro forma net income (loss) and Pro forma net income (loss) applicable to Common Stockholders are calculated without regard to discontinued operations.

                               51.

       MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                   AND RESULTS OF OPERATIONS OF PUBCO



Results of Operations

Comparison of 1995 and 1994

    The company has completed its transformation from a company with predominantly retail and apparel operations into a company which manufactures and distributes business to business products. The closure of the company's retail department store chain in 1994 and discontinuance of its apparel manufacturing operations in 1994 have been accounted for as discontinued operations. Income from discontinued operations, net of taxes, for 1995 is the result of actual results being more favorable than anticipated when the accrual was established during 1994.

    The company's continuing operations primarily consist of Buckeye and Allied. Each of these operations is located at the company's manufacturing facility in Cleveland, Ohio.

    The increase in sales from 1994 to 1995 is primarily due to an increase in sales at Allied resulting from the introduction of a grapple product line in late 1994, as well as increased sales of pedestal boom systems and trench shoring equipment.

    The decrease in gross profit percentage in 1995 from 1994 is primarily due to a lower gross profit percentage at Allied. Because Allied purchases components from a German manufacturer, the lower value of the Dollar versus the Deutsche Mark in 1995 compared with 1994 resulted in increased cost of sales and lower gross profits at Allied.

    Lower borrowing levels at Allied and Buckeye in 1995 compared to 1994 resulted in a decrease in interest expense in 1995. The 1995 results of operations include interest income from the proceeds of the discontinued operations. These factors caused the change in net interest from 1994 to 1995. The company will continue to generate interest and other income on its available funds until used to make an acquisition of other operating businesses. While no particular acquisition is pending or has been identified, the company routinely reviews acquisition opportunities.

    The dividend requirements for the preferred stock adjust annually, in January, based on changes in the prime rate. The increase at January, 1995 caused the increase in preferred stock dividend requirements.

    Due to the increase in Brooks' ownership of Aspen to approximately 62% at the end of 1995, the company's Consolidated Statement of Operations will include Aspen beginning in 1996. In 1995, 1994 and 1993, the company accounted for Aspen's results of operations using the equity method which were not significant and were included in other income in the company's Consolidated Statements of Operations.






                               52.

Comparison of 1994 and 1993

    All of the financial statement information has been restated to give effect to the business combination with Buckeye and the discontinued operations described below.

    Pubco has completed its transformation from a company with predominantly retail and apparel operations into a company which manufactures and distributes business to business products.

    During 1994, Brooks closed its remaining retail stores and discontinued its apparel manufacturing operations (other than trademark licensing), which apparel manufacturing operations did not represent any material amount of the company's business. These actions have been accounted for as discontinued operations. The company's continuing operations primarily consist of Buckeye and Allied. Each of these operations is located at Brooks' manufacturing facility in Cleveland, Ohio.

    Buckeye contributed approximately $23,356,000 of sales and approximately $3,966,000 of pretax income in 1994 and approximately $23,391,000 of sales and approximately $3,729,000 of pretax income in 1993. Without Buckeye's operations, the company would have reported a net loss from continuing operations of approximately $586,000 in 1994. Had the financial statements included herein not been retroactively restated to include Buckeye, the company would have reported net losses from continuing operations of approximately $1,263,000 in 1993. Therefore, Buckeye has made a positive contribution in each of the years reported.

    Allied's sales increased from 1993 to 1994 primarily because of the inclusion of Allied's operations for the entire 1994 year. The decrease in Allied's income from 1993 to 1994 is primarily the result of a decline in gross margins due to increased sales of lower margin products, unfavorable currency fluctuations which adversely affected raw material cost, and the liquidation of inventory from phased-out product lines.

    The increase in sales from 1993 to 1994 is the result of the inclusion of Allied in the entire 1994 period.

    The changes in cost of sales from 1993 to 1994 are predominantly due to the same factors. Gross margins decreased from 1993 to 1994 primarily because Allied's products are sold at lower gross margins than Buckeye's.

    Selling, general and administrative expenses decreased from 1993 to 1994 because of cost reductions at Buckeye.

    As a result of the discontinuance of Brooks' retail and apparel businesses in 1994 and the discontinuance of the commercial printing business in 1993, the company reported a loss from discontinued operations in each year. Losses from discontinued operations represent the company's best estimate of the costs incurred and to be incurred from the discontinuance of such operations.





                               53.

Liquidity and Capital Resources

    As a result of the increase in Brooks' ownership of Aspen at year-end 1995 from approximately 41% to approximately 62%, the company's consolidated balance sheet at December 31, 1995 includes the accounts of Aspen, whereas the company's consolidated balance sheet at December 31, 1994 accounted for its investment in Aspen using the equity method of accounting.

    At December 31, 1995, the company had almost $20,000,000 of cash, cash equivalents, marketable securities and other short-term investments, including approximately $5,000,000 owned by Aspen, and approximately $2,407,000 of long-term debt.

    Accounts payable and accrued liabilities decreased from December 31, 1994 to December 31, 1995, notwithstanding the consolidation with Aspen at December 31, 1995, primarily as the result of the payment of certain obligations related to the closing of the retail department store chain.

    Stockholders' equity of $21,515,000 at December 31, 1995 includes Common and Preferred stockholders' equity. In order to calculate Common stockholders' equity at December 31, 1995, the face value of the Preferred Stock ($7,000,000) and any unpaid cumulative dividends on the Preferred
Stock must be subtracted from total stockholders' equity. There were no unpaid cumulative preferred stock dividends outstanding at December 31, 1995.

    The company has not consistently generated pretax income and the potential future tax benefits of the deferred tax assets, primarily net operating loss carryforwards, may not be realized. Accordingly, a valuation allowance has been provided equal to the net deferred tax assets related to these potential future tax benefits, which totaled approximately $16,000,000 at December 31, 1995. Should the company generate pretax income in future years, the tax benefits of the net operating loss carryforwards and other items will be realized, which will have a positive impact on the future cash flows, liquidity and capital resources of the company.


New Accounting Standards

    In 1995, the Financial Accounting Standards Board issued a new accounting standard effective for 1996 that will be applicable to the company. SFAS No. 121-"Accounting for the Impairment of Long-lived Assets and for Long-lived Assets to be Disposed Of", establishes accounting standards for the impairment of long-lived assets, certain identifiable intangibles and goodwill related to those assets to be held and used, and for long-lived assets and certain identifiable intangibles to be disposed of. The company has determined the effect upon its adoption to be immaterial to results of operations.











                               54.

                    DESCRIPTION OF BUSINESS OF ASPEN


    Aspen manufactures and markets disposable inked cartridge and spool ribbons for impact printing devices, toner for laser toner cartridges and laser engine printers, and bulk toner for laser printers. Additionally, Aspen markets various other supply items including print bands and its AspenGuideR, the definitive computer printer industry compatibility guide which provides cross-reference information concerning ribbons, fax, laser and other related supplies.

    Aspen's administrative offices are located at 3830 Kelley Avenue, Cleveland, Ohio 44114, telephone (216) 881-5300, and its sales office is located at 1500 Cherry Street, Suite B, Louisville, Colorado 80027, telephone (303) 666-5750.

    Aspen manufactures toner and purchases from suppliers, including Buckeye, ribbon products and other supplies for printing devices. Some of Aspen's contractors produce component parts on molds owned by Aspen. Toner products are manufactured by the Aspen Toner manufacturing subsidiary located in Tullytown, Pennsylvania, approximately 25 miles north of Philadelphia, and are sold as bulk toner or in kits.

    Aspen's products are sold primarily through dealers located in the United States who resell the products to end-users sometimes utilizing their own labeling. Ribbon products constitute approximately 50% of Aspen's business, with toner products constituting approximately 35% and the remaining 15% derived from the purchase and resale of other supply items. Aspen has approximately 2,000 accounts, none of which represents 5% of its business.

    Aspen's business is not seasonal and it does not rely on patents or trademarks for any material part of its business. Backlog is not important to Aspen which depends on sales to dealers who purchase product when needed. Aspen generally maintains a one to two month's supply of inventory.

    Nylon impression fabric used in ribbon manufacture is readily available from a number of sources as are plastic cartridge components and toner manufacturing chemicals.

    There are no dominant suppliers of product in the computer printing supplies market which has numerous manufacturers and resellers.

    As of February 24, 1996, Aspen had approximately 20 employees.

    Because of declining sales and gross margins and the impending expiration of Aspen's bank line of credit, the company's independent auditor's report for the year ended June 30, 1992 included a modification with respect to the ability of Aspen to continue operating as a going concern. Aspen's Board of Directors determined that the company might not be able to remain independent and began seeking a strategic partner.






                               55.

Aspen also sought ways to reduce expenses to become more competitive. Until November, 1991, Aspen had designed and manufactured most of its products in-house and employed approximately 375 persons. In November, 1991, Aspen shifted production of some of its ribbon products to a Mexican contractor and down-sized its internal production. By June 30, 1993, Aspen was producing approximately 60% of its ribbons in Mexico. In April, 1993, the company also began importing ribbon products produced in China. During the fiscal year ended June 30, 1994, Aspen shifted production of its ribbons from its Mexican contractor to domestic contractors.

    In July, 1993, Aspen entered into a strategic alliance with Buckeye, which made a cash investment in Aspen, allowing Aspen to substantially eliminate its working capital loans. Buckeye began working with Aspen's management to continue efforts already underway aimed at returning the company to profitability. These efforts resulted in the elimination of unprofitable products (primarily organic photoconductors - OPC drums) from Aspen's product lines, the sale of unused and under-utilized assets, the sale of Aspen's building, and substantial additional reduction in Aspen's staffing requirements.


                          PROPERTIES OF ASPEN

    Aspen leases approximately 9,100 square feet of office space in Louisville, Colorado and approximately 5,000 square feet of factory, distribution and office space in Brooks' Cleveland, Ohio facility.

    Aspen Toner leases approximately 12,000 square feet of leased manufacturing/warehousing space in a small industrial park in Tullytown, PA.


                       LEGAL PROCEEDINGS OF ASPEN

    Aspen is not involved in any material pending legal proceedings.


      RELATIONSHIP BETWEEN ASPEN AND BROOKS AND OTHER TRANSACTIONS

    On July 12, 1993, Aspen issued 1,000,000 shares of Aspen's authorized, but unissued, Common Stock to Buckeye in exchange for $1,650,000 in cash ($1.65 per share). By a separate agreement, Buckeye also acquired 732,388 shares of Aspen's Common Stock owned by Peter C. Williams, Aspen's then President, a director and a principal stockholder. Mr. Williams received $1,208,440 in cash ($1.65 per share) from Buckeye for his shares. The source of cash for these transactions was from the working capital of Buckeye and from a loan to Buckeye from Robert H. Kanner, the Chairman and Chief Executive Officer of Buckeye and its then sole stockholder.








                               56.

    During the fiscal years ended June 30, 1995 and 1994, Aspen used Buckeye as a contractor, purchased ribbons and other supply products from Buckeye for resale to its customers, and utilized Buckeye and affiliated personnel to perform shipping, administrative, and other functions. The amount of these charges billed to Aspen during the fiscal years ended June 30, 1995 and 1994 approximated $1,365,000 and $1,139,000, respectively. In addition, effective January 1, 1995, Aspen rented warehouse, manufacturing and office space from Buckeye for $18,000 per year. At June 30, 1995, Aspen had a related payable to Buckeye and its affiliates of approximately $160,000.

    During the fiscal years ended June 30, 1995 and 1994, Aspen sold plastics and certain ribbon and toner products to Buckeye. The plastics, ribbons and toner products billed to Buckeye by Aspen during the fiscal years ended June 30, 1995 and 1994 approximated $151,600 and $211,200, respectively. At June 30, 1995, Aspen had a related receivable from Buckeye of approximately $32,100.

    Pubco and Brooks lease a general purpose 312,000 square foot building in Cleveland, Ohio (the "Building") on a triple net basis. The premises are used for executive and administrative facilities, Buckeye's manufacturing and administrative operations and Allied's manufacturing and administrative operations. Brooks subleases a portion of the building to an unrelated party. The annual rental for the Building is approximately $548,700. The Partnership that owns the Building is 80% owned and controlled by Mr. Kanner. Mr. Dillingham, Mr. Kalette and five other individuals have a minority interest in the Partnership.

    Mr. Kanner made loans to Buckeye attributable to pre-1994 operations. The company repaid $1,911,000 of these loans during 1995. At December 31, 1995, the company still owed Mr. Kanner $289,000. Until repaid, these loans bear interest at 2% above the base lending rate charged by the company's lending bank.

























                               57.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF ASPEN

    The following table sets forth the number and percentage of shares of Aspen's Common Stock owned beneficially, as of March 31, 1996, by any person who is known to Aspen to be the beneficial owner of 5% or more of such Common Stock and, in addition, by each Director of Aspen and by all Directors and Officers of Aspen as a group.

  Name and Address                  Amount and Nature of        Percent
 of Beneficial Owner              Beneficial Ownership (1)      of Class

Bobbie Brooks, Incorporated            2,460,188                 61.7%
3830 Kelley Avenue
Cleveland, OH 44114

Robert H. Kanner                             -0- (2)               --
3830 Kelley Avenue
Cleveland, OH 44114
                                                                less than
William A. Dillingham                      1,000                  1.0%
3830 Kelley Avenue
Cleveland, OH 44114

Stephen R. Kalette                           -0-                   --
3830 Kelley Avenue
Cleveland, OH 44114

Harold L. Inlow                              -0-                   --
3830 Kelley Avenue
Cleveland, OH 44114

Glenn E. Corlett                             -0-                   --
825 Eighth Avenue
New York, NY 10019

All Directors and Executive            2,461,188 (2)             61.8%
  Officers as a Group (5 Persons)

Peter C. Williams                        200,000 (3)              5.0%
12006 North 91st Way
Scottsdale, AZ 85260


(1) Each person has sole voting and investment power with respect to the shares shown, except as noted.

(2) Mr. Kanner is indirectly the controlling stockholder of Aspen through his ownership of Pubco stock entitled to approximately 85% of the voting power of Pubco and Pubco's ownership of appoximately 90% of the Common Stock of Brooks and therefore may be deemded the beneficial owner of the 2,460,188 shares owned by Brooks.

(3) Represents 200,000 shares of Aspen stock which may be acquired for $1.65 per share under currently exercisable stock options held by Mr. Williams.


                               58.

                    DESCRIPTION OF BUSINESS OF BROOKS


    Brooks owns Buckeye which manufactures and markets computer and data processing supplies, and Brooks owns 85% of Allied, a manufacturer and distributor of products for the construction and related industries. Brooks also licenses the use by others of certain apparel related and printing related trademarks. As of December 31, 1995, Brooks and its wholly-owned and majority-owned subsidiaries employed approximately 220 persons.

    Brooks acquired Allied on March 1, 1993 and acquired Buckeye on January 1, 1994. Buckeye acquired approximately 41% of Aspen on July 1, 1993 and increased its ownership to approximately 62% during 1995. The increase in Brooks' ownership of Aspen occurred as a result of purchases by Aspen of its stock as well as purchases by Brooks of outstanding Aspen stock. Between February 1995 and September 1995, Aspen repurchased 203,600 of its shares in the open market at prices ranging from $.75 to $.81 per share. On December 1, 1995, Brooks purchased a total of 120,000 shares of Aspen stock in three privately negotiated transactions at $.857 per share. On December 6, 1995, Brooks purchased 115,000 shares of Aspen stock in a privately negotiated transaction at $.857 per share. Between December 6, 1995 and December 11, 1995, Brooks purchased 19,300 shares of Aspen stock in the open market at $.719 per share. On December 12, 1995, Brooks purchased 473,500 shares of Aspen stock in a privately negotiated transaction at $1.00 per share.

    Brooks' commercial printing subsidiary ceased its printing operations near the end of the 1994 first quarter and liquidated its assets. The decision to discontinue this segment was made in the third quarter of 1993. Brooks' retail subsidiary closed or sold its stores near the end of 1994. The apparel manufacturing operations (other than trademark licensing), which operations did not represent any material amount of Brooks' business, completed their final season during 1994.


Financial Information About Industry Segments

    For purposes of industry segment reporting, Brooks deems that its operations are conducted in two segments: computer printer supplies and construction products. See Note K of Notes to Brooks' Consolidated Financial Statements for further information on industry segment reporting.

    Computer Printer Supplies Segment

    Buckeye, which operates as a division of Brooks, manufactures and markets computer ribbons, cartridge ribbons, computer paper, laser toner, remanufactured toner cartridges and thermal transfer ribbons, and Buckeye also re-markets ink-jet supplies, magnetic media and copy paper. Ribbons constitute approximately 65% of Buckeye's business with paper and toner products representing 25% and 10%, respectively. At December 31, 1995, Buckeye employed approximately 100 persons.





                               59.

    Buckeye markets its products exclusively through an in-house telemarketing organization primarily to end-users in the United States. Buckeye also produces products for the original equipment manufacturer market.

    Buckeye has approximately 12,000 accounts, none of which represents 5% of its business.

    Principal raw materials used by Buckeye are nylon impression fabric which is primarily purchased from one weaving mill, but is readily available from other sources, uncoated free sheet paper, which is purchased primarily from two suppliers, but is also readily available from numerous sources, and plastic cartridge components, which are purchased from numerous suppliers.

    Buckeye's business is not seasonal and it does not rely on patents or trademarks for any material part of its business.

    Backlog is not important to Buckeye's business which depends on sales to end users who purchase product when needed or on scheduled deliveries. Buckeye generally maintains a one to two month's supply of inventory.

    There are no dominant suppliers of product in the computer printing supplies market which has numerous manufacturers and resellers.

    Construction Products Segment

    Allied designs, manufactures, assembles and distributes products for the construction, utility and mining industries. Primary product lines are divided into (A) products which are mounted on excavators, industrial tractors, loaders and other equipment, including (i) hydraulic hammers used for breaking rock, concrete and similar materials, (ii) hydraulic mounted compactors used for soil compaction and pile and sheeting driving applications, (iii) grapples used for material handling and demolition,
(iv) asphalt cutters, and (v) hydraulic pedestal boom systems used for breaking oversize material at rock crushing operations and for waste handling operations, and (B) underground products, including (i) pneumatic piercing tools used to make horizontal holes for placement or repair of underground utility lines, and (ii) aluminum trench supports used to support the walls of open construction trenches. During the last three fiscal years, mounted products represented approximately 80-85% of Allied's sales while underground products represented the balance.

    Allied maintains a contractual relationship with Krupp Maschinentechnik GmbH, a German manufacturer of hammers and the component parts thereof under which these component parts are purchased by Allied, assembled by Allied and exclusively sold and distributed in the United States and Canada under Allied's own tradenames. These purchases have represented approximately 50% of Allied's total component and material purchases during the past three fiscal years.







                               60.

    Other sources of components and materials for Allied's products include various metal products manufacturers, hydraulic system component suppliers, and steel and aluminum suppliers, principally located in the United States. No other supplier represents more than 5% of Allied's component and material purchases. Raw materials used in the manufacture of Allied's products are available from a variety of sources.

    Allied's business is seasonal with approximately 60% of its annual sales generated during the first half of the calendar year.

    Allied actively sells to over 200 customers, none of which represents more than 5% of Allied's annual sales.

    Firm order backlog totalled approximately $4,286,000 as of February 23, 1996 compared to approximately $4,103,000 at February 24, 1995. Average backlog ranges from a high of $5,000,000 to a low of less than $1,000,000. Backlog represents orders expected to be filled within the current fiscal year.

    Allied markets its products principally through distributors. Allied competes with approximately 15 other foreign and domestic manufacturers in the mounted product market and approximately 10 other foreign and domestic manufacturers in the underground product market. None of Allied's competitors are believed to hold a dominant position although some have greater financial resources than Allied.

    At December 31, 1995, Allied employed approximately 75 persons.

    Trademark Licensing

    Since 1986, Garan, Incorporated, a New York City based AMEX company, has been using the "Bobbie Brooks", "New Expressions by Bobbie Brooks" and "Present Co. by Bobbie Brooks" registered trademarks under a license agreement with Brooks. Garan and its sublicensees sell sportswear under these labels exclusively at Wal-Mart Stores. While the license agreement allows sales throughout the United States, Canada, Puerto Rico and Mexico, sales are actually occurring only where Wal-Mart operates retail stores. Through December 31, 1995, the license agreement provided for a quarterly licensing fee based upon sales of garments bearing these trademarks. Effective for the three year period commencing January 1, 1996, Brooks will receive a set annual licensing fee of $475,000, payable quarterly. Under separate licensing agreements with two unaffiliated commercial printers, Brooks has been licensing the use of its "Tabard/Copley" tradename in the cities of New York and Atlanta in exchange for monthly licensing fees based upon sales of printing services by such printers using this tradename. All licensing fees are recorded within the Corporate segment in Industry Segment Information at Note K.











                               61.

                          PROPERTIES OF BROOKS

    Brooks owns or leases the following properties:

                   Owned or     Square
    Location        Leased      Footage                 Use

St. Louis, MO       Owned       100,000     Commercial printing/offices;
                                            leased through 2001

Cleveland, OH       Leased      312,000     Buckeye's/Allied's/Aspen's
                                            operations; executive/
                                            administrative facilities;
                                            portion subleased to third
                                            party

Dixon, IL           Owned        22,000     Retail; for sale



                      LEGAL PROCEEDINGS OF BROOKS

    Brooks is not involved in any material pending legal proceedings.


             SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                        AND MANAGEMENT OF BROOKS


    The following table sets forth as of March 31, 1996 (a) the number of shares of Brooks Common Stock owned, directly or indirectly, by each Director of Brooks and by all Directors and officers as a group, and (b) the number of shares of Brooks Common Stock held by each person who was known by Brooks to beneficially own more than 5% of Brooks Common Stock:

                              Amount and Nature              Percent of
Name of Holder(1)          of Beneficial Ownership(2)    Outstanding Shares

Robert H. Kanner                4,480,086 (3)                  90.8
Stephen R. Kalette                  1,000 (3)              Less than 1%
Stanley R. Browne                      -- (3)                    --
William A. Dillingham                 500 (4)              Less than 1%
Leo L. Matthews                        -- (5)                    --
Harold L. Inlow                     9,000                  Less than 1%
All Directors and officers
  as a group (6 in number)      4,490,586 (3)                  91.0


(1) Addresses are 3830 Kelley Avenue, Cleveland, Ohio 44114 for all named persons.

(2) Each owner has sole voting and investment power with respect to the shares beneficially owned by him unless otherwise stated.





                               62.

(3) Pubco owns 4,466,640 shares of Common Stock of record. Mr. Browne, Mr. Kanner and Mr. Kalette are Directors and Mr. Kanner and Mr. Kalette are executive officers of Pubco and by such positions may be deemed to affect control of Brooks. Mr. Kanner is Pubco's largest stockholder and is entitled to exercise approximately 85% of the voting power of all Pubco common shares. As a consequence, Mr. Kanner may be deemed to have shared voting power with Pubco over 4,466,640 shares of Common Stock of Brooks. In addition, the number shown in the above table includes 13,446 shares owned by Mr. Kanner as custodian for his children and as to which shares he disclaims beneficial ownership.

(4) Mr. Dillingham owns 1,000 shares (less than 1%) of the Common Stock of Aspen.

(5) Mr. Matthews owns approximately 3.6% of the Common Stock of Allied.










































                               63.

                    DESCRIPTION OF BUSINESS OF PUBCO


    Pubco is a holding company which owns over 90% of the Common Stock and 100% of the Preferred Stock of Brooks.


Financial Information About Industry Segments

    For purposes of industry segment reporting, Pubco deems that its operations are conducted in two segments: computer printer supplies and construction products. See Note K of Pubco's Notes to Consolidated Financial Statements for further information on industry segment reporting.

    See "Description of Business of Brooks."


                          PROPERTIES OF PUBCO

    In addition to property owned or leased by Brooks, Pubco owns or leases the following properties:

                        Owned or   Square
      Location          Leased     Footage               Use

Elk Grove Village, IL   Owned       84,000   Manufacturing/warehouse for
                                             short term tenants; for sale

Havana, IL              Owned       25,000   Retail; leased through 2000

    See "Properties of Brooks."


                           LEGAL PROCEEDINGS

    Pubco is not involved in any material pending legal proceedings.





















                               64.

             SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                         AND MANAGEMENT OF PUBCO


    The following table sets forth as of December 31, 1995 (i) the number of shares of Pubco's stock owned, directly or indirectly, by each Director of Pubco and by all Directors and officers as a group, and (ii) the number of shares of Pubco's stock held by each person who was known by Pubco to beneficially own more than 5% of Pubco's stock:

                               Common Stock                    Class B Stock         Aggregate
                      Amount and Nature               Amount and Nature              Percent of
                        of Beneficial    Percent of     of Beneficial    Percent of    Voting
Name of Holder         Ownership (1)(2)     Class      Ownership (1)(2)     Class      Power

Stanley R. Browne                 --         --               1,538            *          *
Stephen R. Kalette                --         --              13,759          2.5        1.6
Robert H. Kanner           2,066,894       71.2             514,044         92.3       85.0
William A. Dillingham          3,500          *                  --           --         --
Leo L. Matthews                   --         --                  --           --         --
Harold L. Inlow                   --         --                  --           --         --
  3830 Kelley Avenue
  Cleveland, OH 44114
All Directors and
  officers as a group      2,070,394       71.3             529,441         95.0       86.9
  (7 persons)

* indicates less than 1%.


(1) Each owner has sole voting and investment power with respect to the shares beneficially owned by him.

(2) Class B Stock is convertible into Common Stock on a share for share basis. Therefore, ownership of Class B Stock may also be deemed to be beneficial ownership of the same number of shares of Common Stock.


















                               65.

                  DIRECTORS AND EXECUTIVE OFFICERS OF PUBCO


Name, Age and Position              Principal Occupation
   with the Company                 During Last Five Years


Stanley R. Browne          Independent business consultant since April, 1985;
  72, Director since       for more than five years prior to that date,
  1979, Member of the      Washington (DC) Counsel, Legal Department, of E. I.
  Audit Committee          duPont de Nemours & Company, Inc., Wilmington,
                           Delaware; Director of Brooks since March, 1987.

Stephen R. Kalette         Executive officer of Pubco since April, 1984;
  45, Director since       Director and executive officer of Brooks since
  1983, Vice President,    October, 1985, currently serving as its Vice
  Administration,          President, Administration, General Counsel and
  General Counsel,         Secretary.  Also a Director and executive officer
  Secretary                of Aspen.

Robert H. Kanner           Executive officer of Pubco since December,
  48, Director since       1983; Director and executive officer of Brooks
  1983, Chairman,          since October, 1985, currently serving as its
  President & CEO,         Chairman, President & CEO, Chief Financial
  Chief Financial          Officer.  Also a Director and executive officer of
  Officer                  Aspen, and a Director of Riser Foods, Inc., a
                           grocery wholesaler and retailer, and CleveTrust
                           Realty Investors, which invests in real estate.


Board of Directors

    The Board of Directors establishes broad corporate policies which are carried out by the officers of Pubco who are responsible for day-to-day operations. In 1995, the Board held four meetings and took action by unanimous written consent on 14 other occasions. No Director was absent during the year from any of the meetings of the Board of Directors or of any of the committees of the Board on which he served.


Committees of the Board of Directors

    The Company has a standing Audit Committee. The Audit Committee, which met once in 1995, consists of the Director not otherwise employed by Pubco. The Audit Committee (i) reviews the internal controls of the company and its financial reporting; (ii) meets with the Treasurer and such other officers as it, from time to time, deems necessary; (iii) meets with the independent public accountants and reviews the scope and results of auditing procedures, the degree of such auditors' independence, audit and non-audit fees charged by such accountants, and the adequacy of Pubco's internal accounting controls; and (iv) recommends to the Board the appointment of the independent accountants.






                               66.

Compensation of Directors

    Pubco pays its outside Directors an annual fee of $15,000, payable monthly. Pubco also reimburses its Directors for any expense reasonably incurred while performing services for the company. Directors who are employees of Pubco or otherwise receive compensation from the company do not receive any fee for acting as Directors of the company.

Other Executive Officers

    William A. Dillingham, age 52, has been President of Buckeye for more than the past five years.

    Leo L. Matthews, age 56, has been President of Allied since it was acquired in March, 1993. Between 1987 and 1993, Mr. Matthews provided consulting services in strategic planning, marketing, management and finance.

    Harold L. Inlow, age 62, had been the President and Chief Operating Officer of the former retail subsidiary until its closure in 1994.







































                               67.

                       MANAGEMENT COMPENSATION OF PUBCO

Summary Compensation Table


     The following table discloses compensation paid or accrued, during each of Pubco's last three fiscal years, to Pubco's Chief Executive Officer and to its other executive officers.
                                                                 Long-Term Compensation
                                  Annual Compensation                Awards        Payouts
      Name and                                  Other Annual  Restricted            LTIP     All Other
      Principal                        Bonus    Compensation  Stock       Options  Payouts  Compensation
      Position       Year  Salary($)    ($)         ($)       Awards ($)  SARs(#)   ($)         ($)
Robert H. Kanner(1)(2)
     Chairman, CEO,   1995  $525,000      ---     $59,836(3)       ---       ---      ---   $188,973(4,5)
     President &      1994   525,000      ---      56,145          ---       ---      ---    190,420
     CFO              1993   525,000      ---      49,987          ---       ---      ---     92,108

Stephen R. Kalette(6)
     VP-Admin.,       1995  $330,000      ---     $25,776(7)       ---       ---      ---   $ 35,815(5)
     General Counsel  1994   330,000      ---      22,958          ---       ---      ---     35,640
     & Secretary      1993   330,000      ---      23,761          ---       ---      ---     35,492

William A. Dillingham(8)
     President of     1995  $450,000      ---     $ 5,946(8)       ---       ---      ---   $ 30,000(9)
     Buckeye Division 1994   450,000      ---       6,105          ---       ---      ---     30,000
                      1993   450,000      ---       6,504          ---       ---      ---     30,000

Leo L. Matthews(10)
     President of     1995  $120,000   $ 10,000   $ 4,817(11)      ---       ---      ---   $  7,200(12)
     Allied           1994   120,000     22,000     6,314          ---       ---      ---      3,600
                      1993   100,000     20,000       912          ---       ---      ---

Harold L. Inlow(13)
     President & COO  1995  $225,000   $      0   $ 7,235(14)      ---       ---      ---        ---
     of Former Retail 1994   225,000    123,333    29,642          ---       ---      ---        ---
     Subsidiary       1993   225,000    120,140    26,624          ---       ---      ---        ---



















                               68.

(1)      Of the amounts reported each year as salary for Mr. Kanner, $100,000 was paid directly by Pubco and $425,000 was paid by Brooks.

(2)      Mr. Kanner deferred his entire Salary for each of the years reported under the terms of deferred compensation plans established for his benefit.  The amounts reported for each year are the amounts deferred for that year.  As compensation is earned by
         Mr. Kanner, it is paid by Pubco to deferred compensation trusts.  These amounts will be distributed to Mr. Kanner by the trusts in accordance with the terms of the deferred compensation plans.  The assets and corresponding liabilities of the trusts are not carried on the company's balance sheet.

(3)      Of the amount shown in the table, $55,870 in 1995, $50,870 in 1994 and $45,870 in
         1993 represents the premiums on life insurance paid for by the company on Mr.
         Kanner's life, and for which the company is not a beneficiary; and $3,966 in 1995,
         $5,275 in 1994 and $4,117 in 1993 represents the cost of providing Mr. Kanner with use of an automobile during the year.

(4)      Of the amount reflected, $130,100 in 1995, $132,100 in 1994 and $34,100 in 1993
         represents an advance by the company toward the payment of the premium on life insurance on Mr. Kanner's life and for which the company is not the beneficiary.
         The advance will be repaid to the company out of the death proceeds from such policy.

(5)      In 1988, the Brooks adopted a non-qualified plan to provide retirement benefits for executive officers and other key employees.  The plan provides benefits upon retirement, death or disability of the participant and benefits are subject to a restrictive vesting schedule.  $58,873 in 1995, $58,320 in 1994 and $58,008 in 1993
         of the amounts shown in the table for Mr. Kanner and all of the amounts shown in the table for Mr. Kalette are amounts contributed to such plan for the benefit of such executive officers with respect to the years noted.  Vesting of benefits under the plan is phased in over 20 years and only a portion of the amount contributed for each year has fully vested.

(6)      Of the amounts reported each year as salary for Mr. Kalette, $60,000 was paid directly by Pubco and $270,000 was paid by Brooks.

(7)      Of the amount shown in the table, $20,546 in 1995, $19,076 in 1994 and $19,649 in
         1993 represents the premiums on life insurance paid for by the company on Mr.
         Kalette's life, and for which the company is not a beneficiary; and $4,023 in 1995,
         $3,883 in 1994 and $2,808 in 1993 represents the cost of providing Mr. Kalette with use of an automobile during the year

(8)      All of the amounts shown as paid to or for Mr. Dillingham were paid by Buckeye.  Of the amount shown in the table, $3,205 in 1995, $2,955 in 1994 and $2,695 in 1993 represents the premiums on life insurance paid for by Buckeye on Mr. Dillingham's life, and for which Buckeye is not a beneficiary; and $2,741 in 1995, $3,150 in 1994 and $3,809 in 1993 represents the cost of providing Mr. Dillingham with use of an automobile during the year.










                               69.

(9)      In 1988, Buckeye adopted a non-qualified plan to provide retirement benefits for executive officers and other key employees.  The plan provides benefits upon retirement, death or disability of the participant and benefits are subject to a restrictive vesting schedule.  All of the amount shown in the table for Mr.
         Dillingham are amounts contributed to such plan for the benefit of such executive officer with respect to the years noted.  Vesting of benefits under the plan is phased in over 20 years and only a portion of the amount contributed for each year has fully vested.

(10)     All of the amounts shown as paid to or for Mr. Matthews were paid by Allied.  Mr.
         Matthews has an employment agreement with Allied providing for a minimum $120,000 per year base salary; a share of Allied's earnings in excess of its operating plan earnings, if any, and discretionary bonuses (as were paid in 1995, 1994 and 1993).

(11)     Of the amount shown in the table, $1,710 in 1995, $1,710 in 1994 and $912 in 1993 represents the premiums on life insurance paid for by Allied on Mr. Matthew's life, and for which Allied is not a beneficiary; and $3,107 in 1995 and $4,604 in 1994 represents the cost of providing Mr. Matthews with use of an automobile during that year.

(12)     In 1993, Allied adopted a 401-K plan to provide retirement benefits for Allied's employees, including officers.  Participating employees make voluntary contributions
         to the Plan, a portion of which Allied matches.   All of the amount shown in the
         table for Mr. Matthews was contributed by Allied to such plan.  Vesting of benefits under the plan is phased in over three years.

(13)     All of the amounts shown as paid to or for Mr. Inlow were paid by the retail subsidiary.  Mr. Inlow's salary and bonus compensation were paid pursuant to the terms of an employment agreement between Mr. Inlow and the retail subsidiary.
         Following the December, 1994 closing of the retail subsidiary, Mr. Inlow is entitled to a 3-year salary continuation.

(14)     Of the amount shown in the table, $1,763 in 1995, $12,290 in 1994 and $10,833 in
         1993 represents the premiums on life insurance paid for by the company on Mr.
         Inlow's life, and for which the company is not a beneficiary; $5,472 in 1995, $5,434 in 1994 and $3,873 in 1993 represents the cost of providing Mr. Inlow with use of an automobile during the year; and $11,918 in each of the years 1994 and 1993 represents deferred compensation.

    Unless covered by an employment agreement with the company, officers serve for one year terms or until their respective successors are duly elected and qualified.

      COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    As Directors of Pubco, Mr. Kanner and Mr. Kalette participate in Board of Directors' deliberations and decisions concerning executive officer compensation. Mr. Kanner and Mr. Kalette are executive officers of Pubco.








                               70.

                     DIFFERENCES AMONG THE RIGHTS OF
     ASPEN STOCKHOLDERS, BROOKS STOCKHOLDERS AND PUBCO STOCKHOLDERS

    The rights of a holder of shares of Aspen Common Stock are governed by the laws of the State of Delaware, the state of incorporation of Aspen, and by Aspen's Certificate of Incorporation and By-laws. The rights of a holder of shares of Brooks Common Stock are governed by the laws of the State of Delaware, the state of incorporation of Brooks, and by Brooks' Certificate of Incorporation and By-laws. The rights of a holder of shares of Pubco Common Stock are also governed by the laws of the State of Delaware, the state in which Pubco is incorporated, and by Pubco's Certificate of Incorporation and By-laws.

    In the Sale and Liquidation of Aspen, Aspen stockholders will receive Pubco Common Stock and their rights as Pubco stockholders will be governed by Pubco's Certificate of Incorporation and By-laws.

    Upon conversion of shares of Brooks Common Stock into the right to receive Pubco Common Stock in the Merger, the rights of former stockholders of Brooks will be governed by Pubco's Certificate of Incorporation and By-laws.

    The Certificate of Incorporation and By-laws of each of Aspen, Brooks and Pubco are similar to one another. Reference is made to those documents for a complete statement of their provisions. The more significant differences are the following:


Authorized Capital

    The authorized capital stock of Aspen consists of 8,000,000 shares of Common Stock, par value $.001 per share and 1,000,000 shares of Preferred Stock, par value $.001 per share. The authorized capital stock of Brooks consists of 50,000,000 shares of Common Stock, par value $.001 per share, and 2,000,000 shares of Preferred Stock, par value $.001 per share. The authorized capital stock of Pubco consists of 3,500,000 shares of Common Stock, par value $.01 per share, 2,000,000 shares of Class B Stock, par value $.01 per share, 20,000 shares of Convertible Preferred Stock, par value $1.00 per share and 2,000,000 shares of Preferred Stock, par value $.01 per share. The Pubco Common Stock is entitled to one vote per share and the Pubco Class B Stock is entitled to 10 votes per share. Each of the Aspen Board, the Brooks Board and the Pubco Board is authorized to establish Series Preferred Stock and to establish the voting, dividend and other rights of each Series. The Brooks Board is also authorized to issue debt instruments with voting rights but the Brooks Board has not done so and there are no present plans to do so.

    At the Pubco Special Meeting, stockholders will consider a proposal to increase the number of authorized shares of Pubco Common Stock to 5,000,000.








                               71.

Amendments to Certificate of Incorporation

    The Brooks Certificate of Incorporation contains a provision requiring a vote of 70% of the voting power of Brooks to amend any provision in the Certificate of Incorporation requiring a specified percentage of the voting power of Brooks to approve any action. There is no such provision in the Aspen certificate or the Pubco certificate.


Amendment to By-laws

    Amendments to Brooks' By-laws require the approval of 75% of the whole Board of Directors or 70% of the voting power of Brooks. There is no such super-majority requirement concerning the Aspen By-laws or the Pubco By-laws.


Number of Directors/Removal of Officers

    Increases in the number of Brooks' Directors and removal from office of any Brooks officer require the vote of 75% of the whole Brooks Board. There are no corresponding provisions at Aspen or Pubco.


Action by Written Consent

    Action of Aspen, Brooks or Pubco stockholders without a meeting requires the written consent of stockholders possessing at least the number of votes that would have been sufficient to approve such action at a meeting attended by all stockholders. There is the additional requirement at Brooks that such action be taken by no less than 65% of the voting power of Brooks.


Special Meetings

    Special stockholder meetings of Aspen may be called by the Board of Directors or 30% of the voting power of Aspen. There is no provision allowing Brooks stockholders or Pubco stockholders to call a special meeting.


Fiscal Year

    The fiscal year of Aspen ends on June 30 of each year. The fiscal year of Brooks and Pubco is the calendar year.












                               72.

                      ACCOUNTANTS' REPRESENTATIVES

    It is not expected that representatives of Ernst & Young LLP, Aspen's independent public accountants, Brooks' independent public accountants and Pubco's independent public accountants, will be present at the Special Meetings.


                                EXPERTS

    The consolidated statements of operations, stockholders' equity and cash flows of Aspen for the year ended June 30, 1993 included in this Proxy Statement/Information Statement-Prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing. The consolidated financial statements of Aspen for the years ended June 30, 1995 and 1994 included in this Proxy Statement/Information Statement-Prospectus have been audited by Ernst & Young LLP, independent auditors, and are included herein in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

    The consolidated financial statements of Brooks for the three years ended December 31, 1995 included in this Proxy Statement/Information Statement-Prospectus have been audited by Ernst & Young LLP, independent auditors, and are included herein in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

    The consolidated financial statements of Pubco for the three years ended December 31, 1995 included in this Proxy Statement/Information Statement-Prospectus have been audited by Ernst & Young LLP, independent auditors, and are included herein in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.


                             LEGAL MATTERS

    The validity of the issuance of the Pubco Common Stock to be issued in connection with the Transactions is being passed upon for Pubco by its general counsel, Stephen R. Kalette.


                            COST OF MAILING

    The cost of this mailing will be borne by Aspen, Brooks and Pubco, respectively. In addition to the use of the mails, proxy solicitation for Aspen may be made via telephone, telegraph and personal interviews conducted by regular employees of Aspen. Aspen, Brooks and Pubco will also reimburse brokerage houses and others for forwarding material to the beneficial owners of their respective stock.








                               73.

                        INDEX TO FINANCIAL STATEMENTS






                                                                    Page



FINANCIAL STATEMENTS OF ASPEN

    Reports of Independent Auditors . . . . . . . . . . . . . . .    F-3
    Consolidated Balance Sheets as of
      June 30, 1995 and June 30, 1994 . . . . . . . . . . . . . .    F-5
    Consolidated Statements of Operations
      for Years Ended June 30, 1995, 1994 and 1993. . . . . . . .    F-7
    Consolidated Statements of Stockholders' Equity
      for Years Ended June 30, 1995, 1994 and 1993. . . . . . . .    F-8
    Consolidated Statements of Cash Flows
      for Years Ended June 30, 1995, 1994 and 1993. . . . . . . .    F-9
    Notes to Consolidated Financial Statements. . . . . . . . . .    F-10

    Consolidated Balance Sheets as of
      December 31, 1995 (Unaudited) and June 30, 1995 . . . . . .    F-19
    Consolidated Statements of Operations
      for the Six Months Ended
      December 31, 1995 and 1994 (Unaudited). . . . . . . . . . .    F-21
    Consolidated Statements of Cash Flows
      for the Six Months Ended
      December 31, 1995 and 1994 (Unaudited). . . . . . . . . . .    F-22
    Notes to Consolidated Financial Statements
      for the Six Months Ended
      December 31, 1995 (Unaudited) . . . . . . . . . . . . . . .    F-23


FINANCIAL STATEMENTS OF BROOKS

    Report of Independent Auditors. . . . . . . . . . . . . . . .    F-25
    Consolidated Balance Sheets as of
      December 31, 1995 and December 31, 1994 . . . . . . . . . .    F-26
    Consolidated Statements of Operations
      for Years Ended December 31, 1995, 1994 and 1993. . . . . .    F-28
    Consolidated Statements of Stockholders' Equity
      for Years Ended December 31, 1995, 1994 and 1993. . . . . .    F-29
    Consolidated Statements of Cash Flows
      for Years Ended December 31, 1995, 1994 and 1993. . . . . .    F-30
    Notes to Consolidated Financial Statements. . . . . . . . . .    F-31

                                                                    Page



FINANCIAL STATEMENTS OF PUBCO

  Report of Independent Auditors. . . . . . . . . . . . . . . . .   F-47
  Consolidated Balance Sheets as of
    December 31, 1995 and December 31, 1994 . . . . . . . . . . .   F-48
  Consolidated Statements of Operations
    for Years Ended December 31, 1995, 1994 and 1993. . . . . . .   F-50
  Consolidated Statements of Stockholders' Equity
    for Years Ended December 31, 1995, 1994 and 1993. . . . . . .   F-51
  Consolidated Statements of Cash Flows
    for Years Ended December 31, 1995, 1994 and 1993. . . . . . .   F-52
  Notes to Consolidated Financial Statements. . . . . . . . . . .   F-53

                            Ernst & Young LLP
                            One Cascade Plaza
                            Akron, Ohio 44308




                     REPORT OF INDEPENDENT AUDITORS




Board of Directors and Stockholders
Aspen Imaging International, Inc. and Subsidiaries


We have audited the accompanying consolidated balance sheets of Aspen Imaging International, Inc. and subsidiaries as of June 30, 1995 and 1994 and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the two years in the period ended
June 30, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Aspen Imaging International, Inc. and subsidiaries at June 30, 1995 and 1994, and the consolidated results of their operations and their cash flows for each of the two years in the period ended
June 30, 1995, in conformity with generally accepted accounting principles.



                                       ERNST & YOUNG LLP


September 8, 1995

                          DELOITTE & TOUCHE LLP
                       555 17TH STREET, SUITE 3600
                            DENVER, CO 80202









INDEPENDENT AUDITORS' REPORT



We have audited the accompanying consolidated statements of operations, stockholders' equity, and cash flows of Aspen Imaging International, Inc. and subsidiaries for the year ended June 30, 1993. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the results of operations and cash flows of Aspen Imaging International, Inc. and subsidiaries for the year ended June 30, 1993 in conformity with generally accepted accounting principles.

As discussed in Note B to the consolidated financial statements, the Company changed its method of accounting for income taxes for fiscal 1993.






DELOITTE & TOUCHE LLP



September 24, 1993
Denver, Colorado

           ASPEN IMAGING INTERNATIONAL, INC. AND SUBSIDIARIES

                       CONSOLIDATED BALANCE SHEETS




                                                     June 30,        June 30,
                                                       1995            1994
ASSETS

CURRENT ASSETS
  Cash and cash equivalents                         $ 2,870,575     $ 1,784,846
  Short-term investments                                526,213              --
  Marketable securities
    available for sale--Note C                          987,900              --
  Receivables (less allowances of $25,000
    and $75,000 for doubtful accounts)                  747,644       1,201,544
  Inventories -- Note D                                 725,703       1,798,115
  Prepaid expenses and other current assets              44,385          21,873
                                                    ------------    ------------
                          TOTAL CURRENT ASSETS        5,902,420       4,806,378


PROPERTY AND EQUIPMENT
  Leasehold improvements                                140,457          80,724
  Machinery and equipment                             1,091,902       1,951,718
  Molds                                               2,994,750       3,028,555
  Office equipment and vehicles                         322,261       1,282,297
                                                    ------------    ------------
                                                      4,549,370       6,343,294
  Less accumulated depreciation
    and amortization                                  3,218,863       4,594,799
                                                    ------------    ------------
                                                      1,330,507       1,748,495


BUILDING AND LAND HELD FOR SALE                              --       2,155,000

NOTES RECEIVABLE                                         18,800          60,209

OTHER ASSETS, NET -- Note B                             137,764         194,110
                                                    ------------    ------------
                                  TOTAL ASSETS      $ 7,389,491     $ 8,964,192
                                                    ============    ============



See notes to consolidated financial statements.

               ASPEN IMAGING INTERNATIONAL, INC. AND SUBSIDIARIES

                                                     June 30,        June 30,
                                                       1995            1994
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable and accrued expenses             $   671,163     $   696,828
  Accrued salaries and payroll expenses                 428,379         244,116
  Current maturities of long-term debt                       --         144,065
                                                    ------------    ------------
                     TOTAL CURRENT LIABILITIES        1,099,542       1,085,009


LONG-TERM DEBT -- Note E                                     --         852,305


STOCKHOLDERS' EQUITY -- Note F
  Preferred Stock, $.001 Par Value;
    authorized, 1,000,000 shares;
    no shares issued                                         --              --
  Common Stock, $.001 par value;
    4,192,756 issued and 4,075,356
    outstanding at June 30, 1995 and
    4,192,356 shares outstanding
    at June 30, 1994                                      4,192           4,192
  Capital in excess of par value                      4,807,151       4,807,151
  Unrealized gains on investments
    available for sale                                   78,809              --
  Retained earnings                                   1,494,140       2,215,535
                                                    ------------    ------------
                                                      6,384,292       7,026,878
  Treasury stock at cost,
    117,000 shares at June 30, 1995                     (94,343)             --
                                                    ------------    ------------
                    TOTAL STOCKHOLDERS' EQUITY        6,289,949       7,026,878
                                                    ------------    ------------
      TOTAL LIABILITIES & STOCKHOLDERS' EQUITY      $ 7,389,491     $ 8,964,192
                                                    ============    ============



See notes to consolidated financial statements.

               ASPEN IMAGING INTERNATIONAL, INC. AND SUBSIDIARIES


                     CONSOLIDATED STATEMENTS OF OPERATIONS




                                                          Year Ended June 30,
                                                1995             1994             1993

REVENUE
  Net sales                                 $  7,018,498     $ 11,742,366     $ 13,969,839
  Other                                          251,485          132,528           27,448
                                            -------------    -------------    -------------
                                               7,269,983       11,874,894       13,997,287

COST AND EXPENSES:
  Cost of products sold                        5,558,588        9,220,426       12,223,605
  Selling, general and
     administrative                            2,010,427        2,940,078        2,755,447
  Interest                                        16,535          116,703          270,554
  Restructuring costs                                 --               --          365,000
  Severance post-employment costs
    from the elimination of
    administrative personnel                     533,576               --               --
  Charge related to elimination
    of products and product lines                     --        1,505,607               --
                                            -------------    -------------    -------------
                                               8,119,126       13,782,814       15,614,606

      LOSS BEFORE INCOME TAX BENEFIT            (849,143)      (1,907,920)      (1,617,319)


        INCOME TAX BENEFIT -- Note G            (127,748)        (140,000)        (604,000)
                                            -------------    -------------    -------------

                            NET LOSS        $   (721,395)    $ (1,767,920)    $ (1,013,319)
                                            =============    =============    =============

           NET LOSS PER COMMON SHARE        $       (.17)    $      (0.43)    $      (0.32)
                                            =============    =============    =============

             WEIGHTED AVERAGE SHARES           4,168,104        4,159,479        3,192,356
                                            =============    =============    =============





See notes to consolidated financial statements.

              ASPEN IMAGING INTERNATIONAL, INC. AND SUBSIDIARIES


                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                               Year Ended June 30,
                                                     1995             1994             1993
COMMON STOCK
  Balance at beginning of year                   $     4,192      $ 3,187,334      $ 4,245,796
  Retirement of treasury stock                            --               --       (1,058,462)
  Sale of stock, net                                      --        1,624,009               --
  Change from shares with no par value
    to par value of $.001 per share                       --       (4,807,151)              --
                                                 ------------     ------------     ------------
                     BALANCE AT END OF YEAR            4,192            4,192        3,187,334
                                                 ------------     ------------     ------------

CAPITAL IN EXCESS OF PAR VALUE
  Balance at beginning of year                     4,807,151               --               --
  Change from shares with no par value
    to par value of $.001 per share                       --        4,807,151               --
                                                 ------------     ------------     ------------
                     BALANCE AT END OF YEAR        4,807,151        4,807,151               --
                                                 ------------     ------------     ------------

TREASURY STOCK
  Balance at beginning of year                            --               --       (1,058,462)
  Purchase of treasury stock                         (94,343)              --               --
  Retirement of treasury stock                            --               --        1,058,462
                                                 ------------     ------------     ------------
                     BALANCE AT END OF YEAR          (94,343)              --               --
                                                 ------------     ------------     ------------

RETAINED EARNINGS
  Balance at beginning of year                     2,215,535        3,983,455        4,996,774
  Net loss                                          (721,395)      (1,767,920)      (1,013,319)
                                                 ------------     ------------     ------------
                     BALANCE AT END OF YEAR        1,494,140        2,215,535        3,983,455
                                                 ------------     ------------     ------------

UNREALIZED GAINS ON INVESTMENTS
  AVAILABLE FOR SALE                                  78,809              --                --
                                                 ------------     ------------     ------------

                 TOTAL STOCKHOLDERS' EQUITY      $ 6,289,949      $ 7,026,878      $ 7,170,789
                                                 ============     ============     ============

See notes to consolidated financial statements.

              ASPEN IMAGING INTERNATIONAL, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                                       Year Ended June 30,
                                                            1995             1994              1993
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                              $  (721,395)     $(1,767,920)      $(1,013,319)
  Adjustments to reconcile net loss
    to net cash provided by operating activities:
      Depreciation and amortization                         593,992          684,388         1,087,526
      Provision for doubtful accounts                        86,240           65,000            71,000
      (Gain) loss on disposal of assets                     (40,488)         (60,112)           17,295
      Deferred income tax benefit                                --         (140,000)         (604,000)
      Charge related to elimination
        of products and product lines                            --        1,505,607                --
    Changes in assets and liabilities:
      Receivables                                           367,660          252,718           139,675
      Inventories                                         1,072,412        1,078,861           915,343
      Prepaid expenses and other current assets             (22,512)         139,879            24,760
      Accounts payable and accrued expenses                 (25,666)        (256,491)         (317,989)
      Accrued salaries and payroll expenses                 184,263         (235,250)           53,685
      Refundable income tax                                      --               --           388,707
                                                        ------------     ------------      ------------
         NET CASH PROVIDED BY OPERATING ACTIVITIES        1,494,506        1,266,680           762,683

CASH FLOWS FROM INVESTING ACTIVITIES
  Proceeds from sale of property, plant and equipment     2,259,101          141,373            20,230
  Additions to property, plant and equipment               (187,955)         (86,473)         (181,186)
  Change in notes receivable                                 41,409          546,259            (8,807)
  Purchase of investments                                (1,435,304)              --                --
  Change in other assets                                      4,685           18,683            27,332
         NET CASH PROVIDED BY (USED IN) INVESTING       ------------     ------------      ------------
         ACTIVITIES                                         681,936          619,842          (142,431)

CASH FLOWS FROM FINANCING ACTIVITIES
  Net borrowings under line of credit agreement                  --         (981,806)         (759,694)
  Sale of common stock, net                                      --        1,624,009                --
  Purchase of Treasury Stock                                (94,343)              --                --
  Proceeds from long-term debt                                   --               --           337,734
  Payment of long-term debt                                (996,370)        (854,176)         (336,376)
                                                        ------------     ------------      ------------
         NET CASH USED IN FINANCING ACTIVITIES           (1,090,713)        (211,973)         (758,336)
         NET INCREASE (DECREASE) IN CASH AND CASH
               EQUIVALENTS                                1,085,729        1,674,549          (138,084)
         CASH AND CASH EQUIVALENTS AT BEGINNING OF
               PERIOD                                     1,784,846          110,297           248,381
                                                        ------------     ------------      ------------
         CASH AND CASH EQUIVALENTS AT END OF PERIOD     $ 2,870,575      $ 1,784,846       $   110,297
                                                        ============     ============      ============
SUPPLEMENTAL INFORMATION:
Interest Paid                                           $    16,535      $   113,265       $   309,483
                                                        ============     ============      ============
  Taxes Paid                                            $        --      $        --       $        --
                                                        ============     ============      ============

See notes to consolidated financial statements.
                               F-9

              ASPEN IMAGING INTERNATIONAL, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                JUNE 30, 1995


NOTE A--ORGANIZATION AND STRATEGIC ALLIANCE WITH BUCKEYE

    Aspen Imaging International, Inc. (the "Company") manufactures and markets imaging supplies for impact and non-impact printing devices. The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, Aspen Toner Corp., a manufacturer of laser toner, and Aspen Ribbons International, Inc., an interest-charge Domestic International Sales Corporation ("DISC"). All material intercompany accounts and transactions have been eliminated.

    During the last several years, increased competition in the Company's primary product lines, ribbons and laser toner, and lack of new product opportunities led to the decline in sales and gross margins. The Company had also unsuccessfully attempted to enter several new markets with computer printer-related product lines. In an effort to reduce expenses to become more competitive, the Company shifted production of some of its ribbon product to a Mexican contractor and down-sized its internal production. The Company also began importing ribbon products from China.

    In July, 1993, the Company entered into a strategic alliance with Buckeye Business Products, Inc., a Division of Bobbie Brooks, Incorporated ("Buckeye") a manufacturer and distributor of computer data processing supplies. Buckeye purchased 1,000,000 newly-issued shares of the Company's common stock at $1.65 per share (aggregate $1,650,000), allowing the Company to substantially eliminate its working capital loans.

    The Company's management began working with Buckeye's to continue efforts already underway aimed at returning the Company to profitability. The Company shifted production of its ribbons from its Mexican contractor to Buckeye, eliminated unprofitable products from the Company's product lines, sold unused and under-utilized assets, entered into an agreement to sell the Company's building, and further reduced its staffing levels. As a result of these items, the Company recorded a charge in the year ended June 30, 1994 of $1,505,000 (approximately $1,355,000 related to the write-down of assets to net realizable value and approximately $150,000 related to severance). In addition, in the year ended June 30, 1994, the Company wrote off approximately $527,000 related to a note receivable from an insolvent third party. The Company had advanced amounts to this party for the development of a new product line which the Company had intended to sell.

    On February 24, 1994, the Company changed its state of incorporation from Colorado to Delaware and changed its common stock from one without par value to one with a par value of $.001 per share.

    In the year ended June 30, 1995, the Company recorded severance and post employment costs of $533,576 resulting from the elimination of administrative personnel.




                               F-10

           ASPEN IMAGING INTERNATIONAL, INC. AND SUBSIDIARIES


                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS




NOTE A--ORGANIZATION AND STRATEGIC ALLIANCE WITH BUCKEYE--CONTINUED

    The Company continues to explore the possibility of a merger, sale of assets, or other similar transaction with its strategic partner.


NOTE B--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    For purposes of cash flows, the Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents.

    The Company grants credit to its customers generally in the form of short-term trade accounts receivable. The credit worthiness of customers is evaluated prior to the shipment of inventory, and management believes there is no significant concentration of credit risk.

    Inventories are stated at the lower of cost (first-in, first-out method) or market.

    Property and equipment are recorded at cost and depreciated using the straight-line method over the estimated useful lives of the assets which range from 3 to 10 years.

    Other assets include $123,871 and $170,300 at June 30, 1995 and 1994, respectively, of formulas for the production of toner, net of accumulated amortization of $201,129 and $154,700, respectively. Formulas are amortized using the straight-line method over seven years.

    The Company recognizes sales when product is shipped.

    The Company adopted Statement of Accounting Standards No. 109
"Accounting for Income Taxes" (SFAS No. 109) effective July 1, 1992. At the date of adoption of SFAS No. 109, there was no material effect on the results of operations.

    Loss per common share is computed on the weighted average number of shares outstanding during the respective years. The effect of outstanding options was antidilutive to the weighted average shares calculation for 1995, 1994 and 1993.

    Certain prior amounts have been reclassified to conform with the current year presentation.







                               F-11

           ASPEN IMAGING INTERNATIONAL, INC. AND SUBSIDIARIES


                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS




NOTE C--MARKETABLE SECURITIES

    The following is a summary of marketable securities available for sale at June 30, 1995:

                                                    Gross       Estimated
                                                  Unrealized      Fair
                                      Cost          Gains         Value

    Equity securities              $ 499,488     $  16,412      $ 515,900
    Foreign government securities    409,603        62,397        472,000
                                   ----------    ----------     ----------
                                   $ 909,091     $  78,809      $ 987,900
                                   ==========    ==========     ==========

    The cost and estimated fair value of debt securities at June 30, 1995, by estimated maturity, are shown below. Expected maturities will differ from contractual maturities because the issuers of the securities may have the right to prepay obligations without prepayment penalties.

                                                  Estimated
                                                    Fair
                                      Cost          Value

    Due after five years           $ 409,603     $ 472,000
    Equity securities                499,488       515,900
                                   ----------    ----------
                                   $ 909,091     $ 987,900
                                   ==========    ==========


NOTE D--INVENTORIES
                                                       June 30,
                                               1995              1994

         Raw materials and
           component parts                  $   324,703       $   737,282
         Finished goods, including
           goods purchased for resale           401,000         1,060,833
                                            ------------      ------------
                                            $   725,703       $ 1,798,115
                                            ============      ============

    Because of the nature of the manufacturing process, work in process is not significant.





                               F-12

           ASPEN IMAGING INTERNATIONAL, INC. AND SUBSIDIARIES


                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS




NOTE E--LONG-TERM DEBT

    Long-term debt at June 30, 1994 consisted entirely of Industrial Development Revenue Bonds ("IDRB"). The Company financed its original manufacturing facility in 1984 and its expansion in 1986 through two IDRBs issued by the City of Lafayette. The 1984 IDRB, $1,250,000 original principal, bearing interest at 10% and maturing in 1999, and the 1986 IDRB, $600,000 original principal, bearing interest at 104.5% of prime and maturing in 2001, were both discharged upon the sale of the building on October 3, 1994. The proceeds of the sale of the building were used to retire all outstanding debt.






































                               F-13

           ASPEN IMAGING INTERNATIONAL, INC. AND SUBSIDIARIES


                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS




NOTE F--STOCKHOLDERS' EQUITY

    The Company has three stock option plans. Under an incentive plan adopted in 1984, there were 10,000 shares of common stock reserved for exercise at June 30, 1995. Under a non-qualified plan adopted in 1985, there were 37,500 shares of common stock reserved for exercise at June 30, 1995. Under a non-qualified plan adopted in 1988, there were 145,400 shares of common stock reserved for exercise at June 30, 1995.

    Additionally, in the year ended June 30, 1994, an option to purchase 200,000 shares at $1.65 was granted to the President in connection with an employment agreement.

    Under the terms of all plans, options are granted at a price not less than the fair market value of the Company's common stock at the date of grant. Options outstanding under the 1988 plan are exercisable at a rate of one-twelfth per quarter over three years, beginning at date of grant.

    Stock option activity under the plans is summarized as follows:

                                        Number of        Option Price
                                         Shares           Per Share

   Outstanding at July 1, 1992           810,105         $1.38 - $2.27
   Granted                                35,000                  1.38
   Cancelled/forfeited/expired           (75,335)         1.38 -  2.06
                                        ---------        --------------
   Outstanding at July 1, 1993           769,770         $1.38 - $2.27
   Granted                               410,000          1.38 -  2.06
   Cancelled/forfeited/expired          (307,470)         1.38 -  2.27
                                        ---------        --------------
   Outstanding at June 30, 1994          872,300         $1.38 - $2.27
   Granted                                     0                     0
   Cancelled/forfeited/expired          (479,400)        $1.38 - $2.27
                                        ---------        --------------
   Outstanding at June 30, 1995          392,900         $1.38 - $2.06
                                        =========        ==============

   All of the options outstanding at June 30, 1995 are currently exercisable and no additional options may be granted under the 1984, 1985 or 1988 plans.









                               F-14

           ASPEN IMAGING INTERNATIONAL, INC. AND SUBSIDIARIES


                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS




NOTE G--INCOME TAXES

    The Company adopted SFAS No. 109 effective July 1, 1992. SFAS No. 109 is an asset and liability approach that, among other provisions, requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's financial statements and tax returns. In estimating future tax consequences, SFAS No. 109 generally considers all expected future events other than enactments or changes in the tax law or rules.

    Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities, for financial reporting purposes, and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities as of June 30 are as follows:

                                                 Federal Deferred Taxes
                                                  1995            1994
    Deferred tax assets:
      Net operating loss carryforwards
        and credits                            $  653,600      $1,037,500
      Difference between book and tax
        assets                                         --         206,000
      Inventory and accounts receivable
        reserves                                   59,300          71,500
      Nondeductable accruals                      332,300          45,600
                                               -----------     -----------
        Total deferred tax assets               1,045,200       1,360,600
    Deferred tax liabilities:
      Tax over book depreciation                  313,800         695,600
      Deferral of DISC income                      88,100         166,000
      Other                                        13,000           9,900
                                               -----------     -----------
          Total deferred tax liabilities          414,900         871,500
                                               -----------     -----------
    Net deferred tax assets                       630,300         489,100
      Valuation allowance for deferred
        tax assets                               (630,300)       (489,100)
                                               -----------     -----------
      Net deferred taxes                       $       --      $       --
                                               ===========     ===========









                               F-15

           ASPEN IMAGING INTERNATIONAL, INC. AND SUBSIDIARIES


                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS




NOTE G--INCOME TAXES--CONTINUED


                                              State & Local Deferred Taxes
                                                  1995            1994
    Deferred tax assets:
      Net operating loss carryforwards
        and credits                            $  111,200      $   55,800
      Difference between book and tax
        assets                                         --          20,000
      Inventory and accounts receivable
        reserves                                    5,800           6,900
      Nondeductable accruals                       32,300           4,400
                                               -----------     -----------
        Total deferred tax assets                 149,300          87,100
    Deferred tax liabilities:
      Tax over book depreciation                   30,500          67,500
      Deferral of DISC income                       8,600          16,100
      Other                                         1,300           1,000
                                               -----------     -----------
          Total deferred tax liabilities           40,400          84,600
                                               -----------     -----------
    Net deferred tax assets                       108,900           2,500
      Valuation allowance for deferred
        tax assets                               (108,900)         (2,500)
                                               -----------     -----------
      Net deferred taxes                       $       --      $       --
                                               ===========     ===========

    Management does not believe that the realization of these future tax benefits for net operating loss carryforwards, investment tax credit carryforwards, and alternative minimum tax credit carryforwards is "more likely than not" and therefore the Company has provided a valuation allowance equal to the net deferred tax assets.

    At June 30, 1995, the Company had available, net operating loss carryforwards of approximately $1,773,000 for Federal income tax purposes. Utilization by the Company is subject to limitations based upon the Company's future income. The loss carryforwards, if not used, will expire as follows:
$1,472,000 in 2008, and $301,000 in 2009.










                               F-16

             ASPEN IMAGING INTERNATIONAL, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE G--INCOME TAXES--CONTINUED

    The income tax provision (benefit) is as follows:

                                      1995          1994          1993

    Income taxes currently
      payable (refundable):
        Federal                    $ (127,748)   $       --     $       --
        State                              --            --             --
                                   -----------   -----------    -----------
                                     (127,748)           --             --
    Deferred income taxes                  --      (140,000)      (604,000)
                                   -----------   -----------    -----------
    Total income tax (benefit)     $ (127,748)   $ (140,000)    $ (604,000)
                                   ===========   ===========    ===========

    The provision for income taxes varies from the statutory federal income tax rate as follows:

                                             Year Ended June 30,
                                         1995        1994        1993

    Expected federal income tax
      (benefit) rate                    (34.0)%     (34.0)%     (34.0)%
    State taxes, net of federal
      tax benefit                        (3.3)       (3.3)       (3.3)
    Net losses without tax benefit       22.3        30.0          --
                                       --------     -------    --------
                                        (15.0)%      (7.3)%     (37.3)%
                                       ========     =======    ========

NOTE H--COMMITMENTS AND OTHER

    Future minimum payments for operating leases as of June 30, 1995 are approximately $70,570 due during 1996. The Company entered into an operating lease for its new corporate offices during August, 1994. Future minimum payments for that lease during fiscal 1996 are approximately $70,570, and during fiscal 1997 are approximately $11,762.

    Rent expense on operating leases for the years ended June 30, 1995, 1994 and 1993 was approximately $98,243, $104,500 and $181,900, respectively.

    Revenues from export sales were approximately $1,490,491, $1,512,600 and $1,326,600 for the years ended June 30, 1995, 1994 and 1993, respectively.






                               F-17

           ASPEN IMAGING INTERNATIONAL, INC. AND SUBSIDIARIES


                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS




NOTE H--COMMITMENTS AND OTHER--CONTINUED

    Amounts charged to bad debts expense were approximately $86,000, $65,000 and $71,000 for the years ended June 30, 1995, 1994 and 1993, respectively.


NOTE I--RELATED PARTY TRANSACTIONS

    As described above, on July 12, 1993, the Company sold 1,000,000 newly issued shares of its common stock to Buckeye for $1.65 per share (aggregate, $1,650,000). In addition, the President of the Company also sold all 732,388 shares of his stock in the Company to Buckeye for $1.65 per share (aggregate, $1,208,440). These transactions gave Buckeye an interest of approximately 41% in the Company which has increased to approximately 43% as the result of the repurchase of stock by the Company.

    During the fiscal years ended June 30, 1995 and 1994, the Company used Buckeye as a contractor, purchased ribbons and other supply products from Buckeye for resale to its customers, and utilized Buckeye and affiliated personnel to perform shipping, administrative, and other functions. The amount of these charges billed to the Company during the fiscal years ended June 30, 1995 and 1994 approximated $1,365,000 and $1,139,000, respectively. In addition, effective January 1, 1995, the Company rented warehouse, manufacturing and office space from Buckeye for $18,000 per year. At June 30, 1995, the Company had a related payable to Buckeye and its affiliates of approximately $160,000.

    During the fiscal years ended June 30, 1995 and 1994, the Company sold plastics and certain ribbon and toner products to Buckeye. The plastics, ribbons and toner products billed to Buckeye by the Company during the fiscal years ended June 30, 1995 and 1994 approximated $151,600 and $211,200, respectively. At June 30, 1995, the Company had a related receivable from Buckeye of approximately $32,100.
















                               F-18

               ASPEN IMAGING INTERNATIONAL, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS






                                                   December 31,      June 30,
                                                       1995            1995
                                                   (Unaudited)
ASSETS

CURRENT ASSETS
  Cash and cash equivalents                        $ 3,814,195     $ 2,870,575
  Short-term investments                               545,100         526,213
  Marketable securities available for sale             560,000         987,900
  Receivables (less allowances of $65,881
    and $25,000 for doubtful accounts) --
    Note C                                             542,486         747,644
  Inventories -- Note B                                679,861         725,703
  Prepaid expenses and other current assets             27,333          44,385
                                                   ------------    ------------
                          TOTAL CURRENT ASSETS       6,168,975       5,902,420


PROPERTY AND EQUIPMENT
  Leasehold improvements                               140,457         140,457
  Machinery and equipment                            1,091,902       1,091,902
  Molds                                              2,994,750       2,994,750
  Office equipment and vehicles                        307,203         322,261
                                                   ------------    ------------
                                                     4,534,312       4,549,370
  Less accumulated depreciation
    and amortization                                 3,456,509       3,218,863
                                                   ------------    ------------
                                                     1,077,803       1,330,507


NOTES RECEIVABLE                                        16,550          18,800

OTHER ASSETS, NET -- Note A                            111,935         137,764
                                                   ------------    ------------
                                  TOTAL ASSETS     $ 7,375,263     $ 7,389,491
                                                   ============    ============



See notes to consolidated financial statements.








                               F-19

              ASPEN IMAGING INTERNATIONAL, INC. AND SUBSIDIARIES


                    CONSOLIDATED BALANCE SHEETS--CONTINUED






                                                   December 31,      June 30,
                                                       1995            1995
                                                   (Unaudited)
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable and accrued expenses
    -- Note C                                      $   713,596     $   671,163
  Accrued salaries and payroll expenses                275,048         428,379
                                                   ------------    ------------
                     TOTAL CURRENT LIABILITIES         988,644       1,099,542


STOCKHOLDERS' EQUITY
  Preferred Stock, $.001 Par Value;
    authorized, 1,000,000 shares;
    no shares issued                                        --              --
  Common Stock, $.001 par value;
    4,192,356 shares issued and 3,988,756
    shares outstanding at December 31,
    1995 and 4,192,356 shares issued and
    4,075,356 shares outstanding at
    June 30, 1995                                        4,192           4,192
  Capital in excess of par value                     4,807,151       4,807,151
  Unrealized gains on investments
    available for sale                                 150,397          78,809
  Retained earnings                                  1,589,066       1,494,140
                                                   ------------    ------------
                                                     6,550,806       6,384,292
  Treasury stock at cost, 203,600 shares
    at December 31, 1995 and 117,000
    shares at June 30, 1995                           (164,187)        (94,343)
                                                   ------------    ------------
                    TOTAL STOCKHOLDERS' EQUITY       6,386,619       6,289,949
                                                   ------------    ------------

      TOTAL LIABILITIES & STOCKHOLDERS' EQUITY     $ 7,375,263     $ 7,389,491
                                                   ============    ============



See notes to consolidated financial statements.






                               F-20

           ASPEN IMAGING INTERNATIONAL, INC. AND SUBSIDIARIES


                 CONSOLIDATED STATEMENTS OF OPERATIONS
                               (Unaudited)


                                                 Three Months Ended              Six Months Ended
                                                    December 31                      December 31

                                                l995            l994             1995            1994
REVENUE
  Net sales -- Note C                      $ 1,210,414     $ 1,706,978      $ 2,698,797     $ 3,899,301
  Other                                         81,279          54,906          189,865         127,890
                                           ------------    ------------     ------------    ------------
                                             1,291,693       1,761,884        2,888,662       4,027,191

COST AND EXPENSES:
  Cost of products sold -- Note C              883,357       1,381,134        2,040,730       3,005,811
  Selling, general and
    administrative -- Note C                   349,452         556,126          753,006       1,101,770
  Interest                                          --              --               --          16,483
  Severance and post-employment
    costs from the elimination
    of administrative personnel                     --         479,083               --         479,083
                                           ------------    ------------     ------------    ------------
                                             1,232,808       2,416,343        2,793,736       4,603,147


   INCOME (LOSS) BEFORE INCOME TAXES            58,884        (654,459)          94,926        (575,956)


          PROVISION FOR INCOME TAXES                --              --               --              --
                                           ------------    ------------     ------------    ------------

                   NET INCOME (LOSS)       $    58,884     $  (654,459)     $    94,926     $  (575,956)
                                           ============    ============     ============    ============

  NET INCOME (LOSS) PER COMMON SHARE       $      0.01     $     (0.16)     $      0.02     $     (0.14)
                                           ============    ============     ============    ============

             WEIGHTED AVERAGE SHARES         3,988,756       4,192,356        4,013,191       4,192,356
                                           ============    ============     ============    ============



See notes to consolidated financial statements.

              ASPEN IMAGING INTERNATIONAL, INC. AND SUBSIDIARIES

                    CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (Unaudited)

                                                                  Six Months Ended
                                                                    December 31
                                                                l995              l994
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income                                               $    94,926       $  (575,956)
  Adjustments to reconcile net income to net
    cash provided by operating activities:
      Depreciation and amortization                            278,535           303,401
      Provision for doubtful accounts                           55,000             2,743
      (Gain) from sale of investments                          (35,881)               --
      (Gain) on disposal of assets                              (4,076)          (40,535)
  Changes in operating assets and liabilities:
      Receivables                                              150,158           126,347
      Inventories                                               45,842           534,950
      Prepaid expenses and other current assets                 (1,835)          (22,996)
      Accounts payable and accrued expenses                     42,431           188,346
      Accrued salaries and payroll expenses                   (153,331)          335,166
                                                           ------------      ------------
        NET CASH PROVIDED BY OPERATING ACTIVITIES              471,769           851,466

CASH FLOWS FROM INVESTING ACTIVITIES
  Proceeds from sale of property and equipment                   4,076         2,259,077
  Additions to property and equipment                               --          (187,965)
  Change in notes receivable                                     2,250            21,489
  Change in other assets                                            --             4,685
  Proceeds from sale of investments                            535,369                --
                                                           ------------      ------------
        NET CASH PROVIDED BY INVESTING ACTIVITIES              541,695         2,097,286

CASH FLOWS FROM FINANCING ACTIVITIES
  Payment of long-term debt                                         --          (996,370)
  Purchase of treasury stock                                   (69,844)               --
                                                           ------------      ------------
          NET CASH (USED IN) FINANCING ACTIVITIES              (69,844)         (996,370)

        NET INCREASE IN CASH AND CASH EQUIVALENTS              943,620         1,952,382

                        CASH AND CASH EQUIVALENTS
                           AT BEGINNING OF PERIOD            2,870,575         1,784,846
                                                           ------------      ------------
       CASH AND CASH EQUIVALENTS AT END OF PERIOD          $ 3,814,195       $ 3,737,228
                                                           ============      ============
SUPPLEMENTAL INFORMATION:

  Interest Paid                                            $        --       $    16,483
                                                           ============      ============
  Taxes Paid                                               $        --       $        --
                                                           ============      ============

See notes to consolidated financial statements.
                               F-22

             ASPEN IMAGING INTERNATIONAL, INC. AND SUBSIDIARIES


          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- UNAUDITED

                             DECEMBER 31, 1995


NOTE A -- Basis Of Presentation

    The accompanying consolidated condensed financial statements include the accounts of Aspen Imaging International, Inc. (the "Company") and its wholly-owned subsidiaries, Aspen Ribbons International, Inc., a Domestic International Sales Corporation, and Aspen Toner Corporation, a manufacturer of laser toner. The financial statements have been prepared without audit and reflect, in the opinion of management, all adjustments necessary for fair statement of the results of the Company's operations for the periods presented. These include only normal recurring adjustments. It is recommended that these financial statements be read in conjunction with the Company's annual report for the year ended June 30, 1995.

    The Company adopted the provisions of Statement of Financial Accounting Standards (SFAS) No. 115, "Accounting for Certain Investments in Debt and Equity Securities," for investments. Management determines the appropriate classification of marketable securities at the time of purchase and reevaluates such designation as of each balance sheet date. Marketable securities held as available for sale are carried at fair value with any unrealized gains or losses reported as a separate component of shareholders' equity. Realized gains and losses on marketable securities held as available for sale are included in other income. Interest and dividends on securities classified as available for sale are included in other income.

    Other assets include $100,598 of formulas for the production of toner, net of $224,402 accumulated amortization.

    The Company recognizes sales when product is shipped.

    Certain prior amounts have been reclassified to conform with the current year presentation.


NOTE B -- Inventories

    Inventories consisted of:

                                         December 31         June 30
                                             1995              1995

    Raw materials and component parts     $ 292,914         $ 324,703
    Finished goods, including goods
      purchased for resale                  386,947           401,000
                                          ----------        ----------
                                          $ 679,861         $ 725,703
                                          ==========        ==========




                               F-23

             ASPEN IMAGING INTERNATIONAL, INC. AND SUBSIDIARIES

          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- UNAUDITED


NOTE C -- CERTAIN RELATED PARTY TRANSACTIONS

    Of the amounts shown in the accompanying Consolidated Statements of Operations, the following relate to transactions (all of which were consummated at cost) with Bobbie Brooks, Incorporated, which owns approximately 62% of the Company's Common Stock, and its affiliates, including its Buckeye Business Products, Inc. Division (collectively, "Buckeye"):

                                     Three Months Ended     Six Months Ended
                                         December 31           December 31
                                      1995        1994      1995        1994

Net sales
  Includes product sales by the
  Company to Buckeye at the
  Company's cost of:                 $ 27,262  $ 50,904    $ 57,691  $117,747
                                     ========= =========   ========= =========
Cost of products sold
  Includes product purchased from
  Buckeye at Buckeye's cost of:      $257,736  $313,571    $506,390  $637,602
                                     ========= =========   ========= =========
  Includes personnel costs for
  shipping and purchasing, and
  rental for space, utilized by
  the Company and provided by
  Buckeye at Buckeye's cost of:      $ 21,028  $ 56,581    $ 44,015  $ 59,818
                                     ========= =========   ========= =========
Selling, general and administrative
  Includes personnel costs for
  order entry, billing, legal
  and accounting, utilized by the
  Company and provided by
  Buckeye at Buckeye's cost of:      $ 16,223  $ 30,127    $ 42,600  $ 76,219
                                     ========= =========   ========= =========

Of the amounts shown on the accompanying Consolidated Balance Sheets, the following relate to the above transactions:

                                      December 31, 1995      June 30, 1995

Receivables
  Includes receivables due
  from Buckeye of:                         $19,880              $ 32,119
                                           ========             =========
Accounts payable and
accrued expenses
  Includes accounts payable
  to Buckeye of:                           $52,303              $159,983
                                           ========             =========



                               F-24

                            Ernst & Young LLP
                            One Cascade Plaza
                            Akron, Ohio 44308




                     REPORT OF INDEPENDENT AUDITORS



Board of Directors and Stockholders
Bobbie Brooks, Incorporated


We have audited the accompanying consolidated balance sheets of Bobbie Brooks, Incorporated and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Bobbie Brooks, Incorporated and subsidiaries at December 31, 1995 and 1994, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.




                                            ERNST & YOUNG LLP

March 8, 1996












                               F-24

                  BOBBIE BROOKS, INCORPORATED AND SUBSIDIARIES


                          CONSOLIDATED BALANCE SHEETS
                       (In thousands, except share amounts)




                                                            December 31
                                                        1995           1994

ASSETS

CURRENT ASSETS

  Cash and cash equivalents                           $  7,878       $ 12,502
  Marketable securities and other
    investments available for sale--Note D              11,836              -
  Trade receivables (less allowances
    of $279 in 1995 and $1,250 in 1994)                  5,058          5,808
  Inventories--Note H                                    7,447          7,258
  Prepaid expenses and other current assets                730            553
  Due from parent                                        2,236          1,167
                                                      ---------      ---------
                             TOTAL CURRENT ASSETS       35,185         27,288



PROPERTY AND EQUIPMENT--Notes G and H                    6,985          8,728



INTANGIBLE ASSETS ARISING FROM ACQUISITIONS
  (at cost less accumulated amortization of
  $490 in 1995 and $324 in 1994)-- Note A                  627            793



EQUITY INVESTMENT--Note B                                    -          2,689



OTHER ASSETS                                             2,210          1,992
                                                      ---------      ---------

                                     TOTAL ASSETS     $ 45,007       $ 41,490
                                                      =========      =========







See notes to consolidated financial statements.


                               F-26

                 BOBBIE BROOKS, INCORPORATED AND SUBSIDIARIES


                    CONSOLIDATED BALANCE SHEETS--CONTINUED
                      (In thousands, except share amounts)




                                                            December 31
                                                        1995           1994

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

  Accounts payable                                    $  4,733       $  6,507
  Accrued liabilities--Note H                            7,642          8,724
  Loans payable-related party--Note G                      289          1,911
  Current portion of long-term debt--Note G                 58          1,680
                                                      ---------      ---------
                        TOTAL CURRENT LIABILITIES       12,722         18,822

LONG-TERM DEBT--Note G                                   1,742            124

DEFERRED CREDITS AND NONCURRENT LIABILITIES              2,772          3,336

MINORITY INTEREST                                        3,022            630

STOCKHOLDERS' EQUITY--Notes A and E

  Preferred Stock-Series A - $.001 par value;
    authorized 2,000,000 shares, issued and
    outstanding 907,250 shares in 1995 and 1994
    (aggregate liquidation preference and unpaid
    dividend is $29,212 in 1995 and $27,239 in
    1994)                                                    1              1
  Preferred Stock-Series B - $.001 par value;
    authorized 300,000 shares, issued and
    outstanding 194,600 shares in 1995 (aggregate
    liquidation preference and unpaid dividend
    is $22,489 in 1995 and $20,706 in 1994)                  -              -
   Common Stock - $.00l par value;
    authorized 50,000,000 shares, 4,932,400
    issued and outstanding in 1995 and 1994                  5              5
  Capital in excess of par value                        52,392         53,042
  Unrealized gains on investments available
    for sale                                               801              -
  Retained (deficit)                                   (28,450)       (34,470)
                                                      ---------      ---------
                       TOTAL STOCKHOLDERS' EQUITY       24,749         18,578
                                                      ---------      ---------
       TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY     $ 45,007       $ 41,490
                                                      =========      =========

See notes to consolidated financial statements.


                               F-27

                 BOBBIE BROOKS, INCORPORATED AND SUBSIDIARIES

                    CONSOLIDATED STATEMENTS OF OPERATIONS
                     (In thousands, except share amounts)
                                                               Year Ended December 3l
                                                            1995         1994         1993
Net sales                                               $  47,590    $  46,016    $  42,084
Cost of sales                                              34,844       32,402       28,662
                                                        ----------   ----------   ----------
                                        GROSS PROFIT       12,746       13,614       13,422
Cost and expenses:
  Selling, general and administrative expenses              7,989        8,081        8,643
  Depreciation and amortization                             1,037        1,212        1,027
  Interest, net                                              (998)         379          588
                                                        ----------   ----------   ----------
                                                            8,028        9,672       10,258

Other income, net                                             336          148          144
                                                        ----------   ----------   ----------
                   INCOME FROM CONTINUING OPERATIONS
           BEFORE INCOME TAXES AND MINORITY INTEREST        5,054        4,090        3,308

Provision for income taxes--Note I                            104           18            7
                                                        ----------   ----------   ----------
                              INCOME FROM CONTINUING
                 OPERATIONS BEFORE MINORITY INTEREST        4,950        4,072        3,301

Minority interest                                             (30)         (36)         (94)
                                                        ----------   ----------   ----------
                   INCOME FROM CONTINUING OPERATIONS        4,920        4,036        3,207

Income (loss) from discontinued operations,
  net of taxes--Note C                                      1,100      (17,894)      (2,637)
                                                        ----------   ----------   ----------
                                   NET INCOME (LOSS)        6,020      (13,858)         570

Preferred Stock dividend requirements                       4,587        3,855        3,760
                                                        ----------   ----------   ----------
 NET INCOME (LOSS) APPLICABLE TO COMMON STOCKHOLDERS    $   1,433    $ (17,713)   $  (3,190)
                                                        ==========   ==========   ==========
Earnings (loss) per share--Note A:
             CONTINUING OPERATIONS (NET OF PREFERRED
                        STOCK DIVIDEND REQUIREMENTS)    $     .07    $     .04    $    (.11)
                             DISCONTINUED OPERATIONS          .22        (3.63)        (.54)
                                                        ----------   ----------   ----------
                                   NET INCOME (LOSS)    $     .29    $   (3.59)   $    (.65)
                                                        ==========   ==========   ==========
Weighted average number of common
  shares outstanding--Notes A and E                     4,932,400    4,932,400    4,932,400
                                                        ==========   ==========   ==========

See notes to consolidated financial statements.

                 BOBBIE BROOKS, INCORPORATED AND SUBSIDIARIES

               CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                      (In thousands, except share amounts)

Three Years Ended December 3l, l995

                                  Series A Pre-     Series B
                                  ferred Stock   Preferred Stock  Common Stock   Additional   Retained
                                           Par              Par            Par    Paid In     Earnings
                                  Shares  Value  Shares    Value  Shares  Value   Capital    (Deficit)


Balance at December 31, 1992      907,250  $ 1     194,600   $ -  4,932,400 $ 5   $53,742    $(17,571)

  Subchapter S distribution to
  shareholder of Buckeye--Note B       -     -           -     -          -   -         -      (3,611)

  Net income for 1993                  -     -           -     -          -   -         -         570
                                  -------  ---     -------   ---  --------- ----  --------   ---------
Balance at December 31, 1993      907,250  $ 1     194,600   $ -  4,932,400 $ 5   $53,742    $(20,612)



  Preferred Stock dividends paid
  (paid at $3.60 per share)--
  Note E                               -     -           -     -        -     -      (700)          -

  Net (loss) for l994                  -     -           -     -        -     -         -     (13,858)
                                  -------  ---     -------   ---  --------- ----  --------   ---------
Balance at December 31, 1994      907,250  $ 1     194,600   $ -  4,932,400 $ 5   $53,042    $(34,470)

  Preferred Stock dividends paid
  (paid at $3.34 per share)--
  Note E                               -     -           -     -        -     -      (650)          -

  Net income for l995                  -     -           -     -        -     -         -       6,020
                                  -------  ---     -------   ---  --------- ----  --------   ---------
Balance at December 31, 1995      907,250  $ 1     194,600   $ -  4,932,400 $ 5   $52,392    $(28,450)
                                  =======  ===     =======   ===  ========= ====  ========   =========






See notes to consolidated financial statements.

                     BOBBIE BROOKS, INCORPORATED AND SUBSIDIARIES
                         CONSOLIDATED STATEMENTS OF CASH FLOWS
                          (In thousands, except share amounts)
                                                                       Year Ended December 3l
                                                                 1995          1994          1993
OPERATING ACTIVITIES
  Net income from continuing operations                       $  4,920      $  4,036      $  3,207
  Adjustments to reconcile net income to net
    cash provided by operating activities:
      Income (loss) from discontinued operations                 1,100       (17,894)       (2,637)
      Write-down of assets of discontinued segments                  -         8,049         2,572
      Depreciation and amortization                              1,296         2,259         2,306
      Net (gain) on sales of securities                            (75)            -           (25)
      Net (gain) loss on disposal of fixed assets                 (279)          199            (9)
      Minority interest                                            (55)           36            94
      Changes in operating assets and liabilities
        net of acquisitions and divestitures:
          Trade receivables                                      1,292         6,919         4,027
          Inventories                                              491        19,938         9,469
          Other assets                                          (1,310)          733           796
          Accounts payable                                      (2,124)       (4,385)       (1,446)
          Other current liabilities                             (2,629)         (739)       (5,253)
          Deferred credits and noncurrent liabilities             (564)          739           (38)
                                                              ---------     ---------     ---------
              NET CASH PROVIDED BY OPERATING ACTIVITIES          2,063        19,890        13,063

INVESTING ACTIVITIES
  Purchase of marketable securities                            (11,764)            -             -
  Proceeds from sale of marketable securities                    1,364             -            25
  Purchases of fixed assets                                       (327)       (3,801)       (1,204)
  Proceeds from the sale of fixed assets                         2,622         3,769            29
  Purchase of Aspen stock                                         (665)            -        (2,858)
  Cash acquired in Aspen investment                              4,359             -             -
  Acquisition of construction products business                      -             -        (3,000)
                                                              ---------     ---------     ---------
                NET CASH (USED IN) INVESTING ACTIVITIES         (4,411)          (32)       (7,008)
FINANCING ACTIVITIES
  Net borrowings (repayments) on loans payable                  (1,622)         (300)        2,211
  Net borrowings (repayments) on other facilities                    -        (1,577)        1,110
  Proceeds from long-term debt                                  32,614        33,565        37,960
  Principal payments on long-term debt                         (32,618)      (39,444)      (45,981)
  Dividends paid                                                  (650)         (700)            -
  Distribution to shareholder of Buckeye                             -             -        (3,611)
                                                              ---------     ---------     ---------
                NET CASH (USED IN) FINANCING ACTIVITIES         (2,276)       (8,456)       (8,311)
                                                              ---------     ---------     ---------
       (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS         (4,624)       11,402        (2,256)

         CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR         12,502         1,100         3,356
                                                              ---------     ---------     ---------
               CASH AND CASH EQUIVALENTS AT END OF YEAR       $  7,878      $ 12,502      $  1,100
                                                              =========     =========     =========

See notes to consolidated financial statements.

                 BOBBIE BROOKS, INCORPORATED AND SUBSIDIARIES


                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      (In thousands, except share amounts)

                              DECEMBER 31, 1995


NOTE A--SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation: The consolidated financial statements of Bobbie Brooks, Incorporated ("Company") include the accounts of the Company and its wholly-owned and majority-owned subsidiaries. Investments of 20%-50% owned affiliates are accounted for using the equity method. Intercompany balances and transactions have been eliminated upon consolidation.

Brooks provides its parent, Pubco Corporation ("Pubco"), with certain corporate services. The parent paid to the Company for these services $648 in each of the years ended December 31, 1995, 1994 and 1993.

Cash and Cash Equivalents: Cash equivalents are composed of all highly liquid investments generally with a maturity of three months or less at the time of purchase.

Inventories: Inventories are stated at the lower of cost (first-in, first-out) or market.

Financial Instruments: The Company's financial instruments recorded on the balance sheet include cash and cash equivalents and long-term debt. Because of their short maturity, the carrying amount of cash and cash equivalents approximates fair value. Because the majority of long-term debt is at market rates of interest that adjust frequently, the carrying amount of long-term debt approximates fair value.

Off balance sheet financial instruments include foreign currency exchange agreements. In the normal course of business, the Company's construction products subsidiary purchases components from a German supplier and from time to time, enters into foreign currency exchange contracts with banks in order to fix its trade payables denominated in the Deutsche Mark. The contract amounts outstanding and the net deferred gains or losses were not significant at December 31, 1995 and 1994.

Long-lived Assets: Property and equipment are recorded at cost with depreciation and amortization principally computed by the straight-line method.

Intangible assets ("goodwill") represents the excess of the purchase price over the fair value of the net assets of acquired businesses and is being amortized by the straight-line method, in most cases up to 10 years. The carrying amount of goodwill is reviewed if facts and circumstances suggest that it may be impaired. If this review indicates that goodwill will not be recoverable, as determined based on the estimated undiscounted cash flows of the entity acquired over the remaining amortization period, the carrying amount of the goodwill is reduced by the estimated shortfall of cash flows.

                 BOBBIE BROOKS, INCORPORATED AND SUBSIDIARIES


                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE A--SIGNIFICANT ACCOUNTING POLICIES--CONTINUED

Impairment of long-lived assets is recognized when events or changes in circumstances indicate that the carrying amount of the asset or related groups of assets, may not be recoverable. Measurement of the amount of impairment may be based on appraisal, market values of similar assets, or estimated undiscounted future cash flows resulting from use and ultimate disposition of the asset.

Research and Development Costs: The Company's construction products subsidiary performs research and development on present and future products and all costs are expensed as incurred. Total expenditures amounted to $489 and $647 for the years ended December 31, 1995 and 1994, and $363 for the 10 months ended December 31, 1993.

Per Common Share Amounts: Per common share amounts are computed after preferred dividend requirements on the basis of the weighted average number of shares of Common Stock outstanding.

Use of Estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Recently Issued Accounting Standards: In March 1995, the Financial Accounting Standards Board issued SFAS No. 121 - "Accounting for the Impairment of Long-lived Assets and for Long-lived Assets to be Disposed Of." SFAS No. 121 establishes accounting standards for the impairment of long-lived assets, certain identifiable intangibles, and goodwill related to those assets to be held and used, and for long-lived assets and certain identifiable intangibles to be disposed of. The Company is required to adopt the provisions of SFAS No. 121 for 1996, and the Company has determined the effect upon its adoption to be immaterial to results of operations.

Reclassifications: Certain prior year amounts have been reclassified to conform to the 1995 presentation.

                 BOBBIE BROOKS, INCORPORATED AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE B--BUSINESS COMBINATIONS

Business Combination with Buckeye. Buckeye Business Products, Inc. ("Buckeye") manufactures and nationally markets, primarily to end users, computer data processing supplies, including computer ribbons, laser toner, ink jet cartridges, magnetic media, and computer paper, using an in-house telemarketing staff. On January 1, 1994, the business of Buckeye was transferred to the Company by Pubco. Buckeye had merged (the "Merger") with and into a wholly-owned Pubco subsidiary immediately prior to the transfer of Buckeye's business to the Company. As consideration for Buckeye, Robert H. Kanner, Buckeye's sole stockholder who is also Pubco's and the Company's Chairman, President and CEO and Pubco's controlling stockholder, received 1,820,724 newly issued shares of Pubco's Common Stock and 70,000 shares of a newly-created Preferred Stock of Pubco with a face value of $100 per share. In consideration for the Buckeye business, Pubco received 194,600 shares of a newly-created Preferred Stock of the Company with a face value of $100 per share. The Buckeye business is being operated as a division of the Company.

Acquisition of Aspen. On July 12, 1993, the Company purchased an approximately 41% ownership interest in Aspen Imaging International, Inc. ("Aspen"), a publicly-held (NASDAQ Small Cap) corporation headquartered in Boulder, Colorado. Aspen manufactures ribbons, toner and other supplies for impact and non-impact printing devices. The Company paid approximately $2,858 for its equity interest and accounted for its investment in Aspen on the equity method through year-end 1995. The Company's Statements of Operations include its share of the earnings or losses of Aspen from July 12, 1993 through year-end 1995, which are insignificant and are included in "Other Income, Net" in the Consolidated Statements of Operations.

At year-end 1995, the Company acquired additional shares in Aspen bringing its interest to approximately 62% at December 31, 1995. The total purchase price, which is comprised of the $665 additional investment made in 1995 and the equity investment account balance of approximately $2,689, was allocated based upon the fair values of the assets and liabilities acquired. Summarized below are the unaudited consolidated results of operations of the Company, including Aspen on a pro forma basis, assuming the acquisition of 62% of Aspen's stock had occurred at the beginning of each respective year. These results include certain adjustments, principally depreciation and amortization expense, and are not necessarily indicative of what the results would have been had the Company owned Aspen's business during these periods.

                                                 Year Ended December 3l
                                                    1995        1994

    Net sales                                    $ 52,260     $ 53,323
                                                 =========    =========
    Income from continuing operations            $  5,024     $  4,047
                                                 =========    =========
    Net income (loss) from continuing
      operations per common share (net of
      Preferred Stock dividend requirements)     $    .09     $    .04
                                                 =========    =========

                 BOBBIE BROOKS, INCORPORATED AND SUBSIDIARIES


                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE B--BUSINESS COMBINATIONS--CONTINUED

The Company's financial statements include transactions with Aspen prior to year-end 1995. Product sales to and purchases from Aspen approximated $1,001 and $147, respectively, for the year ended December 31, 1995, $1,486 and $296, respectively, for the year ended December 31, 1994, and $270 and $70, respectively, for the six months ended December 31, 1993. All such transactions were at cost. In addition, during 1994, to replace Aspen's toner filling operation which was eliminated when Aspen sold its Colorado building, the Company constructed a toner filling room for Aspen's use at the Company's facility costing approximately $40, which amount was reimbursed to the Company by Aspen. Company personnel performed a variety of manufacturing, accounting, shipping and other support services for Aspen at the Company's cost. During 1995 and 1994, these costs approximated $157 and $136, respectively, which amounts were reimbursed to the Company by Aspen.

Acquisition of Allied. On March 1, 1993, Allied Construction Products, Inc. ("Allied"), an 85% owned subsidiary of the Company, purchased the assets and business of a fabricator, assembler and distributor of construction products for the construction and related industries. The Company paid $3,000 for its equity interest in the subsidiary. The purchase price was allocated based upon the fair values of the assets and liabilities acquired. The results of operations of Allied have been included in the consolidated financial statements of the Company since the date of acquisition.

                 BOBBIE BROOKS, INCORPORATED AND SUBSIDIARIES


                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE C--DISCONTINUED OPERATIONS

At September 30, 1994, the Company discontinued the operations of its retail and apparel manufacturing segments. Accordingly, a charge was made in 1994 for such discontinued operations related to the write-down of net assets to their net realizable value and to provide for operating losses during the phaseout period. Operations of the retail and apparel manufacturing segment in 1994 resulted in a loss of approximately $2,914 through the measurement date. Operations of the retail and apparel manufacturing segment for the fourth quarter of 1994 resulted in a loss of approximately $2,124 which was charged against the reserve for discontinued operations. In 1995, the Company reduced the reserve by $1,100 primarily related to actual results being more favorable than anticipated when the accrual was established in 1994. The remaining reserve balance of $1,805 at December 31, 1995, is believed to be sufficient to provide primarily for the costs of future lease, employee and other liabilities.

During 1993, the Company discontinued the operations of its commercial printing segment. Accordingly, a charge was made in 1993 for such discontinued operations relating to the write-down of net assets to their net realizable value and to provide for operating losses during the phaseout period. The Company ceased its printing operations at the end of the 1994 first quarter and liquidated most of its commercial printing assets by early 1995.

Results of these discontinued operations include:

                                                   Year Ended December 3l
                                                 1995        1994        1993

    Sales                                     $       -    $ 40,702    $84,293
                                              ==========   =========   ========
    (Loss) income from operations                     -    $ (2,901)   $ 1,344
    Income tax expense (benefit)                      -          13        (19)
                                              ----------   ---------   --------
    (Loss) income from operations                     -      (2,914)     1,363
    Income (loss) on disposals
      (no tax effect)                             1,100     (14,980)    (4,000)
                                              ----------   ---------   --------
    Income (loss) from discontinued
      operations                              $   1,100    $(17,894)   $(2,637)
                                              ==========   =========   ========

                 BOBBIE BROOKS, INCORPORATED AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE D--MARKETABLE SECURITIES

The following is a summary of marketable securities available for sale at
December 31, 1995:
                                                    Gross         Gross       Estimated
                                                  Unrealized   Unrealized        Fair
                                      Cost          Gains        (Loss)         Value
    US Corporate Equity
      Securities                   $   4,425     $     176      $    (140)   $   4,461
    US Corporate Debt Securities       3,056            30              -        3,086
    Foreign Government
      Debt Securities                  3,554           735              -        4,289
                                   ----------    ----------     ----------   ----------
                                   $  11,035     $     941      $    (140)   $  11,836
                                   ==========    ==========     ==========   ==========

The gross realized gains on sales of securities available for sale totaled $75. The net adjustment to unrealized holding gains on securities available for sale included as a separate component of stockholders' equity totaled $801 in 1995.

The cost and estimated fair value of debt securities at December 31, 1995, by estimated maturity, are shown below. Expected maturities may differ from contractual maturities because the issuers of the securities may have the right to prepay obligations without prepayment penalties.

                                                                Estimated
                                                                   Fair
                                                     Cost          Value

    Due after one year through three years       $   1,083      $   1,089
    Due after three years                            5,527          6,286
                                                 ----------     ----------
                                                 $   6,610      $   7,375
                                                 ==========     ==========

               BOBBIE BROOKS, INCORPORATED AND SUBSIDIARIES


                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE E--STOCKHOLDERS' EQUITY

Pubco owns approximately 90% of the Company's Common Stock and all of the Company's Preferred Stock.

The Company issued a newly created class of Preferred Stock Series B to Pubco on January 1, 1994 in connection with the transfer of the business of Buckeye Business Products, Inc. ("Buckeye") to the Company. See Note B.

The Company's Preferred Stock Series A is subject to redemption, in whole or in part, at the Company's option. In addition to any unpaid cumulative dividends, the redemption price includes a premium of three percent of face value during 1995, reducing to face value during 1998 and thereafter.

The Company's Preferred Stock Series B is subject to redemption, in whole or in part, at the Company's option. The redemption price includes the face value plus any unpaid cumulative dividends.

In the event of the liquidation of the Company, holders of Preferred Stock are entitled to a distribution equal to the face value of the Preferred Stock (and any unpaid cumulative dividends) before any amount may be paid on Common Stock.

The Company's non-voting Preferred Stock Series A requires cumulative annual dividends on the $20 face value per share at four percent above the averaged base lending rate of three large commercial banks. The Company's non-voting Preferred Stock Series B required cumulative annual dividends on the $100 face value per share at four percent above the average base lending rate of three large commercial banks. No dividend may be paid on Common Stock while there is any dividend arrearage on the Preferred Stock. In 1994, the Company paid $700 ($3.60 per share) of Series B preferred stock dividends, which were treated as a return of capital. In 1995, the Company paid $650 ($3.34 per share) of Series B preferred stock dividends, which were treated as a return of capital. As of December 31, 1995, $10,523 of cumulative dividends ($11.60 per share) on the Series A and $3,029 of cumulative dividends ($15.57 per share) on the Series B were undeclared and unpaid on the Preferred Stock.

Stockholders' equity of $24,749 at December 31, 1995 includes Common and Preferred stockholders' equity. In order to calculate Common stockholders' equity, the following amounts applicable to Preferred stockholders must be subtracted from total stockholders' equity: (i) face value of the Series A Preferred Stock ($18,145), (ii) the face value of the Series B Preferred Stock ($19,460), (iii) Series A Preferred Stock redemption premium ($544 at December 31, 1995) and (iv) unpaid cumulative Series A and Series B Preferred Stock dividends ($13,552 at December 31, 1995).

               BOBBIE BROOKS, INCORPORATED AND SUBSIDIARIES


                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE E--STOCKHOLDERS' EQUITY--CONTINUED

The Company has an Incentive Plan that allows the granting of stock options and stock awards to officers and key employees of the Company. Up to 67,500 shares of Common Stock are available under the Incentive Plan.
Stock options are generally not exercisable until five years after grant and then vest over time. The exercise price per share must generally be at least equal to the fair market value per share on the date of the respective grant. All shares subject to a stock award are deemed
Restricted Stock until the fifth anniversary of the date of the award and then lose such restricted qualification over time. Shares of Restricted Stock are subject to forfeiture following termination of employment and other events. No options or stock awards have been granted under such plan.


NOTE F--RETIREMENT PLANS

The Company maintains two discretionary non-qualified profit sharing plans to provide retirement benefits for certain of its key employees. The assets are segregated, but are included in Other Assets. The liabilities associated with these plans are included in Other Liabilities. In 1993, Allied adopted a 401(k) plan, with discretionary Company contributions. Expenses under the foregoing plans aggregated approximately $346, $322 and $316 for the years ended December 3l, 1995, l994 and l993, respectively.

The Company makes contributions to union-sponsored, collectively-bargained, multiemployer defined benefit pension plans. The Company contributed and charged to expense $8, $151 and $327 for the years ended December 3l, l995, l994 and 1993, respectively, for such plans. These contributions are determined in accordance with the provisions of negotiated labor contracts and generally are based on the amount of time worked. Information as to the Company's portion of the accumulated plan benefits, plan net assets and unfunded vested benefits, if any, is not determinable. In the event of a withdrawal from one or more of the plans, the Company may be subject to a withdrawal liability under the provisions of the Multiemployer Pension Plan Amendments Act of 1980. The discontinuance of the commercial printing segment has triggered withdrawal liability which was provided for in the charge for discontinued operations in 1993. Management does not intend to take any action which would subject the Company to any such liability under any other multiemployer pension plans.

The Company maintains a noncontributory defined benefit pension plan covering employees who are under a collective bargaining agreement and sponsors a pension plan for terminated employees of a former operation of a predecessor company. The excess actuarial present value of accumulated plan benefits over net assets available for benefits under these plans was approximately $365 and $370 at December 31, 1995 and 1994, respectively,

                BOBBIE BROOKS, INCORPORATED AND SUBSIDIARIES


                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE F--RETIREMENT PLANS--CONTINUED

which amounts have been reflected in the accompanying balance sheets. Expenses under these plans were approximately $50, $48 and $54 for 1995, 1994 and 1993, respectively.

The Company provides life insurance benefits and/or contributes to the cost of medical insurance for certain retired salaried and commission basis employees. The accumulated postretirement benefit obligation and related expense recorded for each year are not material to the balance sheet or the results of operations.


NOTE G--FINANCING ARRANGEMENTS

The Company had a demand note payable to Robert H. Kanner, the Company's Chairman, President & CEO, with a balance of $289 and $1,911 at December 31, 1995 and 1994, respectively. Interest on the unpaid balance is payable monthly at rates up to 2% above Society National Bank's base lending rate ("BLR"). Interest expense for the Company was $51, $177 and $127 in the years ended December 31, 1995, December 31, 1994, and December 31, 1993, respectively.

The Company has a $2,500 demand credit facility at BLR plus .5% with no outstanding balance at December 31, 1995. The Company has a $3,000 revolving credit facility at LIBOR plus 2.5% or BLR, at the option of the Company, expiring in 1997, with $1,677 outstanding at December 31, 1995. The Company has a term note at BLR plus 1% due in 1996 with $36 outstanding at December 31, 1995. A portion of the debt is collateralized by assets with aggregate carrying values of $13,734 at December 31, 1995.

Debt maturities for the years l996 through l999 are $58, $1,705, $28 and $9, respectively.

Interest payments by the Company were $233, $834 and $1,122 for the years ended December 31, 1995, 1994 and 1993, respectively.

Interest expense was $137, $439 and $628 for the years ended December 31, 1995, 1994 and 1993, respectively.

                 BOBBIE BROOKS, INCORPORATED AND SUBSIDIARIES


                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE H--OTHER INFORMATION

                                                        December 31
                                                    l995           1994


Allowance for doubtful accounts                   $    279       $  1,250
                                                  =========      =========

Amounts charged to bad debts expense were approximately $44, $794 and $543 for the years ended December 31, 1995, 1994 and 1993, respectively.


Inventories:
   Raw materials and supplies                     $  4,532       $  4,912
   Work-in-process                                     484            622
   Finished goods and merchandise                    2,431          1,724
                                                  ---------      ---------
                                                  $  7,447       $  7,258
                                                  =========      =========
Property and equipment:
   Land and buildings                             $  1,170       $  3,234
   Machinery, equipment and fixtures                11,865         13,731
   Leasehold improvements                            3,096          3,128
   Construction in progress                             97             38
                                                  ---------      ---------
                                                    16,228         20,131
   Less accumulated depreciation,
     amortization and allowance to
     reduce fixed assets to net
     realizable value                               (9,243)       (11,403)
                                                  ---------      ---------
                                                  $  6,985       $  8,728
Accrued liabilities:                              =========      =========

   Payroll and other employee benefits            $  2,207       $  2,243
   Accrued taxes                                       529            776
   Accrual for discontinued businesses               1,717          2,766
   Other                                             3,189          2,939
                                                  ---------      ---------
                                                  $  7,642       $  8,724
                                                  =========      =========

                 BOBBIE BROOKS, INCORPORATED AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE I--INCOME TAXES

Since 1992, the Company has been included in Pubco's consolidated federal income tax return. The Company has recorded its share of the respective consolidated groups' tax liability for each year based upon a tax sharing agreement.

The provision for income taxes for continuing operations consists of the following:

                                                  Year Ended December 3l
                                              1995         1994        1993

    Federal currently payable                $   90      $    -      $  (77)

    State and local currently payable            14          18          84
                                             -------     -------     -------
                                             $  104      $   18      $    7
                                             =======     =======     =======

Income taxes paid by (refunded to) the Company were $80, $(77) and $37 for 1995, 1994 and 1993, respectively.

A reconciliation of the statutory federal income tax rate to the effective rate for continuing operations is as follows:


                                                  Year Ended December 3l
                                              1995         1994        1993

    Statutory federal rate                     34.0%       34.0%       34.0%
    State and local taxes                        .2          .3         1.7
    Write-off of intangible                       -           -        10.9
    Utilization of net operating
      loss carryforwards                      (33.5)      (34.1)      (10.0)
    Subchapter S corporation income
      (not subject to tax)                        -           -       (37.4)
    Other                                       1.4          .2         1.0
                                             -------     -------     -------
                                                2.1%         .4%         .2%
                                             =======     =======     =======

At December 31, 1995, the Company had available net operating loss carryforwards of approximately $21,500 for federal income tax purposes. Utilization by the Company is subject to limitations based on the Company's future income. The loss carryforwards, if not used, will expire as follows:
$1,100 in 1996, $3,800 in 1997, $1,200 in 1998, $2,000 in 1999, $4,100 in
2000, $300 in 2002, $1,200 in 2006, $1,800 in 2007, $1,400 in 2008, and $4,600
in 2009.

                 BOBBIE BROOKS, INCORPORATED AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE I--INCOME TAXES--CONTINUED

In addition, for tax purposes, the Company has investment tax credit carryforwards of approximately $100 which expire between 1996 and 2001 and alternative minimum tax credit carryforwards of approximately $400.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities, for financial reporting purposes, and the amounts used for income tax purposes. Significant components of the Company's federal and state deferred tax assets and liabilities are as follows:

                                                    1995              1994
    Deferred tax assets:
      Net operating loss carryforwards
        and credits                               $  8,600          $ 10,400
      Accrual for discontinued operations              600             1,000
      Deferred compensation                          2,500             2,000
      Other                                          2,900             3,400
                                                  ---------         ---------
        Total deferred tax assets                   14,600            16,800
    Deferred tax liabilities:
      Tax over book depreciation                       600               900
      Other                                            100                 -
                                                  ---------         ---------
          Total deferred tax liabilities               700               900
                                                  ---------         ---------
    Net deferred tax assets                         13,900            15,900

      Valuation allowance for
        deferred tax assets                        (13,900)          (15,900)
                                                  ---------         ---------
    Net deferred taxes                            $      -          $      -
                                                  =========         =========

The Company has not consistently generated pretax income and the potential future tax benefits of the deferred tax assets, primarily net operating loss carryforwards, may not be realized. Accordingly, a valuation allowance has been provided equal to the net deferred tax assets related to these potential future tax benefits.

                 BOBBIE BROOKS, INCORPORATED AND SUBSIDIARIES


                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE J--LEASING ARRANGEMENTS

As Lessee:

Brooks and Buckeye are parties to separate leasing arrangements for office and factory space in an approximately 312,000 square foot building owned and operated by a partnership that is controlled by the majority stockholder of Pubco. Buckeye and Allied conduct substantially all of their business activities from this building. Brooks has its corporate offices at this building. The leases expire in 2005. The leases require annual payments aggregating $538. Rent expense associated with these leases was $538 for each of the years ended December 31, 1995, 1994 and 1993.

The Company and its subsidiaries lease certain facilities and equipment under non-cancellable leases for periods ranging from l to 10 years. Total rental expense from continuing operations under all operating leases is summarized below:

                                                 Year Ended December 3l
                                           1995           1994          1993

       Minimum rentals                   $  721         $  696        $  612
       Sublease rental income               (61)           (60)          (61)
                                         -------        -------       -------
                                         $  660         $  636        $  551
                                         =======        =======       =======

At December 3l, l995, the commitments under non-cancellable operating leases are as follows:

                                         Operating
                                          Leases


       l996                              $  639
       l997                                 555
       l998                                 554
       1999                                 548
       2000                                 542
       Thereafter                         1,882
                                         -------
                                         $4,720
                                         =======

Future minimum sublease rentals to be received on facilities under non-cancellable operating leases approximate $144 at December 3l, l995.

                 BOBBIE BROOKS, INCORPORATED AND SUBSIDIARIES


                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE J--LEASING ARRANGEMENTS--CONTINUED

As Lessor:

The Company leases certain land, building, equipment and a trade name asset with an aggregate total net book value of $2,259 at December 31, 1995, under an operating lease expiring in 2000. Upon expiration of the initial term, the lessee has options to renew for periods up to 10 years.

At December 31, 1995, future minimum rentals to be received under the operating lease follow:

         1996                  $  741
         1997                     741
         1998                     741
         1999                     741
         2000                     741
         Thereafter                 -
                               -------
                               $3,705
                               =======

                 BOBBIE BROOKS, INCORPORATED AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE K--INDUSTRY SEGMENT INFORMATION

Summarized industry segment information is as follows:
                                                   Computer
                                                   Printer     Construction
                                                   Supplies      Products    Corporate  Consolidated
1995

Net sales                                          $ 22,735      $ 24,855    $      -    $ 47,590
Trade receivables                                     2,603         2,433          22       5,058
Income from continuing operations before
  income taxes and minority interest                  4,127           101         826       5,054
Identifiable assets                                  13,223         8,998      22,786      45,007
Capital expenditures                                     51           141         135         327
Depreciation and amortization                           192           374         730       1,296

1994

Net sales                                          $ 23,356      $ 22,660    $      -    $ 46,016
Trade receivables                                     2,170         2,321       1,317       5,808
Income (loss) from continuing operations
  before income taxes and minority
  interest                                            3,966           632        (508)      4,090
Identifiable assets                                   6,124         9,551      25,815      41,490
Capital expenditures                                    245           663       2,893       3,801
Depreciation and amortization                           215           352         803       1,370

1993

Net sales                                          $ 23,391      $ 18,693    $      -    $ 42,084
Trade receivables                                     2,120         2,162       8,445      12,727
Income (loss) from continuing operations
  before income taxes and minority
  interest                                            3,729         1,095      (1,516)      3,308
Identifiable assets                                   6,114        11,518      50,327      67,959
Capital expenditures                                    256            25         923       1,204
Depreciation and amortization                           166           252         758       1,176


Aspen was consolidated as part of the computer printer supplies segment beginning December 31, 1995, and is included in the 1995 trade receivables and identifiable asset amounts above. Corporate includes certain amounts related to the previously discontinued segments.

                 BOBBIE BROOKS, INCORPORATED AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE L--QUARTERLY RESULTS OF OPERATIONS (UNAUDITED)

The Company's unaudited quarterly results of operations in 1995 and 1994 are set forth below.
                                                             1995
                                           1st         2nd         3rd         4th
                                         Quarter     Quarter     Quarter     Quarter
Net sales                                $ 13,459    $ 13,304    $ 10,759    $ 10,068
                                         =========   =========   =========   =========
Gross profit                             $  3,572    $  3,729    $  2,769    $  2,676
                                         =========   =========   =========   =========
Income from:
  Continuing operations                  $  1,537    $  1,493    $  1,469    $    421
  Discontinued operations                       -           -       1,100           -
                                         ---------   ---------   ---------   ---------
  Net income                             $  1,537    $  1,493    $  2,569    $    421
                                         =========   =========   =========   =========
Income (loss) applicable
  to Common Stockholders                 $    419    $    374    $  1,405    $   (765)
                                         =========   =========   =========   =========
Net income (loss) per common share from:
  Continuing operations                  $    .08    $    .08    $    .06    $   (.15)
  Discontinued operations                       -           -         .22           -
                                         ---------   ---------   ---------   ---------
  Net income (loss)                      $    .08    $    .08    $    .28    $   (.15)
                                         =========   =========   =========   =========
                                                             1994
                                           1st         2nd         3rd         4th
                                         Quarter     Quarter     Quarter     Quarter
Net sales                                $ 12,256    $ 12,425    $ 11,165    $ 10,170
                                         =========   =========   =========   =========
Gross profit                             $  3,517    $  3,768    $  3,368    $  2,961
                                         =========   =========   =========   =========
Income (loss) from:
  Continuing operations                  $  1,528    $  1,500    $  1,349    $   (341)
  Discontinued operations                  (1,736)        170     (17,613)      1,285
                                         ---------   ---------   ---------   ---------
  Net income (loss)                      $   (208)   $  1,670    $(16,264)   $    944
                                         =========   =========   =========   =========
Income (loss) applicable
  to Common Stockholders                 $ (1,148)   $    730    $(17,242)   $    (53)
                                         =========   =========   =========   =========
Net income (loss) per common share from:
  Continuing operations                  $    .12    $    .11    $    .07    $   (.26)
  Discontinued operations                    (.35)        .04       (3.57)        .25
                                         ---------   ---------   ---------   ---------
  Net income (loss)                      $   (.23)   $    .15    $  (3.50)   $   (.01)
                                         =========   =========   =========   =========

During the third quarter of 1994, the Company discontinued its apparel and retail segments resulting in a reclassification of all prior 1994 quarters, as presented above.

                               Ernst & Young LLP
                               One Cascade Plaza
                               Akron, Ohio 44308




                        REPORT OF INDEPENDENT AUDITORS




Board of Directors and Stockholders
Pubco Corporation


We have audited the accompanying consolidated balance sheets of Pubco Corporation and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Pubco Corporation and subsidiaries at December 31, 1995 and 1994, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.




                                                ERNST & YOUNG LLP

March 8, 1996

                      PUBCO CORPORATION AND SUBSIDIARIES

                         CONSOLIDATED BALANCE SHEETS
                      (In thousands, except share amounts)



                                                               December 3l
                                                            1995         1994
ASSETS

CURRENT ASSETS

  Cash and cash equivalents                               $  7,919     $ 12,583
  Marketable securities and other
    investments available for sale--Note D                  11,836            -
  Trade receivables (less allowances of
    $279 in 1995 and $1,250 in 1994)                         5,058        5,808
  Inventories--Note H                                        7,447        7,258
  Prepaid expenses and other current assets                    756          589
                                                          ---------    --------
                             TOTAL CURRENT ASSETS           33,016       26,238


PROPERTY AND EQUIPMENT--Notes G and H                        8,492       10,446

INTANGIBLE ASSETS ARISING FROM ACQUISITIONS
  (at cost less accumulated amortization of
  $490 in 1995 and $324 in 1994)--Note A                       676          842



EQUITY INVESTMENT--Note B                                        -        2,689



OTHER ASSETS                                                 2,920        2,661
                                                          ---------    ---------
                                     TOTAL ASSETS         $ 45,104     $ 42,876
                                                          =========    =========








See notes to consolidated financial statements.

                       PUBCO CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED BALANCE SHEETS--CONTINUED
                       (In thousands, except share amounts)

                                                               December 3l
                                                            1995         l994
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

  Accounts payable                                        $  4,738     $  6,509
  Accrued liabilities--Note H                                9,287       10,211
  Loans payable-related party--Note G                          289        1,911
  Current portion of long-term debt--Note G                    218        1,740
                                                          ---------    ---------
                        TOTAL CURRENT LIABILITIES           14,532       20,371

LONG-TERM DEBT--Note G                                       2,407          949

DEFERRED CREDITS AND NONCURRENT LIABILITIES                  3,628        4,378

MINORITY INTERESTS                                           3,022          630

STOCKHOLDERS' EQUITY--Notes A and E

  Preferred Stock:
    Preferred Stock-par value $.01; 2,000,000
      shares authorized, 70,000 shares issued and
      outstanding in 1994 ($7,000 aggregate
      liquidation preference in 1995 and 1994)                   1            1
    Convertible preferred stock-par value $1;
      20,000 shares authorized, none issued                      -            -
  Common Stock:
    Common Stock-par value $.01; 3,500,000
      shares authorized; 2,906,697 issued
      and 2,904,697 outstanding in 1995 and
      2,905,225 issued and outstanding in 1994                  29           29
    Class B Stock-par value $.01; 2,000,000
      shares authorized; 557,030 issued and
      outstanding in 1995 and 558,502 issued
      and outstanding in 1994                                    6            6
  Additional paid in capital                                30,082       30,957
  Unrealized gains on investments available for sale           801            -
  Retained (deficit)                                        (9,392)     (14,445)
                                                          ---------    ---------
                                                            21,527       16,548
  Treasury stock at cost, 2000 shares in 1995                  (12)           -
                                                          ---------    ---------
                       TOTAL STOCKHOLDERS' EQUITY           21,515       16,548
                                                          ---------    ---------
       TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY         $ 45,104     $ 42,876
                                                          =========    =========

See notes to consolidated financial statements.

                     PUBCO CORPORATION AND SUBSIDIARIES

                    CONSOLIDATED STATEMENTS OF OPERATIONS
                      (In thousands, except share amounts)
                                                               Year Ended December 3l
                                                             1995        1994        1993
Net sales                                                 $ 47,590    $ 46,016    $ 42,084
Cost of sales                                               34,844      32,402      28,662
                                                          ---------   ---------   ---------
                                    GROSS PROFIT            12,746      13,614      13,422
Costs and expenses:
  Selling, general and administrative expenses               8,835       8,829       9,592
  Depreciation and amortization                              1,121       1,303       1,118
  Interest, net                                               (911)        398         601
                                                          ---------   ---------   ---------
                                                             9,045      10,530      11,311

Other income, net                                              335         370         376
                                                          ---------   ---------   ---------
                   INCOME FROM CONTINUING OPERATIONS
           BEFORE INCOME TAXES AND MINORITY INTEREST         4,036       3,454       2,487

Provision for income taxes--Note I                              53          38           7
                                                          ---------   ---------   ---------
                              INCOME FROM CONTINUING
                 OPERATIONS BEFORE MINORITY INTEREST         3,983       3,416       2,480

Minority interest                                              (30)        (36)        (94)
                                                          ---------   ---------   ---------
                   INCOME FROM CONTINUING OPERATIONS         3,953       3,380       2,386

Income (loss) from discontinued operations,
  net of taxes--Note C                                       1,100     (13,588)     (2,511)
                                                          ---------   ---------   ---------
                                   NET INCOME (LOSS)         5,053     (10,208)       (125)

Preferred stock dividend requirements                          875         700         700
                                                          ---------   ---------   ---------
 NET INCOME (LOSS) APPLICABLE TO COMMON STOCKHOLDERS      $  4,178    $(10,908)   $   (825)
                                                          =========   =========   =========
Earnings (loss) per share--Note A:
             CONTINUING OPERATIONS (NET OF PREFERRED
                        STOCK DIVIDEND REQUIREMENTS)      $    .89    $    .77    $    .49
                             DISCONTINUED OPERATIONS           .32       (3.92)       (.73)
                                                          ---------   ---------   ---------
                                   NET INCOME (LOSS)      $   1.21    $  (3.15)   $   (.24)
                                                          =========   =========   =========
Weighted average number of shares
  outstanding--Notes A and E                             3,463,387   3,463,727   3,463,727
                                                         ==========  ==========  ==========

See notes to consolidated financial statements.

                      PUBCO CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                      (In thousands, except share amounts)

Three Years Ended December 3l, l995
                                 Preferred Stock   Common Stock   Class B Stock  Additional   Retained
                                          Par               Par            Par    Paid In     Earnings
                                  Shares Value    Shares   Value  Shares  Value   Capital    (Deficit)

Balance at December 31, 1992      70,000   $ 1   2,903,079   $29  560,648   $ 6   $31,657    $   (501)

  Conversion of Class B
  Stock to Common Stock--Note E        -     -       1,214     -   (1,214)    -         -           -

  Subchapter S distribution to
  shareholder of Buckeye--Note B       -     -           -     -        -     -         -      (3,611)

  Net (loss) for 1993                  -     -           -     -        -     -         -        (125)
                                  -------  ----  ----------  ---- --------  ----  --------   ---------
Balance at December 31, 1993      70,000   $ 1   2,904,293   $29  559,434   $ 6   $31,657    $ (4,237)


  Conversion of Class B
  Stock to Common Stock--Note E        -     -         932     -     (932)              -           -

  Preferred Stock dividends paid
  (paid at $10.00 per share)
  --Note E                             -     -           -     -        -     -      (700)          -

  Net (loss) for l994                  -     -           -     -        -     -         -     (10,208)
                                  -------  ----  ----------  ---- --------  ----  --------   ---------
Balance at December 31, 1994      70,000   $ 1   2,905,225   $29  558,502   $ 6   $30,957    $(14,445)


  Conversion of Class B
  Stock to Common Stock--Note E                      1,472         (1,472)

  Shares purchased to Treasury                      (2,000)

  Preferred Stock dividends paid
  (paid at $12.50 per share)
  --Note E                                                                           (875)


  Net income for l995                                                                           5,053
                                  -------  ----  ----------  ---- --------  ----  --------   ---------
Balance at December 31, 1995      70,000   $ 1   2,904,697   $29  557,030   $ 6    30,082      (9,392)
                                  =======  ====  ==========  ==== ========  ====  ========   =========

See notes to consolidated financial statements.

                      PUBCO CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                      (In thousands, except share amounts)
                                                                      Year Ended December 3l
                                                                 1995          1994          1993
OPERATING ACTIVITIES
  Net income from continuing operations                       $  3,953      $  3,380      $  2,386
  Adjustments to reconcile net income to net
    cash provided by operating activities:
      Income (loss) from discontinued operations                 1,100       (13,588)       (2,511)
      Write-down of assets of discontinued segments                  -         3,836         2,572
      Depreciation and amortization                              1,379         2,255         2,272
      Net (gain) loss on sales of securities                       (75)         (133)         (488)
      Net (gain) loss on disposal of fixed assets                 (256)          199           (45)
      Minority interest                                            (55)           36            94
      Changes in operating assets and liabilities
        net of acquisitions and divestitures:
          Trade receivables                                      1,292         6,919         4,027
          Inventories                                              491        19,938         9,469
          Other assets                                            (272)        1,006         1,736
          Accounts payable                                      (2,121)       (4,401)       (1,435)
          Other current liabilities                             (2,471)         (929)       (5,429)
          Deferred credits and noncurrent liabilities             (750)          750           136
                                                              ---------     ---------     ---------
              NET CASH PROVIDED BY OPERATING ACTIVITIES          2,215        19,268        12,784

INVESTING ACTIVITIES
  Distributions from partnership and trust investments               -            25            79
  Purchase of marketable securities                            (11,764)            -             -
  Proceeds from sale of marketable securities                    1,364           723            53
  Purchases of fixed assets                                       (327)       (3,808)       (1,204)
  Proceeds from the sale of fixed assets                         2,727         3,769           236
  Purchase of Aspen stock                                         (665)            -        (2,858)
  Cash acquired in Aspen investment                              4,359             -             -
  Acquisition of construction products business                      -             -        (3,000)
                                                              ---------     ---------     ---------
    NET CASH (USED IN) PROVIDED BY INVESTING ACTIVITIES         (4,306)          709        (6,694)
FINANCING ACTIVITIES
  Net borrowings (repayments) on loans payable                  (1,622)         (300)        2,211
  Net borrowings (repayments) on other facilities                    -        (1,577)        1,110
  Proceeds from long-term debt                                  32,614        34,465        37,960
  Principal payments on long-term debt                         (32,678)      (40,404)      (46,045)
  Dividends paid                                                  (875)         (700)            -
  Purchase of treasury stock                                       (12)            -             -
  Distribution to shareholder of Buckeye                             -             -        (3,611)
                                                              ---------     ---------     ---------
                NET CASH (USED IN) FINANCING ACTIVITIES         (2,573)       (8,516)       (8,375)
                                                              ---------     ---------     ---------
       (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS         (4,664)       11,461        (2,285)
         CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR         12,583         1,122         3,407
                                                              ---------     ---------     ---------
               CASH AND CASH EQUIVALENTS AT END OF YEAR       $  7,919      $ 12,583      $  1,122
                                                              =========     =========     =========

See notes to consolidated financial statements.

                      PUBCO CORPORATION AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      (In thousands, except share amounts)

                               DECEMBER 3l, l995




NOTE A--SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation: The consolidated financial statements of Pubco Corporation ("Company" or "Pubco") include the accounts of the Company and its wholly-owned and majority-owned subsidiaries, including Bobbie Brooks, Incorporated ("Brooks"), an approximately 90% owned subsidiary. Investments of 20%-50% owned affiliates are accounted for using the equity method. Intercompany balances and transactions have been eliminated upon consolidation.

Cash and Cash Equivalents: Cash equivalents are composed of all highly liquid investments generally with a maturity of three months or less at the time of purchase.

Inventories: Inventories are stated at the lower of cost (first-in, first-out) or market.

Financial Instruments: The Company's financial instruments recorded on the balance sheet include cash and cash equivalents and long-term debt. Because of their short maturity, the carrying amount of cash and cash equivalents approximates fair value. Because the majority of long-term debt is at market rates of interest that adjust frequently, the carrying amount of long-term debt approximates fair value.

Off balance sheet financial instruments include foreign currency exchange agreements. In the normal course of business, the Company's construction products subsidiary purchases components from a German supplier and from time to time, enters into foreign currency exchange contracts with banks in order to fix its trade payables denominated in the Deutsche Mark. The contract amounts outstanding and the net deferred gains or losses were not significant at December 31, 1995 and 1994.

Long-lived Assets: Property and equipment are recorded at cost with depreciation and amortization principally computed by the straight-line method.

Intangible assets ("goodwill") represents the excess of the purchase price over the fair value of the net assets of acquired businesses and is being amortized by the straight-line method, in most cases over 10 years. The carrying amount in goodwill is reviewed if facts and circumstances suggest that it may be impaired. If this review indicates that goodwill will not be recoverable, as determined based on the estimated undiscounted cash flows of the entity acquired over the remaining amortization period, the carrying amount of the goodwill is reduced by the estimated shortfall of cash flows.

                      PUBCO CORPORATION AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS




NOTE A--SIGNIFICANT ACCOUNTING POLICIES--CONTINUED

Impairment of long-lived assets is recognized when events or changes in circumstances indicate that the carrying amount of the asset or related groups of assets, may not be recoverable. Measurement of the amount of impairment may be based on appraisal, market values of similar assets or estimated undiscounted future cash flows resulting from use and ultimate disposition of the asset.

Research and Development Costs: The Company's construction products subsidiary performs research and development on present and future products and all costs are expensed as incurred. Total expenditures amounted to $489 and $647 for the years ended December 31, 1995 and 1994 and $363 for the 10 months ended December 31, 1993.

Per Common Share Amounts: Per common share amounts are computed after preferred dividend requirements on the basis of the weighted average number of shares of Common Stock outstanding.

Use of Estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Recently Issued Accounting Standards: In March 1995, the Financial Accounting Standards Board issued SFAS No. 121 - "Accounting for the Impairment of Long-lived Assets and for Long-lived Assets to be Disposed Of." SFAS No. 121 establishes accounting standards for the impairment of long-lived assets, certain identifiable intangibles, and goodwill related to those assets to be held and used, and for long-lived assets and certain identifiable intangibles to be disposed of. The Company is required to adopt the provisions of SFAS No. 121 for 1996, and the Company has determined the effect upon its adoption to be immaterial to results of operations.

Reclassifications: Certain prior year amounts have been reclassified to conform to the 1995 presentation.

                      PUBCO CORPORATION AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE B--BUSINESS COMBINATIONS

Business Combination with Buckeye. Buckeye Business Products, Inc. ("Buckeye") manufactures and nationally markets, primarily to end users, computer data processing supplies, including computer ribbons, laser toner, ink jet cartridges, magnetic media, and computer paper, using an in-house telemarketing staff. On January 1, 1994, the business of Buckeye was transferred by the Company to Brooks. Buckeye had merged (the "Merger") with and into a wholly-owned subsidiary of the Company immediately prior to the transfer of Buckeye's business to Brooks. As consideration for Buckeye, Robert H. Kanner, Buckeye's sole stockholder who is also the Company's and Brooks' Chairman, President and CEO and the Company's controlling stockholder, received 1,820,724 newly issued shares of the Company's Common Stock and 70,000 shares of a newly-created Preferred Stock of the Company with a face value of $100 per share. In consideration for the Buckeye business, the Company received 194,600 shares of a newly-created Preferred Stock of Brooks with a face value of $100 per share. The Buckeye business is being operated as a division of Brooks.

Acquisition of Aspen. On July 12, 1993, Brooks purchased an approximately 41% ownership interest in Aspen Imaging International, Inc. ("Aspen"), a publicly-held (NASDAQ Small Cap) corporation headquartered in Boulder, Colorado. Aspen manufactures ribbons, toner and other supplies for impact and non-impact printing devices. Brooks paid approximately $2,858 for its equity interest and accounted for its investment in Aspen on the equity method through year-end 1995. The Company's Statements of Operations include its share of the earnings or losses of Aspen from July 12, 1993 through year-end 1995, which are insignificant and are included in "Other Income, Net" in the Consolidated Statements of Operations.

At year-end 1995, Brooks acquired additional shares in Aspen bringing its interest to approximately 62% at December 31, 1995. The total purchase price, which is comprised of the $665 additional investment made in 1995 and the equity investment account balance of approximately $2,689, was allocated based upon the fair values of the assets and liabilities acquired. Summarized below are the unaudited consolidated results of operations of the Company, including Aspen on a pro forma basis, assuming the acquisition of 62% of Aspen's stock had occurred at the beginning of each respective year. These results include certain adjustments, principally depreciation and amortization expense, and are not necessarily indicative of what the results would have been had the Company owned Aspen's business during these periods.

                                                 Year Ended December 3l
                                                    1995        1994

    Net sales                                    $ 52,260     $ 53,323
                                                 =========    =========
    Income from continuing operations            $  4,057     $  3,391
                                                 =========    =========
    Net income from continuing
      operations per common share (net of
      Preferred Stock dividend requirements)     $    .92     $    .78
                                                 =========    =========

                      PUBCO CORPORATION AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE B--BUSINESS COMBINATIONS--CONTINUED

The Company's financial statements include transactions with Aspen prior to year-end 1995. Product sales to and purchases from Aspen approximated $1,001 and $147, respectively, for the year ended December 31, 1995, $1,486 and $296, respectively, for the year ended December 31, 1994, and $270 and $70, respectively, for the six months ended December 31, 1993. All such transactions were at cost. In addition, during 1994, to replace Aspen's toner filling operation which was eliminated when Aspen sold its Colorado building, the Company constructed a toner filling room for Aspen's use at the Company's facility costing approximately $40, which amount was reimbursed to the Company by Aspen. Company personnel performed a variety of manufacturing, accounting, shipping and other support services for Aspen at the Company's cost. During 1995 and 1994, these costs approximated $157 and $136, respectively which amounts were reimbursed to the Company by Aspen.

Acquisition of Allied. On March 1, 1993, Allied Construction Products, Inc. ("Allied"), an 85% owned subsidiary of Brooks, purchased the assets and business of a fabricator, assembler and distributor of construction products for the construction and related industries. Brooks paid $3,000 for its equity interest in the subsidiary. The purchase price was allocated based upon the fair values of the assets and liabilities acquired. The results of operations of Allied have been included in the consolidated financial statements of the Company since the date of acquisition.

                      PUBCO CORPORATION AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE C--DISCONTINUED OPERATIONS

At September 30, 1994, the Company discontinued the operations of its retail and apparel manufacturing segments. Accordingly, a charge was made in 1994 for such discontinued operations related to the write-down of net assets to their net realizable value and to provide for operating losses during the phaseout period. Operations of the retail and apparel manufacturing segment in 1994 resulted in a loss of approximately $2,821 through the measurement date. Operations of the retail and apparel manufacturing segment for the fourth quarter of 1994 resulted in a loss of approximately $2,124 which was charged against the reserve for discontinued operations. In 1995, the Company reduced the reserve by $1,100 primarily related to actual results being more favorable than anticipated when the accrual was established in 1994. The remaining reserve balance of $1,805 at December 31, 1995, is believed to be sufficient to provide primarily for the costs of future lease, employee and other liabilities.

During 1993, the Company discontinued the operations of its commercial printing segment. Accordingly, a charge was made in 1993 for such discontinued operations relating to the write-down of net assets to their net realizable value and to provide for operating losses during the phaseout period. The Company ceased its printing operations at the end of the 1994 first quarter and liquidated most of its commercial printing assets by early 1995.

Results of these discontinued operations include:

                                                   Year Ended December 3l
                                                 1995        1994        1993

    Sales                                     $       -    $ 40,702    $84,293
                                              ==========   =========   ========
    (Loss) income from operations                     -    $ (2,808)   $ 1,470
    Income tax expense (benefit)                      -          13        (19)
                                              ----------   ---------   --------
    (Loss) income from operations                     -      (2,821)     1,489
    Income (loss) on disposals
      (no tax effect)                             1,100     (10,767)    (4,000)
                                              ----------   ---------    -------
    Income (loss) from discontinued
      operations                              $   1,100    $(13,588)   $(2,511)
                                              ==========   =========   ========

                      PUBCO CORPORATION AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE D--MARKETABLE SECURITIES

The following is a summary of marketable securities available for sale at
December 31, 1995:
                                                    Gross         Gross       Estimated
                                                  Unrealized   Unrealized        Fair
                                      Cost          Gains        (Loss)         Value
    US Corporate Equity
      Securities                   $   4,425     $     176      $    (140)   $   4,461
    US Corporate Debt Securities       3,056            30              -        3,086
    Foreign Government
      Debt Securities                  3,554           735              -        4,289
                                   ----------    ----------     ----------   ----------
                                   $  11,035     $     941      $    (140)   $  11,836
                                   ==========    ==========     ==========   ==========

The gross realized gains on sales of securities available for sale totaled $75. The net adjustment to unrealized holding gains on securities available for sale included as a separate component of stockholders' equity totaled $801 in 1995.

The cost and estimated fair value of debt securities at December 31, 1995, by estimated maturity, are shown below. Expected maturities may differ from contractual maturities because the issuers of the securities may have the right to prepay obligations without prepayment penalties.

                                                                 Estimated
                                                                    Fair
                                                     Cost          Value

    Due after one year through three years       $   1,083      $   1,089
    Due after three years                            5,527          6,286
                                                 ----------     ----------
                                                 $   6,610      $   7,375
                                                 ==========     ==========

                    PUBCO CORPORATION AND SUBSIDIARIES

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE E--CORPORATE ORGANIZATION AND STOCKHOLDERS' EQUITY

The Company owns approximately 90% of the outstanding Common Stock of Brooks and all of the Brooks Preferred Stock.

The Brooks Preferred Stock, which is made up of non-voting Series A and B issues, although eliminated in consolidation, provides certain preferences to the holders thereof. In the event of the liquidation of Brooks, Pubco is entitled to a distribution equal to the face value of the Preferred Stock (and any unpaid cumulative dividends) before any amount may be paid on Brooks' Common Stock.

Brooks' Preferred Stock Series A is subject to redemption, in whole or in part, at Brooks' option. In addition to any unpaid cumulative dividends, ($10,523 at December 31, 1995), the redemption price includes a premium of three percent of face value during 1995, reducing to face value during 1998 and thereafter.

Brooks Preferred Stock Series B is subject to redemption, in whole or in part, at Brooks' option. There are no unpaid cumulative dividends at year end, and the redemption price is equal to face value. In 1995 and 1994, Brooks declared and paid $650 and $700, respectively, of Preferred Stock dividends. As of December 31, 1995, $3,029 of cumulative dividends were undeclared and unpaid on the Preferred Stock.

The Company's Common Stock has one vote per share and Class B Stock has ten votes per share. Transferability of Class B Stock is restricted and, accordingly, there is no market for Class B Stock. However, Class B Stock is convertible into Common Stock on a share-for-share basis.

The Company issued a newly-created class of Preferred Stock Series A on January 1, 1994 in connection with the merger of Buckeye. See Note B.

The Company's Preferred Stock is subject to redemption, in whole or in part, at the Company's option at any time after December 31, 1994. In the event of a redemption of the Preferred Stock or a liquidation of the Company, holders of Preferred Stock are entitled to a distribution equal to the face value of the Preferred Stock (and any unpaid cumulative dividends) before any amount may be paid on Common Stock.

The Company's non-voting Preferred Stock Series A requires cumulative annual dividends on the $100 face value per share at four percent above the averaged base lending rate of three large commercial banks. No dividend may be paid on Common Stock while there is any dividend arrearage on the Preferred Stock. In 1995, the Company paid $875 ($12.50 per share) of Preferred Stock Series A dividends which were treated as a return of capital. As of December 31, 1995, there were no undeclared and unpaid dividends on the Preferred Stock.

                      PUBCO CORPORATION AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE E--CORPORATE ORGANIZATION AND STOCKHOLDERS' EQUITY--CONTINUED

Stockholders' equity of $21,515 at December 31, 1995 includes Common and Preferred stockholders' equity. In order to calculate Common stockholders' equity at December 31, 1995, the face value of the Preferred Stock ($7,000) and any unpaid cumulative dividends on the Preferred Stock must be subtracted from total stockholders' equity. There were no unpaid cumulative Preferred Stock dividends outstanding at December 31, 1995.

The Company has an Incentive Plan that allows the granting of stock options and stock awards to officers and key employees of the Company. Up to 80,000 shares of Common Stock are available under the Incentive Plan. Stock options are generally not exercisable until five years after grant and then vest over time. The exercise price per share must generally be at least equal to the fair market value per share on the date of the respective grant. All shares subject to a stock award are deemed Restricted Stock until the fifth anniversary of the date of the award and then lose such restricted qualification over time. Shares of Restricted Stock are subject to forfeiture following termination of employment and other events. No options or stock awards have been granted under such plan.

                      PUBCO CORPORATION AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE F--RETIREMENT PLANS

The Company maintains two discretionary non-qualified profit sharing plans to provide retirement benefits for certain of its key employees. The assets are segregated, but are included in Other Assets. The liabilities associated with these plans are included in Other Liabilities. In 1993, Allied adopted a 401(k) plan, with discretionary Company contributions. Expenses under the foregoing plans aggregated approximately $346, $322 and $316 for the years ended December 3l, 1995, l994 and l993, respectively.

The Company makes contributions to union-sponsored, collectively-bargained, multiemployer defined benefit pension plans. The Company contributed and charged to expense $8, $151 and $327 for the years ended December 3l, l995, l994 and 1993, respectively, for such plans. These contributions are determined in accordance with the provisions of negotiated labor contracts and generally are based on the amount of time worked. Information as to the Company's portion of the accumulated plan benefits, plan net assets and unfunded vested benefits, if any, is not determinable. In the event of a withdrawal from one or more of the plans, the Company may be subject to a withdrawal liability under the provisions of the Multiemployer Pension Plan Amendments Act of 1980. The discontinuance of the commercial printing segment has triggered withdrawal liability which was provided for in the charge for discontinued operations in 1993. Management does not intend to take any action which would subject the Company to any such liability under any other multiemployer pension plans.

The Company maintains a noncontributory defined benefit pension plan covering employees who are under a collective bargaining agreement and sponsors a pension plan for terminated employees of a former operation of a predecessor company. The excess actuarial present value of accumulated plan benefits over net assets available for benefits under these plans was approximately $365 and $370 at December 31, 1995 and 1994, respectively, which amounts have been reflected in the accompanying balance sheets. Expenses under these plans were approximately $50, $48 and $54 for 1995, 1994 and 1993, respectively.

The Company provides life insurance benefits and/or contributes to the cost of medical insurance for certain retired salaried and commission basis employees. The accumulated postretirement benefit obligation and related expense recorded for each year are not material to the balance sheet or the results of operations.

                      PUBCO CORPORATION AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE G--FINANCING ARRANGEMENTS

The Company had a demand note payable to Robert H. Kanner, the Company's Chairman, President & CEO, with a balance of $289 and $1,911 at December 31, 1995 and 1994, respectively. Interest on the unpaid balance is payable monthly at rates up to 2% above Society National Bank's base lending rate ("BLR"). Interest expense for the Company was $51, $177 and $127 in the years ended December 31, 1995, December 31, 1994, and December 31, 1993, respectively.

The Company has a $2,500 demand credit facility at BLR plus .5% with no outstanding balance at December 31, 1995. The Company has a $3,000 revolving credit facility at LIBOR plus 2.5% or BLR, at the Company's options, expiring in 1997, with $1,677 outstanding at December 31, 1995. The Company has a term note at BLR plus 1% due through 1996 with $36 outstanding at December 31, 1995. The Company has a mortgage note at BLR due through 1997 with $825 outstanding at December 31, 1995. A portion of the debt is collateralized by assets with aggregate carrying values of $14,569 at December 31, 1995.

Debt maturities for the years l996 through 1999 are $218, $2,370, $28 and $9, respectively.

Interest payments by the Company were $244, $846 and $1,137 for the years ended December 31, 1995, 1994 and 1993, respectively.

Interest expense was $280, $512 and $696 for the years ended December 31, 1995, 1994 and 1993, respectively.

                      PUBCO CORPORATION AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE H--OTHER INFORMATION


                                                  December 31
                                             1995             1994


Allowance for doubtful accounts            $    279         $  1,250
                                           =========        =========

Amounts charged to bad debts expense were approximately $44, $794 and $543 for the years ended December 31, 1995, 1994 and 1993, respectively.


Inventories:
  Raw materials and supplies               $  4,532         $  4,912
  Work in process                               484              622
  Finished goods and merchandise              2,431            1,724
                                           ---------        ---------
                                           $  7,447         $  7,258
                                           =========        =========
Property and equipment:
  Land and buildings                       $  3,773         $  5,968
  Machinery, equipment and fixtures          12,004           13,870
  Leasehold improvements                      3,115            3,147
  Construction in progress                       97               37
                                           ---------        ---------
                                             18,989           23,022

  Less accumulated depreciation,
    amortization and allowance to
    reduce fixed assets to net
    realizable value                        (10,497)         (12,576)
                                           ---------        ---------
                                           $  8,492         $ 10,446
                                           =========        =========
Accrued liabilities:
  Payroll and other employee benefits      $  2,207         $  2,243
  Accrued taxes                               1,867            2,105
  Accrual for discontinued businesses         1,717            2,766
  Other                                       3,496            3,097
                                           ---------        ---------
                                           $  9,287         $ 10,211
                                           =========        =========

                      PUBCO CORPORATION AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE I--INCOME TAXES

Pubco and its consolidated subsidiaries file a consolidated federal income tax return. The provision for income taxes for continuing operations consists of the following components:

                                               Year Ended December 3l
                                           1995         1994          1993

   Federal currently payable             $   39        $   20        $  (77)

   State and local currently payable         14            18            84
                                         -------       -------       -------
                                         $   53        $   38        $    7
                                         =======       =======       =======

Income taxes paid by (refunded to) the Company were $30, $(57) and $37 for the years ended December 31, 1995, 1994 and 1993, respectively.

A reconciliation of the statutory federal income tax rate to the effective rate for continuing operations is as follows:

                                                Year Ended December 3l
                                           1995          1994          1993

Statutory federal rate                      34.0%        34.0%         34.0%
State and local taxes                         .2          0.3           2.2
Write-off of intangibles                       -            -          14.6
Utilization of net operating loss
  carryforwards                            (34.6)       (33.4)         (2.2)
Subchapter S corporation income
  (not subject to tax)                         -            -         (49.7)
Other                                        1.7          0.2           1.4
                                           ------       ------        ------
                                             1.3%         1.1%          0.3%
                                           ======       =======       ======

At December 31, 1995, the Company had available net operating loss carryforwards of approximately $23,500 for federal income tax purposes. Approximately $17,600 are subject to limitations based on certain subsidiaries' ability to generate future taxable income. The loss carryforwards, if not used, will expire as follows: $1,100 in 1996, $3,800 in 1997, $1,200 in 1998, $2,000 in 1999, $4,100 in 2000, $300 in 2002, $200 in
2004, $1,200 in 2006, $2,100 in 2007, $1,600 in 2008 and $5,900 in 2009.

In addition, for tax purposes, the Company has investment tax credit carryforwards of approximately $100 which expire between 1996 and 2000 and alternative minimum tax credit carryforwards of approximately $500.

                      PUBCO CORPORATION AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE I--INCOME TAXES--CONTINUED

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities, for financial reporting purposes, and the amounts used for income tax purposes. Significant components of the Company's federal and state deferred tax assets and liabilities are as follows:

                                                    1995              1994
    Deferred tax assets:
      Net operating loss carryforwards
        and credits                               $  9,500          $ 11,200
      Accrual for discontinued operations              600             1,000
      Deferred compensation                          3,300             2,500
      Other                                          3,700             4,200
                                                  ---------         ---------
        Total deferred tax assets                   17,100            18,900
    Deferred tax liabilities:
      Tax over book depreciation                       700             1,000
      Other                                            100                 -
                                                  ---------         ---------
          Total deferred tax liabilities               800             1,000
                                                  ---------         ---------
    Net deferred tax assets                         16,300            17,900
      Valuation allowance for
        deferred tax assets                        (16,300)          (17,900)
                                                  ---------         ---------
    Net deferred taxes                            $      -          $      -
                                                  =========         =========

The Company has not consistently generated pretax income and the potential future tax benefits of the deferred tax assets, primarily net operating loss carryforwards, may not be realized. Accordingly, a valuation allowance has been provided equal to the net deferred tax assets related to these potential future tax benefits.

                      PUBCO CORPORATION AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE J--LEASING ARRANGEMENTS

As Lessee:

Pubco, Brooks and Buckeye are parties to separate leasing arrangements for office and factory space in an approximately 312,000 square foot building owned and operated by a partnership that is controlled by the majority stockholder of the Company. Buckeye and Allied conduct substantially all of their business activities from this building. Pubco and Brooks have their corporate offices at this building. The leases expire in 2005. The leases require annual payments aggregating $549. Rent expense associated with these leases was $549 for each of the years ended December 31, 1995, 1994 and 1993.

The Company and its subsidiaries lease certain facilities and equipment under non-cancellable leases for periods ranging from 1 to 10 years. Total rental expense from continuing operations under all operating leases is summarized below:


                                             Year Ended December 31
                                        1995          1994          1993


   Minimum rentals                   $   732       $   707       $   623
   Sublease rental income                (61)          (60)          (61)
                                     --------      --------      --------
                                     $   671       $   647       $   562
                                     ========      ========      ========

At December 3l, l995, the commitments under non-cancellable operating leases are as follows:

                                    Operating
                                      Leases

       l996                          $   650
       l997                              566
       l998                              565
       1999                              559
       2000                              553
       Thereafter                      1,920
                                     --------
                                     $ 4,813
                                     ========

Future minimum sublease rentals to be received on facilities under non-cancellable operating leases approximate $144 at December 3l, l995.

                      PUBCO CORPORATION AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE J--LEASING ARRANGEMENTS--CONTINUED

As Lessor:

The Company leases certain land, buildings, equipment and a trade name asset with an aggregate net book value of $3,757 at December 3l, l995, under operating leases expiring between 1996 and 2000. Upon expiration of the initial terms, the lessees have options to renew for periods up to 10 years.

At December 3l, l995, future minimum rentals to be received under operating leases are as follows:


       l996                          $   860
       l997                              822
       l998                              822
       1999                              822
       2000                              755
       Thereafter                          -
                                     --------
                                     $ 4,081
                                     ========

                     PUBCO CORPORATION AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE K--INDUSTRY SEGMENT INFORMATION

Summarized industry segment information is as follows:

                                                   Computer
                                                   Printer     Construction
                                                   Supplies      Products    Corporate  Consolidated
1995

Net sales                                          $ 22,735      $ 24,855    $      -    $ 47,590
Trade receivables                                     2,603         2,433          22       5,058
Income (loss) from continuing operations
  before income taxes and minority
  interest                                            4,127           101        (192)      4,036
Identifiable assets                                  13,223         8,998      22,883      45,104
Capital expenditures                                     51           141         135         327
Depreciation and amortization                           192           374         813       1,379

1994

Net sales                                          $ 23,356      $ 22,660    $      -    $ 46,016
Trade receivables                                     2,170         2,321       1,317       5,808
Income (loss) from continuing operations
  before income taxes and minority
  interest                                            3,966           632      (1,144)      3,454
Identifiable assets                                   6,124         9,551      27,201      42,876
Capital expenditures                                    245           663       2,900       3,808
Depreciation and amortization                           215           352         895       1,462

1993

Net sales                                          $ 23,391      $ 18,693    $      -    $ 42,084
Trade receivables                                     2,120         2,162       8,445      12,727
Income (loss) from continuing operations
  before income taxes and minority
  interest                                            3,729         1,095      (2,337)      2,487
Identifiable assets                                   6,114        11,518      48,313      65,945
Capital expenditures                                    256            25         923       1,204
Depreciation and amortization                           166           252         848       1,266


Aspen was consolidated as part of the computer printer supplies segment beginning December 31, 1995, and is included in the 1995 trade receivables and identifiable asset amounts above. Corporate includes certain amounts related to the previously discontinued segments.

                      PUBCO CORPORATION AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE L--QUARTERLY RESULTS OF OPERATIONS (UNAUDITED)

The Company's unaudited quarterly results of operations in 1995 and 1994 are set forth below.
                                                       1995
                                     1st        2nd         3rd         4th
                                   Quarter    Quarter     Quarter     Quarter

Net sales                          $ 13,459   $ 13,304    $ 10,759    $ 10,068
                                   =========  =========   =========   =========
Gross profit                       $  3,572   $  3,729    $  2,769    $  2,676
                                   =========  =========   =========   =========
Income from:
  Continuing operations            $  1,369   $  1,261    $  1,191    $    132
  Discontinued operations                 -          -       1,100           -
                                   ---------  ---------   ---------   ---------
  Net income                       $  1,369   $  1,261    $  2,291    $    132
                                   =========  =========   =========   =========
Income (loss) applicable to
  Common Stockholders              $  1,150   $  1,042    $  2,073    $    (87)
                                   =========  =========   =========   =========
Net income (loss) per common
share from:
  Continuing operations            $    .33   $    .30    $    .28    $   (.02)
  Discontinued operations                 -          -         .32           -
                                   ---------  ---------   ---------   ---------
  Net income (loss)                $    .33   $    .30    $    .60    $   (.02)
                                   =========  =========   =========   =========
                                                     1994
                                     1st        2nd         3rd         4th
                                   Quarter    Quarter     Quarter     Quarter

Net sales                          $ 12,256   $ 12,425    $ 11,165    $ 10,170
                                   =========  =========   =========   =========
Gross profit                       $  3,517   $  3,768    $  3,368    $  2,961
                                   =========  =========   =========   =========
Income (loss) from:
  Continuing operations            $  1,318   $  1,389    $  1,159    $   (486)
  Discontinued operations            (1,705)       201     (13,369)      1,285
                                   ---------  ---------   ---------   ---------
  Net income (loss)                $   (387)  $  1,590    $(12,210)   $    799
                                   =========  =========   =========   =========
Income (loss) applicable to
  Common Stockholders              $   (562)  $  1,415    $(12,385)   $    624
                                   =========  =========   =========   =========
Net income (loss) per common
share from:
  Continuing operations            $    .33   $    .35    $    .28    $   (.19)
  Discontinued operations              (.49)       .06       (3.86)        .37
                                   ---------  ---------   ---------   ---------
  Net income (loss)                $   (.16)  $    .41    $  (3.58)   $    .18
                                   =========  =========   =========   =========

During the third quarter of 1994, the Company discontinued its apparel and retail segments resulting in a reclassification of all prior 1994 quarters, as presented above.
                               F-69

                                                                Appendix A

                      AGREEMENT AND PLAN OF MERGER

    THIS AGREEMENT AND PLAN OF MERGER (sometimes referred to herein as the "Merger Agreement"), is made this 26th day of April, 1996, by and between Bobbie Brooks, Incorporated ("Brooks"), a Delaware corporation, and Pubco Corporation ("Pubco"), a Delaware corporation.

                                RECITALS

    Pubco is the owner of approximately 90% of the issued and outstanding Common Stock and all of the issued and outstanding Preferred Stock of Brooks.

    The respective Boards of Directors of Pubco and Brooks each have deemed it advisable and in the best interests of their respective corporations and stockholders that Brooks be merged with and into Pubco so that Pubco would be the surviving corporation, Brooks would cease to have a separate corporate existence, and the persons presently holding shares of Brooks stock (other than Pubco) would receive shares of Pubco Common Stock in substitution for such Brooks shares.

    It is intended that the merger contemplated herein shall qualify as a reorganization, for federal income tax purposes, within the meaning of
Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"), and for financial accounting purposes shall be accounted for as a purchase.

    Pubco and Brooks have each received a preliminary fairness opinion from their respective financial advisors relating to the transactions contemplated herein and the respective Boards of Directors of Pubco and Brooks each have concluded that such a merger would allow their respective corporations to achieve long-term strategic and financial benefits.

    Accordingly, the respective Boards of Directors of Pubco and Brooks have each approved this Merger Agreement by resolutions adopted by them.

    NOW, THEREFORE, in consideration of the mutual covenants, agreements and provisions contained herein, it is agreed that the terms and conditions of the merger (the "Merger") and the mode of carrying the Merger into effect, shall be as follows:

    Section 1. Merger, Effective Date. The Merger shall be effective upon the date (the "Effective Date") on which a Certificate of Merger has been filed with the Secretary of State of Delaware. If the Merger Agreement is approved and adopted at special meetings of stockholders of each of Pubco and Brooks ("Special Meetings"), such filing will be made as soon as practicable after such Special Meetings and the satisfaction or waiver of all conditions to the respective obligations of Pubco and Brooks under this Merger Agreement, provided that this Merger Agreement is not earlier terminated or abandoned in accordance with its terms. At the Effective Date, Brooks will merge with and into Pubco, which will be the surviving corporation in the Merger. Brooks will cease to exist



                                1.

after the Effective Date, but Pubco will continue its separate corporate existence after the Effective Date. The term "Surviving Corporation" refers to Pubco on and after the Effective Date.

    Section 2. Name. The name of the Surviving Corporation shall be Pubco Corporation.

    Section 3.  Certificate of Incorporation.  The Certificate of
Incorporation of Pubco in effect at the Effective Date shall be the Certificate of Incorporation of the Surviving Corppration until amended in accordance with Delaware law.

    Section 4. By-Laws. The By-Laws of Pubco in effect at the Effective Date shall be the By-Laws of the Surviving Corppration until amended by appropriate action.

    Section 5.  Directors.   The directors of Pubco immediately prior to
the Effective Date shall become the directors of the Surviving Corporation and will hold office in accordance with the By-Laws of the Surviving Corporation until their successors are duly appointed or elected and qualified. The initial terms of the directors of the Surviving Corporation shall expire at the same time their terms as directors of Pubco would otherwise have expired.

    Section 6. Officers. The officers of Pubco at the Effective Date shall be the officers of the Surviving Corporation and will hold office in accordance with the By-Laws of the Surviving Corporation until their successors are duly appointed or elected and qualified.

    Section 7. Principal Delaware Office. The principal office of the Surviving Corporation in the State of Delaware shall be at 1209 Orange Street in the City of Wilmington, County of New Castle, and the name of its registered agent at such address is The Corporation Trust Company.

    Section 8. Distributions to Stockholders. Each share of Pubco Common Stock having a par value of $.01 per share ("Common Stock") outstanding at the Effective Date, each share of Pubco Class B Stock having a par value of $.01 per share ("Class B Stock") outstanding at the Effective Date and each share of Series A Preferred Stock, $.01 par value per share ("Series A Preferred Stock") shall remain outstanding and shall represent one share of the Common Stock, one share of Class B Stock, or one share of Series A Preferred Stock, respectively, of the Surviving Corporation. At the Effective Date, each six issued and outstanding shares of Brooks Common Stock owned by minority stockholders of Brooks shall automatically and without further act of either Brooks or Pubco or the holders of such shares, be extinguished and converted into one share of Common Stock of the Surviving Corporation. No fractional shares of the Surviving Corporation's Common Stock will be issued in the Merger. Rather, Brooks stockholders who would otherwise be entitled to receive a fraction of a share will instead receive cash based on the average of the closing bid prices of Pubco Common Stock for the five business days preceeding the Effective Date. The record holder of each Brooks Common Share so extinguished and converted shall be recorded on the books of the





                                2.

Surviving Corporation as the holder of the number of shares of Common Stock of the Surviving Corporation which he is entitled to receive under the provisions of this Section and each certificate representing six or more shares of Brooks Common Stock shall be deemed, for all corporate purposes, to evidence ownership of Common Stock in the Surviving Corporation which the holder is entitled to receive under this Section. Each share of Brooks Common Stock issued and held in treasury at the Effective Date, if any, shall cease to be outstanding and shall be cancelled and retired and shall cease to exist and no payment of any consderation shall be made with respect thereto.

    Section 9. Exchange of Shares. The Surviving Corporation shall deposit or cause to be deposited with the Surviving Corporation's exchange agent (the "Exchange Agent"), certificates representing shares of the Surviving Corporation's Common Stock and cash in lieu of fractional shares to be issued pursuant to this Merger Agreement. Promptly after the Effective Date, the Surviving Corporation shall cause the Exchange Agent to mail to each holder of record of Brooks Common Stock, other than Pubco, a letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to certificates shall pass, only upon delivery of the certificates evidencing Brooks Common Stock to the Exchange Agent, and shall be in the form and shall contain such other provisions as the Surviving Corporation shall specify and instructions for use in effecting the surrender and exchange of Brooks Common Stock. Each person who holds one or more certificates which represented, in the aggregate, six or more shares of Brooks Commmon Stock, may surrender such cerfiticates to the Exchange Agent, and upon such surrender, the Exchange Agent shall, within a reasonable time, deliver to such person in substitution and exchange therefore, one or more certificates evidencing the number of shares of Common Stock of the Surviving Corporation which such person is entitled to receive in accordance with the terms of this Merger Agreement and any cash in lieu of fractional shares as provided herein, after giving effect to any required withholding tax, in substitution for the number of Brooks Common Shares surrendered. The surrendered certificates shall be thereafter cancelled. No interest will be paid or accrued on the cash in lieu of fractional shares, if any, payable to holders of Brooks Common Stock. Notwithstanding the foregoing, holders of Brooks Common Stock shall not be required to surrender any such cerficates until such certificates would normally be surrendered for transfer on the books of the issuing corporation in the ordinary course of business.

    Section 10. Brooks Shares owned by Pubco. In order to avoid the expense and inconvenience of issuing shares of the Surviving Corporation to itself, the shares of Brooks Common Stock and Brooks Preferred Stock owned by Pubco as of the Effective Date will be cancelled without conversion into stock of the Surviving Corporation.

    Section 11. Lost Shares. If there is delivered to the Surviving Corporation (or to an agent designated for such purpose by it) by any person who is unable to produce a certificate for surrender in accordance with Section 9 of this Merger Agreement: (i) evidence to the satisfaction of the Surviving Corporation that such certificate has been lost,





                                3.

wrongfully taken, or destroyed, (ii) such security indemnity as may be requested by the Surviving Corporation to save it harmless, and (iii) evidence to the satisfaction of the Surviving Corporation that such person was the owner of the shares previously represented by each certificate claimed by him to be lost, wrongfully taken or destroyed and that he is the person who would be entitled to present such cerificate for exchange pursuant to this Merger Agreement, then the Surviving Corporation, in the absence of actual notice to it that any shares of Brooks Common Stock represented by any such certificate have been acquired by a bona fide purchaser, shall deliver to such person one or more certificates evidencing the shares of the Surviving Corporation that such person would have been entitled to receive upon surrender of each such lost, wrongfully taken or destroyed certificate.

    Section 12. Transfers. If one or more shares of the Surviving Corporation issuable as provided in this Merger Agreement upon surrender of a certificate formerly representing shares of Brooks Common Stock are to be issued to a person other than the person in whose name such surrendered certificate was registered on the books of Brooks at the Effective Date, it shall be a condition precedent to the issuance of each such share of the Surviving Corporation that such surrendered certificate shall be properly endorsed and otherwise in proper from for transfer and accompanied by such documents as may be required by the Surviving Corporation (or by any agent designated for such purpose by it), in its discretion, and that the person surrendering such certificate pay to the Surviving Corporation (or to any agency designated for such purpose by it) any transfer or other taxes required by reason of such issuance of one or more shares of the Surviving Corporation to a person other than the registered holder of such surrendered certificate, or establish to the satisfaction of the Surviving Corporation (or of such agent) that such tax has been paid or is not payable.

    Section 13. Termination and Abandonment; Amendment. The Merger contemplated by this Merger Agreement may be terminated and abandoned by the Board of Directors of either Brooks or Pubco at any time prior to the Effective Date and for any reason, without notice of such action to the other, notwithstanding the approval of this Merger Agreement by the stockholders of Brooks and/or Pubco. From time to time and at any time prior to the Effective Date, this Merger Agreement may be amended by an agreement in writing executed in the same manner as this Merger Agreement, after authorization of such action by the Boards of Directors of Pubco and Brooks, but no such amendment made subsequent to the adoption of the Merger Agreement by the stockholders of either Pubco or Brooks shall (i) alter or change the amount or kind of shares or other consideration to be received by the stockholders in the Merger, (ii) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be be effected by the Merger, or (iii) alter or change any of the terms and conditions of this Merger Agreement if such alteration or change would adversely affect the holders of any class or series of stock of either Brooks or Pubco.

    Section 14. Representations and Warranties of Brooks. Brooks represents and warrants to Pubco that except as set forth in a disclosure





                                4.

letter (the "Brooks Disclosure Letter") to be delivered to Pubco at or prior to the execution of this Merger Agreement:

         a. Existence, Good Standing, Authority. Brooks is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is duly licensed or qualified to do business as a foreign corporation and is in good standing under the laws of any other State in which it does business or owns property. Each of Brooks' subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, has the power and authority to own its property and conduct its business as it is now being conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which it owns property or conducts business.

         b. Authorization. This Merger Agreement has been duly adopted by the Board of Directors of Brooks and recommended to its Stockholders at the Special Meeting to be held for the purpose of approving such Merger Agreement. Subject only to approval by its Stockholders, this Merger Agreement has been duly authorized by all requisite corporate action and constitutes the legal and binding obligation of Brooks.

         c. Capitalization. The authorized capital of Brooks consists of 50,000,000 shares of Common Stock, $.001 par value and 2,000,000 shares of Preferred Stock, $.001 par value of which 1,500,000 are designated as Series A Preferred Stock and 300,000 are designated as Series B Preferred Stock. As of the date of this Merger Agreement, there are issued and outstanding 4,932,400 shares of Brooks Common Stock, 907,250 shares of Brooks Series A Preferred Stock, and 194,600 shares of Brooks Series B Preferred Stock. There are no issued or outstanding warrants or options to purchase Brooks Common Stock or Brooks Series A or Series B Preferred Stock.

         d. Subsidiaries. Brooks owns directly or indirectly each of the outstanding shares of capital stock of its subsidiaries, free and clear of all liens, pledges, security interests, claims or other encumbrances.

         e. Violations. Neither the execution of this Merger Agreement nor the consummation of the transactions contemplated herein will conflict with or represent a breach of any provision of the Certificate of Incorporation or By-Laws of Brooks or result or create a default in any other Agreement to which Brooks is bound, or, except for the stockholder approval contemplated hereby, require any consent or approval or authorization of any third person.

         f. Securities Reports. Brooks has timely filed all reports and other documents required to be filed by it with the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended, the Exchange Act of 1934, as amended, and applicable state securities and Blue Sky laws.






                                5.

         g. Litigation. There is no material litigation pending or threatened against Brooks or its subsidiaries or affecting any of its properties or assets or the properties or assets of its subsidiaries.

         h. Taxes. Brooks and each of its subsidiaries has paid or caused to be paid all federal, state, local and other taxes and all deficiencies or other additions to tax owed by it or them through the date hereof and there are no actions threatened or pending against Brooks or its subsidiaries for additional taxes.

         i. Books and Records. The books of account and other financial records of Brooks and its subsidiaries are true and complete and correct in all material respects and have been maintained in accordance with good business practices and accurately reflect, in all material respects, the financial condition of Brooks and its subsidiaries.

         j. Properties. Brooks and its subsidiaries own their respective properties free and clear of all liens and encumbrances.

    Section 15. Representations and Warranties of Pubco. Pubco represents and warrants to Brooks that except as set forth in a disclosure letter (the "Pubco Disclosure Letter") to be delivered to Brooks at or prior to the execution of this Merger Agreement:

         a. Existence, Good Standing, Authority. Pubco is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is duly licensed or qualified to do business as a foreign corporation and is in good standing under the laws of any other State in which it does business or owns property. Each of Pubco's subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdication of incorporation, has the power and authority to own its property and conduct its business as it is now being conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which it owns property or conducts business.

         b. Authorization. This Merger Agreement has been duly adopted by the Board of Directors of Pubco and recommended to its Stockholders at the Special Meeting to be held for the purpose of approving such Merger Agreement. Subject only to approval by its Stockholders, this Merger Agreement has been duly authorized by all requisite corporate action and constitutes the legal and binding obligation of Pubco.

         c. Capitalization. The authorized capital of Pubco consists of 3,500,000 shares of Common Stock, $.01 par value, 2,000,000 shares of Class B Stock, $.01 par value, 2,000,000 shares of Preferred Stock, $.01 par value and 20,000 shares of convertible preferred stock, par value $1.00. As of the date of this Merger Agreement, there are issued and outstanding 2,906,697 shares of Pubco Common Stock, 557,030 shares of Pubco Class B Stock, and 70,000 shares of





                                6.

    Series A Preferred Stock. No Convertible Preferred Stock is issued or outstanding. There are no issued or outstanding warrants or options to purchase Pubco Common Stock, Pubco Class B Stock or Pubco Preferred Stock.

         d. Subsidiaries. Pubco owns directly or indirectly each of the outstanding shares of capital stock of its subsidiaries, free and clear of all liens, pledges, security interests, claims or other encumbrances.

         e. Violations. Neither the execution of this Merger Agreement nor the consummation of the transactions contemplated herein will conflict with or represent a breach of any provision of the Certificate of Incorporation or By-Laws of Pubco or result or create a default in any other Agreement to which Pubco is bound, or, except for the stockholder approval contemplated hereby, require any consent or approval or authorization of any third person.

         f. Securities Reports. Pubco has timely filed all reports and other documents required to be filed by it with the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended, the Exchange Act of 1934, as amended, and applicable state securities and Blue Sky laws.

         g. Litigation. There is no material litigation pending or threatened against Pubco or its subsidiaries or affecting any of its properties or assets or the properties or assets of its subsidiaries.

         h. Taxes. Pubco and each of its subsidiaries has paid or caused to be paid all federal, state, local and other taxes and all deficiencies or other additions to tax owed by it or them through the date hereof and there are no actions threatened or pending against Pubco or its subsidiaries for additional taxes.

         i. Books and Records. The books of account and other financial records of Pubco and its subsidiaries are true and complete and correct in all material respects and have been maintained in accordance with good business practices and accurately reflect, in all material respects, the financial condition of Pubco and its subsidiaries.

         j. Properties. Pubco and its subsidiaries own their respective properties free and clear of all liens and encumbrances.

    Section 16. Conditions Precedent. The obligation of Brooks and Pubco to complete the Merger is subject to the satisfaction, on or before the Effective Date, of the following conditions, and until all of such conditions have been satisfied, (or if waivable, waived by Brooks and Pubco), this Merger Agreement may be abandoned by either party:

         a. Stockholder Approval. The stockholders of both Brooks and Pubco must have approved this Merger Agreement by requisite vote.






                                7.

         b. Absence of Adverse Changes. Except for such changes as are contemplated by the Merger Agreement, changes in the ordinary course of Brooks' and Pubco's businesses, and damage, destruction or loss which is covered by insurance, there shall have been no material adverse changes in the financial condition of Brooks or Pubco or any of their respective material subsidiaries.

         c. Absence of Suits. No action, suit or proceeding shall have been instituted or threatened against Brooks or Pubco or any subsidiary, to restrain, prohibit or otherwise challenge the legality of the Merger or seeking monetary or other damages should it proceed.

         d. Favorable Tax Opinion. Brooks and Pubco shall have received a favorable opinion of Ernst & Young LLP, in form and substance satisfactory to Brooks, Pubco and their respective counsel, to the effect that the Merger with respect to stockholders other than Pubco will constitute a reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"); Brooks and Pubco will each be a "party to a reorganization" within the meaning of Section 368(b) of the Code; other than with respect to cash received in lieu of fractional shares, no gain or loss will be recognized to Brooks, Pubco or their respective stockholders upon the exchange of Brooks Common Stock for Pubco Common Stock in the Merger; and the tax basis of Pubco Common Stock to be received by Brooks Stockholders in the Merger will be the same as the tax basis of the Brooks Common Stock previously owned.

         e. Financial Advisors' Opinions. Each of Pubco and Brooks shall have received final written opinions of their respective financial advisors, which are consistent with the preliminary reports made by such advisors, that from a financial point of view, the Merger of Brooks with and into Pubco in accordance with the terms of this Merger Agreement is fair to Pubco's and Brooks stockholders, respectively.

         f. Stockholder Approval. The stockholders of Brooks and Pubco must have approved this Merger Agreement by requisite vote.

    Section 17. Effective Time of Merger. After this Merger Agreement shall have been duly adopted by the Board of Directors and stockholders of each of Pubco and Brooks, each of Pubco and Brooks shall cause this Merger Agreement, or in lieu thereof, a Certificate of Merger or a Certificate of Ownership and Merger, to be executed, acknowledges and filed with the Secretary of State of Delaware as contemplated by Sections 103, 251, 252 and/or 253 of the General Corporation law of Delaware.

    Section 18. Effect of Merger. Upon the Merger becoming effective, all the property, rights, privileges, franchises, patents, trademarks, licenses, registrations and other assets of every kind and description of Brooks and Pubco shall be transferred to, vested in and devolve upon the Surviving Corporation without further act or deed, and all property, rights and every other interest of Pubco and Brooks shall be as effectively the property of the Surviving Corporation as they were of the





                                8.

Pubco and Brooks, respectively, prior to the Merger. Brooks hereby agrees from time to time, as and when requested by the Surviving Corporation or by its successors or assigns, to execute and deliver or cause to be executed and delivered all such deeds and instruments and to take or cause to be taken such further or other action as the surviving corporation may deem necessary or desirable in order to vest in and confirm to the Surviving Corporation title to and possession of any property of Brooks acquired or to be acquired by reason or as a result of the Merger and otherwise to carry out the intent and purposes hereof, and the proper officers and directors of Brooks and the proper officers and directors of the Surviving Corporation are fully authorized in the name of Brooks, Pubco or otherwise to take any and all such action.

    Section 19. Conduct of Business. Prior to the Effective Date, except as specifically permitted by this Merger Agreement, unless the other party has consented in writing, Pubco and Brooks shall use their reasonable best efforts and shall cause their respective subsidiaries to use their reasonable best efforts to preserve intact their business organizations and good will and to conduct their operations according to their usual, regular and ordinary course in substantially the same manner as heretofore conducted.

    Section 20. Stockholders Meetings. Each of Pubco and Brooks will take all action necessary in accordance with applicable law and its Certificate of Incorporation and By-Laws to convene a meeting of its stockholders as promptly as practicable to consider and vote upon the approval of the Merger Agreement and the transactions contemplated hereby. The Board of Directors of each of Pubco and Brooks shall recommend that its stockholders approve the Merger Agreement and the transactions contemplated hereby.

    Section 21. Other Actions. Brooks and Pubco agree to promptly make their respective filings and use their respective best efforts to obtain all approvals, permits or authorizations which are required to be obtained prior to the Effective Date to carry out the intent and purposes of this Merger Agreement. Each also agrees to take such other action and deliver such other documents, both before and after the Effective Date, to effectuate the consummation of the transactions described in this Merger Agreement.

    Section 22. Expenses. Each of the parties shall bear its own expenses in connection with this Merger Agreement and the transactions contemplated hereby whether or not the Merger is consummated.

    Section 23. Counterparts. This Merger Agreement may be executed in one or more counterparts, each of which shall be deemed to be a duplicate original, but all of which taken together shall be deemed to be a single instrument.

    Section 24.  Captions.  The captions contained in this Merger
Agreement are included only for convenience of reference and do not define, limit, explain or modify this Merger Agreement or its






                                9.

interpretation, construction or meaning and are in no way to be construed as a part of this Merger Agreement.

    Section 25. Entire Agreement, Amendments. This Merger Agreement and all exhibits hereto, the Brooks Disclosure Letter and the Pubco Disclosure Letter, and any documents delivered by the parties in connection with this Merger Agreement, shall constitute the entire agreement between the parties and supercedes all prior agreements and understandings between the parites. No modification of this Merger Agreement shall be binding upon any party unless made in writing and signed by all parties to this Merger Agreement.

    Section 26. Binding Effect and Governing Law. This Merger Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall be governed by and construed under the laws of the State of Delaware.

    IN WITNESS WHEREOF, the parties have caused this Merger Agreement to be executed in Cleveland, Ohio, by their duly authorized officers, as of the date and year first above written.

                                       BOBBIE BROOKS, INCORPORATED


Attest:
                                       By /s/ Robert H. Kanner, President
                                         --------------------------------
                                         Robert H. Kanner, President


By /s/ Stephen R. Kalette, Secretary
  ----------------------------------
  Stephen R. Kalette, Secretary


                                       PUBCO CORPORATION


Attest:
                                       By /s/ Robert H. Kanner, President
                                         --------------------------------
                                         Robert H. Kanner, President


By /s/ Stephen R. Kalette, Secretary
  ----------------------------------
  Stephen R. Kalette, Secretary











                               10.

                                                            Appendix B

                     SALE AND LIQUIDATION AGREEMENT


    THIS SALE AND LIQUIDATION AGREEMENT (the "Agreement"), is made this 26th day of April, 1996, by and among Aspen Imaging International, Inc. ("Aspen"), a Delaware corporation, Pubco Corporation ("Pubco"), a Delaware corporation and PSI, Inc. ("PSI"), a Delaware corporation.

                                RECITALS

    Pubco is the owner of 100% of the issued and outstanding Common Stock of PSI, a newly formed corporation, and will be, at the Closing, the owner of approximately 62% of the issued and outstanding Common Stock of Aspen.

    The parties desire that PSI acquire all of the assets, properties, business and goodwill of Aspen and assume all of Aspen's liabilities and obligations (the "Asset Sale") in exchange for up to 218,366 shares of Pubco Common Stock, par value $0.01 per share (the "Pubco Shares"). Immediately following the Sale, Aspen will liquidate (the "Liquidation") and the Pubco Shares will be distributed to Aspen's stockholders, other than Pubco, in complete cancellation and redemption of their Aspen Common Stock. Fractional shares of Pubco Common Stock will not be distributed and Aspen will redeem fractional shares for cash.

    The parties intend that the Sale and Liquidation contemplated herein shall qualify as a tax free reorganization under Section 368(a)(1)(C) of the Internal Revenue Code of 1986, as amended (the "Code") and shall qualify as a sale of assets under Section 271 of the Delaware General Corporation Law.

    Pubco and Aspen have each received a fairness opinion from their respective financial advisors relating to the transactions contemplated herein and the respective Boards of Directors of Pubco and Aspen each have concluded that the Sale and Liquidation would allow their respective corporations to achieve long-term strategic and financial benefits.

    Accordingly, the respective Boards of Directors of Pubco, PSI and Aspen have each approved this Sale and Liquidation Agreement by resolutions adopted by them.

    NOW, THEREFORE, in consideration of the mutual covenants, agreements and provisions contained herein, it is agreed that the terms and conditions of the Sale and Liquidation and the mode of carrying the Sale and Liquidation into effect, shall be as follows:

    Section 1. Sale and Purchase of Assets. On the terms and subject to the conditions contained herein, Aspen hereby agrees to convey, transfer, assign and deliver to PSI and PSI hereby agrees to acquire and accept, as hereinafter provided, all of the assets, properties, business and goodwill of Aspen of every kind and description, wherever located, including without limitation, all property, tangible and intangible,




                                1.

real, personal or mixed, accounts receivable, bank accounts, cash and securities, claims and rights under contracts, if any, right to use the names "Aspen", "Aspen Imaging", "Aspen Toner", "Aspen Guide", and all variations thereof, and all other names and slogans used by Aspen in connection with its business and products, and all books and records of Aspen relating to its business, all as the same shall exist at the time of closing referred to herein (the "Closing Date"). The assets and properties to be conveyed, transferred, assigned and delivered to PSI on the Closing Date shall, without limitation, include all assets and property of Aspen shown on its audited balance sheet for the year ended June 30, 1995 and all assets and property thereafter acquird by Aspen prior to the Closing Date, except those assets and properties of Aspen as may be disposed of prior to the Closing Date in the ordinary course of Aspen's business or in the payment and discharge of Aspen's liabilities on or before the Closing Date.

    Section 2. Assumption of Liabilities. Subject to the conditions set forth herein, from and after the Closing Date, PSI shall assume and agrees to pay, perform and discharge all debts, obligations, contracts and liabilities of Aspen of any kind, character or description, whether accrued, absolute, contingent or otherwise, and whether or not reflected or reserved against on Aspen's balance sheets, books of account and records, all as the same shall exist at the Closing Date, and all debts, obligations and liabilities of Aspen arising thereafter in connection with the distribution to Aspen's stockholders of the Pubco Shares to be issued and delivered to Aspen hereunder and in connnection with the liquidation and dissolution of Aspen, other than the obligation of Aspen to distribute to its Stockholders the Pubco Shares.

    Section 3. Documentation. The conveyance, transfer, assignment and delivery of the assets and property of Aspen to PSI, provided for herein, shall be effected by deeds, bills of sale, endorsements, assignments, checks, drafts and other instruments of transfer and conveyance, in such form as PSI shall reasonably request. Aspen agrees that it will, at any time and from time to time after the Closing Date, at the request of PSI, do, execute, acknowledge and deliver or will cause to be done, executed acknowledged and delivered, all such further acts and all such further documents as may be required to convey, transfer, assign and deliver all of such assets and property to PSI.

    Section 4. Pubco Shares. On or before the Closing Date, Pubco will issue the Pubco Shares and make a capital contribution of such Pubco Shares to PSI. At the Closing (as hereinafter defined) on the Closing Date, PSI will deliver to Aspen definitive stock certificates, in such authorized denominations and registered in the name of Aspen or its nominee or such other names as Aspen shall specify in writing.

    Section 5. Due Diligence. From and after the date of this Agreement, each of Aspen, Pubco and PSI shall permit the other parties to conduct such investigations as they shall deem necessary and or appropriate concerning the properties, obligations and affairs of their respective businesses.






                                2.

    Section 6. Closing. The Closing of this Agreement (the "Closing") shall take place in Cleveland, Ohio at 3830 Kelley Avenue as soon as practicable after all conditions to this Agreement have been satisfied.

    Section 7. Assignments, Consents and Collection of Receivables. To the extent that the assignment of any contract, license, lease, commitment, sales order or purchase order to be assigned to PSI by Aspen hereunder shall require the consent of another party thereto, this Agreement shall not constitute an agreement to assign the same if an attempted assignment would constitute a breach thereof. Aspen agrees that it will use its best efforts to obtain the consent of the other parties to all such contracts, licenses, leases commitments, sales orders and purchase orders, to the assignment thereof to PSI in any reasonable arrangement designed to provide for PSI the benefits under such contracts, licenses, leases commitments, sales orders and purchase orders, including enforcement of any and all rights of Aspen against the other party thereto arising out of the breach or cancellation or otherwise. Aspen agrees that on and after the Closing Date, PSI shall have the right and authority to collect, for PSI's account, all receivables and other items which shall be transferred to PSI herein, and to endorse with the name of Aspen any checks received on account of any such receivables and other items and Aspen agrees to transfer all cash and other property which it may receive in respect of such receivables or other items.

    Section 8. Distributions to Aspen's Stockholders. As soon as practicable after the Closing, Aspen will cease to conduct any business or activity, the Pubco Shares received by Aspen from PSI will be distributed by Aspen to its Stockholders, other than Pubco, and Aspen will be liquidated and dissolved. Aspen Stockholders, other than Pubco, will receive a liquidating distribution from Aspen of one share of Pubco Common Stock for each 7 shares of Aspen Common Stock owned by them. No fractional shares of Pubco Common Stock will be issued. Rather, Aspen stockholders who would otherwise be entitled to receive a fraction of a share will instead receive cash based on the average of the closing bid prices of Pubco Common Stock for the five business days preceeding the Closing Date. Each share of Aspen Common Stock issued and held in treasury at the Closing Date, if any, shall cease to be outstanding and shall be canceled and retired and shall cease to exist and no payment of any consideration shall be made with respect thereto.

    Section 9. Mechanics of Distribution of Pubco Shares. Promptly upon receipt of the Pubco Shares, Aspen shall cause its exchange agent (the "Exchange Agent") to mail to each holder of record of Aspen Common Stock, other than Pubco, a letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to certificates shall pass, only upon delivery of certificates evidencing Aspen Common Stock to the Exchange Agent, and shall be in the form and shall contain such other provisions as Aspen shall specify and instructions for use in effecting the surrender and exchange of Aspen Common Stock. Each person who holds one or more certificates which represented, in the aggregate, seven or more shares of Aspen Commmon Stock, may surrender such certificates to the Exchange Agent, and upon such surrender, the Exchange Agent shall, within a reasonable time, deliver to such person in





                                3.

substitution and exchange therefore, one or more certificates evidencing the number of shares of Pubco Common Stock which such person is entitled to receive in accordance with the terms of this Agreement and any cash in lieu of fractional shares as provided herein, after giving effect to any required withholding tax, in substitution for the number of Aspen Common Shares surrendered. The surrendered certificates shall be thereafter canceled. No interest will be paid or accrued on the cash in lieu of fractional shares, if any, payable to holders of Aspen Common Stock. In the alternative, with the prior written permission of Pubco and PSI, Aspen may deliver to each Aspen Stockholder one or more certificates evidencing the number of shares of Pubco Common Stock which such person is entitled to receive in accordance with the terms of this Agreement and any cash in lieu of fractional shares as provided herein, after giving effect to any required withholding tax. From time to time after the Closing, Pubco and PSI agree to cooperate with Aspen and the Exchange Agent in the issuance and distribution of Pubco Shares, in such demominations as Aspen may require to satisfy its obligations to its stockholders hereunder.

    Section 10. Aspen Shares owned by Pubco. In order to avoid the expense and inconvenience of issuing shares of Pubco Common Stock to itself, Pubco will not issue to itself any shares of Pubco Common Stock otherwise distributable to Pubco on account of any shares of Aspen Common Stock owned by Pubco on the Closing Date.

    Section 11. Lost Shares. If there is delivered to Aspen (or to an agent designated for such purpose by it) by any person who is unable to produce a certificate for surrender in accordance with Section 9 of this
Agreement: (i) evidence to the satisfaction of Aspen that such certificate has been lost, wrongfully taken, or destroyed, (ii) such security indemnity as may be requested by Aspen to save it harmless, and
(iii) evidence to the satisfaction of Aspen that such person was the owner of the shares previously represented by each certificate claimed by him to be lost, wrongfully taken or destroyed and that he is the person who would be entitled to present such cerificate for exchange pursuant to this Agreement, then Aspen, in the absence of actual notice to it that any shares of Aspen Common Stock represented by any such certificate have been acquired by a bona fide purchaser, shall deliver to such person one or more certificates evidencing Pubco Shares that such person would have been entitled to receive upon surrender of each such lost, wrongfully taken or destroyed certificate.

    Section 12. Transfers. If one or more Pubco Shares distributable by Aspen as provided in this Agreement upon surrender of a certificate formerly representing shares of Aspen Common Stock are to be distributed to a person other than the person in whose name such surrendered certificate was registered on the books of Aspen at the Closing Date, it shall be a condition precedent to the issuance of each such Pubco Share that such surrendered certificate shall be properly endorsed and otherwise in proper from for transfer and accompanied by such documents as may be required by Aspen (or by any agent designated for such purpose by it), in its discretion, and that the person surrendering such certificate pay to Aspen (or to any ageny designated for such purpose by





                                4.

it) any transfer or other taxes required by reason of such issuance of one or more Pubco Shares to a person other than the registered holder of such surrendered certificate, or establish to the satisfaction of Aspen (or of such agent) that such tax has been paid or is not payable.

    Section 13. Termination and Abandonment; Amendment. The Sale and Liquidation contemplated by this Agreement may be terminated and abandoned by the Board of Directors of Pubco, PSI or Aspen at any time prior to the Closing Date and for any reason, without notice of such action to the other, notwithstanding the approval of this Agreement by the Aspen stockholders. From time to time and at any time prior to the Closing Date, this Agreement may be amended by an agreement in writing executed in the same manner as this Agreement, after authorization of such action by the Boards of Directors of Pubco, PSI and Aspen, but no such amendment made subsequent to the adoption of this Agreement by the Aspen Stockholders shall (i) alter or change the amount or kind of shares or other consideration to be received by the stockholders in the Sale and Liquidation, or (ii) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the Aspen Stockholders.

    Section 14. Representations and Warranties of Aspen. Aspen represents and warrants to Pubco and PSI that except as set forth in a disclosure letter (the "Aspen Disclosure Letter") to be delivered to Pubco and PSI at or prior to the execution of this Agreement:

         a. Existence, Good Standing, Authority. Aspen is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is duly licensed or qualified to do business as a foreign corporation and is in good standing under the laws of any other State in which it does business or owns property. Each of Aspen's subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdication of incorporation, has the power and authority to own its property and conduct its business as it is now being conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which it owns property or conducts business.

         b. Authorization. This Agreement has been duly adopted by the Board of Directors of Aspen and recommended to its Stockholders at the Special Meeting to be held for the purpose of approving the Sale and Liquidation pursuant to this Agreement. Subject only to approval by its Stockholders, this Agreement has been duly authorized by all requisite corporate action and constitutes the legal and binding obligation of Aspen.

         c. No Violation. The execution, delivery, performance and compliance by Aspen of this Agreement will not result in the violation of or be in conflict with or constitute a default under any term or provision of Aspen's Certificate of Incorporation or By-laws, or any mortgage, indenture, contract, agreement, instrument, judgment, decree, order, statute, rule or regulation by which it is





                                5.

    bound, or result in the creation of any mortgage, lien, encumbrance, or charge upon any of its assets or properties.

         d. Capitalization. The authorized capital of Aspen consists of 8,000,000 shares of Common Stock, $.001 par value and 1,000,000 shares of Preferred Stock, $.001 par value. As of the date of this Agreement, there are issued and outstanding 3,988,756 shares of Common Stock and no shares of Preferred Stock. Options to purchase 200,000 shares of Common Stock at $1.65 and 10,000 shares of Common Stock at $1.38 remain outstanding.

         e. Financial Statements. The Audited Consolidated Financial Statements of Aspen for the year ended June 30, 1995 and the Unaudited Consolidated Financial Statements of Aspen for the six months ended December 31, 1995, which have previously been furnished to Pubco and PSI by Aspen and are incorporated herein by reference, present fairly the financial position of Aspen as of the respective balance sheet dates and the results of Aspen's operations for the periods indicated in said consolidated statements of operations, subject in the case of the unaudited consolidated balance sheet and related consolidated statements of operations to audit and usual year-end adjustments. All such statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis.

         f. Absence of Material Changes In Condition, Undisclosed Liabilities. Since December 31, 1995, there has not been any change in the business, results of operations, assets or financial condition of Aspen, other than changes in the ordinary course of its business, none of which have had a materially adverse effect on Aspen's business, results of operation, assets, or financial position. To the best of Aspen's knowledge, all of Aspen's material liabilities, absolute or contingent, are reflected on or provided for on the December 31, 1995 unaudited consolidated balance sheet.

         g. Title. Aspen has good, absolute, and marketable title to all of its assets and properties, held in each case, subject to no lease, mortgage, pledge, lien, charge, security interest, encumbrance, or restriction whatsoever.

         h. Contracts, Permits and Licenses. Aspen is not in breach of any of its material contracts or agreements and has all material permits, licenses, franchises and other authorizations necessary for the conduct its businesses as presently conducted. Aspen has engaged in no activity which would cause revocation or suspension of any such permits, licenses, franchises or authorizations and no action or proceeding looking to or contemplating the revocation or suspension of any thereof is pending or threatened.

         i. Subsidiaries. Aspens owns directly or indirectly each of the outstanding shares of capital stock of its Aspen Toner
    Corporation and Aspen Ribbons International, Inc. subsidiaries, free






                                6.

    and clear of all liens, pledges, security interests, claims or other encumbrances.

         j. Securities Reports. Aspen has timely filed all reports and other documents required to be filed by it with the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended, the Exchange Act of 1934, as amended, and applicable state securities and Blue Sky laws.

         k. Litigation. There is no material litigation pending or threatened against Aspen or its subsidiaries or affecting any of its properties or assets or the properties or assets of its subsidiaries.

         l. Taxes. Aspen has filed all income, sales, franchise and other tax returns and reports required to be filed by it, accurately reflecting all taxes owing, and has paid in full or made provision for all taxes (including penalties and interest thereon) for which it has liability and there are no actions threatened or pending against Aspen or its subsidiaries for additional taxes.

         m. Employee Benefits and Labor Matters. Aspen has no individual or group bonus, deferred compensation, pension, profit-sharing, retirement, stock option or purchase, hospitalization, insurance, vacation, severance or other employee benefit plan relating to its employees.

    Section 15. Representations and Warranties of Pubco. Pubco represents and warrants to Aspen that except as set forth in a disclosure letter (the "Pubco Disclosure Letter") to be delivered to Aspen at or prior to the execution of this Agreement:

         a. Existence, Good Standing, Authority. Pubco is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is duly licensed or qualified to do business as a foreign corporation and is in good standing under the laws of any other State in which it does business or owns property. Each of Pubco's subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdication of incorporation, has the power and authority to own its property and conduct its business as it is now being conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which it owns property or conducts business.

         b. Authorization. This Agreement has been duly adopted by the Board of Directors of Pubco and recommended to its stockholders at the Special Meeting to be held for the purpose of approving this Agreement. Subject only to approval by its Stockholders, this Agreement has been duly authorized by all requisite corporate action and constitutes the legal and binding obligation of Pubco.

         c. No Violation. The execution, delivery, performance and compliance by Pubco of this Agreement will not result in the





                                7.

    violation of or be in conflict with or constitute a default under any term or provision of its Certificate of Incorporation or By-laws, or any mortgage, indenture, contract, agreement, instrument, judgment, decree, order, statute, rule or regulation by which it is bound, or result in the creation of any mortgage, lien, encumbrance, or charge upon any of its assets or properties.

         d. Capitalization. The authorized capital of Pubco consists of 3,500,000 shares of Common Stock, $.01 par value, 2,000,000 shares of Class B Stock, $.01 par value, 2,000,000 shares of Preferred Stock, $.01 par value and 20,000 shares of convertible preferred stock, par value $1.00. A proposal to increase Pubco's authorized Common Stock to 5,000,000 shares is pending and is expected to be approved. As of December 31, 1995, there are issued and outstanding 2,906,697 shares of Pubco Common Stock, 557,030 shares of Pubco Class B Stock, and 70,000 shares of Series A Preferred Stock. No Convertible Preferred Stock is issued or outstanding. There are no issued or outstanding warrants or options to purchase Pubco Common Stock, Pubco Class B Stock or Pubco Preferred Stock.

         e. Financial Statements. The Audited Consolidated Financial Statements of Pubco for the year ended December 31, 1995 which have previously been furnished to Aspen by Pubco and are incorporated herein by reference, present fairly the financial position of Pubco as of such date and the results of Pubco's operations for the periods indicated in said consolidated statements of operations. Such statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis.

         f. Absence of Material Changes In Condition, Undisclosed Liabilities. Since December 31, 1995, there has not been any change in the business, results of operations, assets or financial condition of Pubco, other than changes in the ordinary course of its business, none of which have had a materially adverse effect on Pubco's business, results of operation, assets, or financial position. To the best of Pubco's knowledge, all of Pubco's material liabilities, absolute or contingent, are reflected on or provided for on the December 31, 1995 audited consolidated balance sheet.

         g. Title. Pubco has good, absolute, and marketable title to all of its assets and properties, held in each case, subject to no lease, mortgage, pledge, lien, charge, security interest, encumbrance, or restriction whatsoever.

         h. Contracts, Permits and Licenses. Pubco is not in breach of any of its material contracts or agreements and has all material permits, licenses, franchises and other authorizations necessary for the conduct its businesses as presently conducted. Pubco has engaged in no activity which would cause revocation or suspension of any such permits, licenses, franchises or authorizations and no action or proceeding looking to or contemplating the revocation or suspension of any thereof is pending or threatened.






                                8.

         i. Subsidiaries. Pubco owns directly or indirectly each of the outstanding shares of capital stock of its subsidiaries, free and clear of all liens, pledges, security interests, claims or other encumbrances.

         j. Securities Reports. Pubco has timely filed all reports and other documents required to be filed by it with the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended, the Exchange Act of 1934, as amended, and applicable state securities and Blue Sky laws.

         k. Litigation. There is no material litigation pending or threatened against Pubco or its subsidiaries or affecting any of its properties or assets or the properties or assets of its subsidiaries.

         l. Taxes. Pubco has filed all income, sales, franchise and other tax returns and reports required to be filed by it, accurately reflecting all taxes owing, and has paid in full or made provision for all taxes (including penalties and interest thereon) for which it has liability and there are no actions threatened or pending against Pubco or its subsidiaries for additional taxes.

    Section 16. Representations and Warranties of PSI. PSI represents and warrants to Aspen that except as set forth in a disclosure letter (the "PSI Disclosure Letter") to be delivered to Aspen at or prior to the execution of this Agreement:

         a. Existence, Good Standing, Authority. PSI is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

         b. Authorization. This Agreement has been duly adopted by the Board of Directors of PSI and constitutes its legal and binding obligation.

         c. No Violation. The execution, delivery, performance and compliance by PSI of this Agreement will not result in the violation of or be in conflict with or constitute a default under any term or provision of its Certificate of Incorporation or By-laws, or any mortgage, indenture, contract, agreement, instrument, judgment, decree, order, statute, rule or regulation by which it is bound, or result in the creation of any mortgage, lien, encumbrance, or charge upon any of its assets or properties.

    Section 17. Conditions Precedent. The obligation of Pubco, PSI and Aspen to complete the Sale and Liquidation is subject to the satisfaction, on or before the Closing Date, of the following conditions, and until all of such conditions have been satisfied, (or if waivable, waived by Pubco, PSI and Aspen), this Agreement may be abandoned by any party:

         a. Stockholder Approval. The stockholders of Aspen and Pubco must have approved this Agreement by requisite vote.





                                9.

         b. Absence of Adverse Changes. Except for such changes as are contemplated by this Agreement, changes in the ordinary course of Aspen's and Pubco's businesses, and damage, destruction or loss which is covered by insurance, there shall have been no material adverse changes in the financial condition of Aspen or Pubco or any of their respective material subsidiaries.

         c. Absence of Suits. No action, suit or proceeding shall have been instituted or threatened against Aspen or Pubco or any subidiary, to restrain, prohibit or otherwise challenge the legality of the Sale and Liquidation or seeking monetary or other damages should it proceed.

         d. Favorable Tax Opinion. Aspen and Pubco shall have received a favorable opinion of Ernst & Young LLP, in form and substance satisfactory to Aspen, Pubco and their respective counsel, to the effect that the acquisition by PSI of all of the assets and properties of Aspen solely in exchange for Pubco Common Stock and the assumption by PSI of Aspen's liabilities, including any liabilities to which Aspen's assets might be subject, will constitute a reorganization within the meaning of Section 368(a)(1)(C) of the Internal Revenue Code of 1986, as amended (the "Code"); no gain or loss will be recognized by Aspen upon the transfer of its assets to PSI in exchange for Pubco Common Stock and the assumption by PSI of Aspen's liabilities; no gain or loss will be recognized by Pubco or PSI on the receipt of Aspen's assets in exchange for Pubco Common Stock and the assumption by PSI of Aspen's liabilities; other than with respect to cash distributed in lieu of fractional shares, no gain or loss will be recognized to Aspen's stockholders who receive Pubco Common Stock on account of their Aspen Common Stock; and the payment of cash in lieu of fractional share interests will be treated as if the fractional shares were distributed and then were redeemed by Pubco.

    e. Financial Advisors' Opinions. Each of Pubco and Aspen shall have received final written opinions of their respective financial advisors, which are consistent with the preliminary reports made by such advisors, that from a financial point of view, the sale of Aspen's assets to Pubco in exchange for Pubco Common Stock in accordance with the terms of this Agreement is fair to that Company's stockholders.

    Section 18. Waiver of Bulk Sales Requirements by PSI. PSI hereby waives compliance by Aspen with the provisions of any applicable Bulk Sales law.

    Section 19. Further Assurance. Aspen hereby agrees from time to time, as and when requested by PSI, to execute and deliver or cause to be executed and delivered all such deeds and instruments and to take or cause to be taken such further or other action as PSI may deem necessary or desirable in order to vest in and confirm to PSI title to and possession of any property of Aspen acquired or to be acquired by reason or as a result of this Agreement and otherwise to carry out the intent





                               10.

and purposes hereof, and the proper officers and directors of Aspen and the proper officers and directors of PSI are fully authorized in the name of PSI, Aspen, or otherwise to take any and all such action.

    Section 20. Conduct of Business. Prior to the Closing Date, except as specifically permitted by this Agreement, unless the other party has consented in writing, Pubco and Aspen shall use their reasonable best efforts and shall cause their respective subsidiaries to use their reasonable best efforts to preserve intact their business organizations and good will and to conduct their operations according to their usual, regular and ordinary course in substantially the same manner as heretofore conducted.

    Section 21. Stockholders' Meetings. Aspen will take all action necessary in accordance with applicable law and its Certificate of Incorporation and By-Laws to convene a meeting of its stockholders as promptly as practicable to consider and vote upon the approval of (i) the sale of all of Aspen's assets to PSI pursuant to the terms of this Agreement and (ii) the liquidation and dissolution of Aspen.

Pubco will take all action necessary in accordance with applicable law and its Certificate of Incorporation and By-Laws to convene a meeting of its stockholders as promptly as practicable to consider and vote upon the approval of the purchase of all of Aspen's assets by PSI in exchange for Pubco Common Stock pursuant to the terms of this Agreement.

    Section 22. Other Actions. Pubco, PSI and Aspen agree to promptly make their respective filings and use their respective best efforts to obtain all approvals, permits or authorizations which are required to be obtained prior to the Closing Date to carry out the intent and purposes of this Agreement. Each also agrees to take such other action and deliver such other documents, both before and after the Closing Date, to effectuate the consummation of the transactions described in this Agreement.

    Section 23. Expenses. Each of the parties shall bear its own expenses in connection with this Agreement and the transactions contemplated hereby whether or not the Sale and Liquidation is consummated.

    Section 24. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be a duplicate original, but all of which taken together shall be deemed to be a single instrument.

    Section 25. Captions. The captions contained in this Agreement are included only for convenience of reference and do not define, limit, explain or modify this Agreement or its interpretation, construction or meaning and are in no way to be construed as a part of this Agreement.

    Section 26. Entire Agreement, Amendments. This Agreement and all exhibits hereto, the Aspen Disclosure Letter and the Pubco Disclosure Letter, and any documents delivered by the parties in connection with





                               11.

this Agreement, shall constitute the entire agreement between the parties and supercedes all prior agreements and understandings between the parites. No modification of this Agreement shall be binding upon any party unless made in writing and signed by all parties to this Agreement.

    Section 27. Binding Effect and Governing Law. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall be governed by and construed under the laws of the State of Delaware.

    IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in Cleveland, Ohio, by their duly authorized officers, as of the date and year first above written.

                                       ASPEN IMAGING INTERNATIONAL, INC.


Attest:
                                       By /s/ William A. Dillingham, Pres.
                                         ---------------------------------
                                         William A. Dillingham, President


By /s/ Stephen R. Kalette, Secretary
  ----------------------------------
  Stephen R. Kalette, Secretary


                                       PUBCO CORPORATION


Attest:
                                       By /s/ Robert H. Kanner, President
                                         --------------------------------
                                         Robert H. Kanner, President


By /s/ Stephen R. Kalette, Secretary
  ----------------------------------
  Stephen R. Kalette, Secretary


                                       PSI, INC.


Attest:
                                       By /s/ Robert H. Kanner, President
                                         --------------------------------
                                         Robert H. Kanner, President


By /s/ Stephen R. Kalette, Secretary
  ----------------------------------
  Stephen R. Kalette, Secretary




                               12.

                                                                Appendix C
                         MAXUS INVESTMENT GROUP
                    28601 CHAGRIN BOULEVARD, SUITE 500
                          CLEVELAND, OHIO 44122


                               May 1, 1996


Board of Directors
Aspen Imaging International, Inc.
3830 Kelley Avenue
Cleveland, OH 44114

Gentlemen:

We have been retained by you to advise you and to express an opinion as to the fairness of the transaction of Aspen Imaging International, Inc. ("Aspen" or the "Company") selling its assets, subject to all of its liabilities, to a subsidiary of Pubco Corporation ("Pubco") in exchange for Pubco Common Stock. Simultaneous with this transaction, Bobbie Brooks, Incorporated will merge into Pubco and Bobbie Brooks stockholders will be receiving Pubco shares as consideration. After all of the transactions are completed, Brooks and Aspen will no longer exist.

In order to render this opinion, we have done the following:

1. We have reviewed the Proxy Statement prepared to be sent to shareholders of Brooks, Pubco and Aspen to be dated May 7, 1996. This document gives full disclosure to the above transactions, including the rational and historical and proforma information;

2.  We have reviewed Aspen's 10-K filings for the years ended
    June 30, 1994 and 1995. This document also includes the financial information for the year ended June 30, 1993;

3. We have reviewed the Company's 10-Q for each quarter in the years ended June 30, 1994 and 1995 and the quarters ended September 30, 1995 and December 31, 1995;

4. We have reviewed the 10-K's for Bobbie Brooks, Incorporated for the years ended December 31, 1993 through December 31, 1995;

5. We have reviewed the 10-K's for Pubco Corporation for the years ended December 31, 1993 through December 31, 1995;

6. We were given the Evaluation Document for Aspen, Brooks and Pubco prepared by Bruml Capital Corporation and had the opportunity to meet with them to discuss their methodology and valuation techniques; and

7. We had the opportunity to meet with management of the various operating companies and discussed the prior financial results and the prospects of the companies both from an earnings and cash flow perspective.

MAXUS INVESTMENT GROUP



Board of Directors
Aspen Imaging International, Inc.
May 1, 1996
Page 2



In preparing our opinion, we relied on the accuracy and the completeness of all information supplied and made available to us and have not independently verified the information supplied. We have relied on the assurance of management of the various entities that they are not aware of any facts that would make the information provided to us misleading or incomplete. In addition, we have not made an independent appraisal of the assets of the various entities.

Maxus Consultants Inc. has no prior investment banking relationship with Aspen, Brooks or Pubco except for the financial advisory service rendered to Brooks in connection with the acquisition of Allied Construction Products, Inc., and in connection with an acquisition that did not occur. In addition, Mr. Kanner holds a minority position investment in a business which includes principals who are officers of Maxus Consultants Inc. and also hold a minority position.

Based on the present economic conditions and the above findings, it is our opinion that the consideration of one share of Pubco Corporation for each seven shares of Aspen is fair to the stockholders of Aspen.

If you should have any questions, we would be pleased to meet with you and discuss our opinion at your convenience.

Very truly yours,

MAXUS CONSULTANTS, INC.



Alan R. Schwartz
President

                                                                Appendix D

                          LOVEMAN-CURTISS, INC.
                       3550 LANDER ROAD, SUITE 160
                         PEPPER PIKE, OHIO 44124



                              April 30, 1996



          FAIRNESS OPINION CONCERNING PUBCO CORPORATION MERGER



Common Stock Shareholders and Board of Directors
Bobbie Brooks, Incorporated
3830 Kelley Avenue
Cleveland, OH 44114

This report is submitted per Loveman-Curtiss, Inc.'s ("LCI"'s) engagement letter dated January 11, 1996 and signed by Robert H. Kanner, President of Bobbie Brooks, Incorporated (the "Company") on January 18 which authorized LCI to express an opinion as to the fairness from a financial point of view to Company common stockholders of the proposed merger of the Company with Pubco Corporation via the exchange of six shares of Company common stock for one share of Pubco Corporation common stock.


                            FAIRNESS OPINION

The proposed merger transaction is fair from a financial point of view to the common stockholders of Bobbie Brooks, Incorporated.

LCI reviewed the fairness of the proposed exchange of six Company common shares for one common share of Pubco Corporation, which owns over 90 percent of the Company's common equity and controls it. The Company has investments in businesses providing computer printer supplies and construction products, as well as in non-operating and other income-producing assets.

LCI obtained information from the Company, its regular SEC filings as well as those prepared pursuant to the proposed transaction.

As a qualified business appraiser, the signer of this report used his best efforts to comply with all applicable governmental regulations and professional business appraisal standards.

The opinion was developed by reviewing the significant transformation of the Company's business focus which has occurred during the past few years and by assessing its ownership and capital structure, present financial condition and the trading market for its common stock.

LOVEMAN-CURTISS, INC.



Common Stock Shareholders and Board of Directors
Bobbie Brooks, Incorporated
April 30, 1996
Page 2



Another appraiser recommended the proposed transaction terms. This appraiser's work was reviewed in detail for its reasonableness as well as its compliance with a quality control checklist. Based on this review, LCI concurred with the recommended exchange ratio.

In summary, the proposed transaction is fair on a market value basis to Company shareholders. It offers them a premium on the basis of the intrinsic value of their shares. It may also provide other real but non-quantifiable benefits which will increase their upside potential and reduce their downside risk.

Very truly yours,


Rand M. Curtiss, CBA

Certified Business Appraiser, The Institute of Business Appraisers, Inc. Candidate Member, Business Valuation, The American Society of Appraisers President, Loveman-Curtiss, Inc.

                                                                Appendix E

                        BRUML CAPITAL CORPORATION
                      OHIO SAVINGS PLAZA, SUITE 720
                          1801 EAST NINTH STREET
                          CLEVELAND, OHIO 44114



                               May 7, 1996



Board of Directors
Pubco Corporation
3830 Kelley Avenue
Cleveland, OH 44114

Gentlemen:

You have asked Bruml Capital Corporation ("BCC") to advise you with respect to the fairness to the shareholders of Pubco Corporation ("Pubco" or the "Company"), from a financial point of view, of the consideration provided to the shareholders of Bobbie Brooks, Incorporated ("Brooks") and Aspen Imaging International, Inc. ("Aspen") by Pubco in connection with (1) the merger of Brooks with and into Pubco and (2) the acquisition by a wholly owned subsidiary of Pubco ("Pubco-Sub") of the assets subject to the liabilities, of Aspen, in exchange for shares of Pubco Common Stock.

Pubco and Brooks propose to merge pursuant to the Merger Agreement which provides for the merger of Brooks with and into Pubco. Upon approval and filing of the Certificate of Merger with the Secretary of State of Delaware, Brooks will cease to exist.

Brooks has 4,932,400 outstanding shares of common stock of which Pubco owns 4,466,640 (90.56%). In addition, Pubco owns both classes of outstanding preferred stock which have a combined value as of December 31, 1995 of $50,532,000 including accrued dividends. The public shareholders own 465,760 common shares of Brooks. Upon approval and filing of the Certificate of Merger with the Secretary of State of Delaware, each six outstanding shares of Brooks Common Stock will be canceled and converted into one share of Pubco Common Stock ("Brooks Exchange Ratio"). Up to 77,627 shares of Pubco Common Stock will be issued in connection with the Merger Agreement.

Pubco-Sub proposes, pursuant to the Sale Agreement, to acquire all of the assets, subject to all of the liabilities of Aspen, in exchange for shares of Pubco Common Stock. The sale of assets to Pubco-Sub would be followed by the liquidation and dissolution of Aspen. As a result, the shares of Pubco Common Stock would be distributed by Aspen to its stockholders and Aspen would cease to exist.

BRUML CAPITAL CORPORATION


Board of Directors
Pubco Corporation
May 7, 1996
Page 2


Aspen has 3,988,756 outstanding shares of common stock of which Brooks (Pubco subsequent to the Merger) owns 2,460,188 (61.68%). The public shareholders own 1,528,568 common shares of Aspen. Aspen would distribute one share of Pubco Common Stock for each seven shares of outstanding Aspen Common Stock ("Aspen Exchange Ratio"). Up to 218,367 shares of Pubco Common Stock will be issued in connection with the Sale Agreement.

You have asked us whether, in our opinion, the consideration to be provided by Pubco to the Brooks and Aspen shareholders pursuant to the Merger Agreement and the Sale Agreement is fair to the shareholders of Pubco, from a financial point of view.

In arriving at the opinion set forth below, we have, among other things:

1. Reviewed the Company's annual reports on Form 10-K and related financial information for the six fiscal years ending December 31, 1990 to 1995;

2. Reviewed the annual reports on Form 10-K and related financial information for the six fiscal years ending December 31, 1990 to 1995 of Bobbie Brooks, Incorporated, a 90.56% owned subsidiary of Pubco;

3. Reviewed the annual reports on Form 10-K and related financial information for the five fiscal years ending June 30, 1991 to 1995 and the quarterly Reports on Form 10-Q and the related unaudited information for each of the first two quarters of the fiscal year ending June 30, 1996 of Aspen Imaging International, Inc., a 61.68% owned subsidiary of Brooks;

4. Reviewed various business, financial, and market information with respect to Buckeye Business Products, Inc. ("Buckeye") and Allied Construction Products, Inc. ("Allied"), 100% and 85% owned subsidiaries of Brooks, respectively;

5. Reviewed certain information including financial forecasts and projections, relating to the business, earnings, cash flow, assets, and prospects of Pubco, Brooks, Buckeye, Allied, and Aspen furnished to us by Pubco, Brooks, Buckeye, Allied, and Aspen, respectively;

6. Conducted discussions with senior management of Pubco, Brooks, Buckeye, Allied, and Aspen concerning their respective businesses and prospects;

7. Reviewed the historical market prices and trading activity for the common shares of Pubco, Brooks, and Aspen.

BRUML CAPITAL CORPORATION


Board of Directors
Pubco Corporation
May 7, 1996
Page 3


 8. Compared the results of operations of Buckeye, Allied, and Aspen with those of certain companies which we deemed to be reasonably similar to Buckeye, Allied, and Aspen, respectively;

 9. Reviewed the Proxy Statement/Information Statement-Prospectus, dated May 7, 1996;

10. Reviewed such other financial studies and analyses and performed such other investigations and took into account such matters as we deemed necessary.

In preparing our opinion we have relied on the accuracy and completeness of all information supplied or otherwise made available to us by Pubco, Brooks, Buckeye, Allied, and Aspen, have not independently verified the same, and have relied upon the assurance of management of Pubco, Brooks, Buckeye, Allied, and Aspen that they are unaware of any facts that would make the information provided to us incomplete or misleading. Moreover, we have not undertaken an independent appraisal of the assets of Pubco, Brooks, Allied, or Aspen.

BCC has no financial interest in Pubco, Brooks, Buckeye, Allied, or Aspen other than its engagement by Pubco with respect to the performance of its services described in this letter. Bruml Capital Corporation has in the past provided, and continues to provide on an ongoing basis, financial consulting services to Pubco. Mr. Robert Kanner, Chairman, Chief Executive Officer, President, and Treasurer of Pubco, holds an interest in a business in which officers and shareholders of BCC hold interests and act as principals.

Based on, and subject to the foregoing, as well as the general economic conditions and the industries in which Pubco, Brooks, Buckeye, Allied, and Aspen participate, we are of the opinion that the consideration to be provided by Pubco to the Brooks and Aspen shareholders pursuant to the Merger Agreement and the Sale Agreement is fair to the shareholders of Pubco, from a financial point of view.

                                  Very truly yours,


                                  BRUML CAPITAL CORPORATION

                                                                Appendix F

                            ERNST & YOUNG LLP
                            ONE CASCADE PLAZA
                             AKRON, OH 44308




May 7, 1996



Pubco Corporation
Bobbie Brooks, Incorporated
Aspen Imaging International, Inc.
Those Directors and Officers
  Specified on pages 58, 62, and 65 of the Notice of Special Meeting of Stockholders dated as of May 7, 1996
3830 Kelley Avenue
Cleveland, Ohio 44114

Dear Sir or Madam:

This letter sets forth our opinion concerning certain Federal income tax consequences which would arise from consummation of the statutory merger of Bobbie Brooks, Incorporated ("Brooks") with and into Pubco Corporation (the "Merger"), and the sale of assets by Aspen Imaging International, Inc. ("Aspen") to PSI, Inc. ("PSI") (the "Sale and Liquidation"). The transactions are to occur on or about June 30, 1996.

In rendering this opinion, we have relied upon the facts, summarized below, as they have been presented to us in the following documents (the "Documents"):

1. The Notice of Special Meeting of Stockholders provided by the management of Pubco Corporation ("Pubco") dated May 7, 1996, provided by the management of Aspen dated May 7, 1996, and provided by the management of Brooks dated May 7, 1996.

2. The Proxy Statement/Information Statement-Prospectus of Pubco, Aspen and Brooks, dated May 7, 1996.

3.  The Merger Agreement of Pubco and Brooks dated April 26, 1996
    ("Merger Agreement").

4. The Sale and Liquidation Agreement of Pubco, PSI and Aspen dated April 26, 1996 ("Sale and Liquidation Agreement").

5. The Statement of Representations dated May 1, 1996 from the management of Pubco, Brooks, Aspen and PSI with respect to the Merger and the Sale and Liquidation ("Management Representations").

ERNST & YOUNG LLP



Pubco Corporation
Bobbie Brooks, Incorporated
Aspen Imaging International, Inc.
Those Directors and Officers
  Specified on pages 58, 62, and 65 of the Notice of Special Meeting of Stockholders dated as of May 7, 1996
May 7, 1996
Page 2



You have represented to us that the facts contained in the Documents provide an accurate and complete description of the facts and circumstances concerning the proposed transaction. We have made no independent determination regarding such facts and circumstances and, therefore, have relied upon the Documents for purposes of this letter. Any changes to the Documents may affect the conclusions stated herein.

We understand that you will include a reference to Ernst & Young LLP and our opinion in the final Proxy Statement-Prospectus. We consent to such reference in the final Proxy Statement-Prospectus under the caption "Federal Income Tax Consequences". We also understand that this letter will be Appendix F to the Proxy Statment-Prospectus. We consent to such inclusion.

Based solely on the Documents, it is our opinion that the following Federal income tax consequences should result with respect to the Merger:

(1) Provided that the proposed merger of Brooks with and into Pubco qualifies as a statutory merger under the applicable Delaware laws, such merger will constitute a reorganization within the meaning of
      Section 368(a)(1)(A) of the Code. Brooks and Pubco will each be a "party to a reorganization" within the meaning of Section 368(b) of the Code.

(2) No gain or loss will be recognized to the minority shareholders of Brooks upon the exchange of their Brooks Common Stock solely for the Pubco Common Stock (Section 354(a)(1)).

(3) The basis of the Pubco Common Stock to be received by the minority shareholders of Brooks will be the same as the basis of the Brooks Common Stock surrendered in exchange therefor (Section 358(a)(1)).

(4) The holding period of the Pubco Common Stock to be received by the minority shareholders of Brooks will include the holding period of the Brooks Common Stock exchanged therefor, provided that the exchanged stock was held as a capital asset on the date of the exchange (Section 1223(1)).

ERNST & YOUNG LLP



Pubco Corporation
Bobbie Brooks, Incorporated
Aspen Imaging International, Inc.
Those Directors and Officers
  Specified on pages 58, 62, and 65 of the Notice of Special Meeting of Stockholders dated as of May 7, 1996
May 7, 1996
Page 3



 (5) When cash is received by exchanging shareholders of Brooks in lieu of fractional shares of Pubco Common Stock, the cash will be treated as received by the shareholder of Brooks as a distribution in redemption of the fractional share interest, subject to the provisions and limitations of Section 302 of the Code (Rev. Rul. 66-365, 1966-2 C.B. 116).

 (6) The Merger will also qualify as a liquidation described in Section 332 of the Code. No gain or loss will be recognized by Pubco on the receipt of the property of Brooks in the Merger (Section 332(a)).

 (7) No gain or loss will be recognized to Brooks upon the transfer of its assets to Pubco in the Merger (Sections 337(a) and 361(a)).

 (8) The basis of the assets of Brooks to be acquired by Pubco will be the same as the basis of such assets in the hands of Brooks immediately prior to the Merger. (Sections 334(b)(1) and 362(a)).

 (9) The holding period of the assets of Brooks to be received by Pubco will include the period during which the assets were held by Brooks (Section 1223(2)).

(10) As provided by Section 381(c)(2) of the Code and Section 1.381(c)(2)-1 of the Regulations, Pubco will succeed to and take into account the earnings and profits, or deficit in earnings and profits, of Brooks as of the date or dates of the transfer. Any deficit in earnings and profits of Brooks will be used only to offset earnings and profits accumulated after the date or dates of transfer.

Based solely on the Documents, it is our opinion that the following Federal income tax consequences should result with respect to the Sale and Liquidation:

ERNST & YOUNG LLP



Pubco Corporation
Bobbie Brooks, Incorporated
Aspen Imaging International, Inc.
Those Directors and Officers
  Specified on pages 58, 62, and 65 of the Notice of Special Meeting of Stockholders dated as of May 7, 1996
May 7, 1996
Page 4



 (1) The acquisition by PSI of substantially all of the assets held by Aspen immediately preceding the transfer solely in exchange for shares of Pubco voting Common Stock and the assumption by PSI of the liabilities of Aspen plus the liabilities to which Aspen's assets may be subject, as described above, will constitute a reorganization within the meaning of Section 368(a)(1)(C) of the Code. For purposes of this opinion, "substantially all" means at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets of Aspen immediately preceding the transfer. Pubco, PSI, and Aspen will each be a "party to a reorganization" within the meaning of
      Section 368(b).

 (2) No gain or loss will be recognized by Aspen upon the transfer of substantially all of its assets to PSI in exchange for shares of Pubco voting Common Stock and the assumption of the liabilities of Aspen by PSI (Sections 361(a) and 357(a)).

 (3) No gain or loss will be recognized by Pubco or PSI on the receipt of the assets of Aspen by PSI in exchange for Pubco stock and the assumption of the liabilities of Aspen by PSI (Section 1032; Regulation Section 1.1032-2).

 (4) The basis of the respective assets of Aspen in the hands of PSI will be the same as the basis of those assets in the hands of Aspen immediately prior to the proposed transaction (Section 362(b)).

 (5) The holding period of the assets of Aspen in the hands of PSI will include the period during which such assets were held by Aspen (Section 1223(2)).

 (6) No gain or loss will be recognized to the Aspen shareholders who receive solely shares of Pubco voting Common Stock in exchange for Aspen stock (Section 354(a)(1)).

ERNST & YOUNG LLP



Pubco Corporation
Bobbie Brooks, Incorporated
Aspen Imaging International, Inc.
Those Directors and Officers
  Specified on pages 58, 62, and 65 of the Notice of Special Meeting of Stockholders dated as of May 7, 1996
May 7, 1996
Page 5



 (7) The basis of the Pubco voting Common Stock to be received by the Aspen shareholders will be the same as the basis of the Aspen stock surrendered in exchange therefor (Section 358(a)(1)).

 (8) The holding period of the Pubco voting Common Stock to be received by Aspen shareholders will include the period during which the Aspen stock surrendered in exchange therefor was held, provided the Aspen stock is held as a capital asset on the date of the exchange (Section 1223(1)).

 (9) As provided by Section 381(c)(2) of the Code and Section 1.381(c)(2)-1 of the Regulations, PSI will succeed to and take into account the earnings and profits or deficit in earnings and profits of Aspen as of the date of the proposed transaction. Any deficit in earnings and profits of PSI or Aspen will be used only to offset earnings and profits accumulated after the date of the transfer.

(10) The payment of cash in lieu of fractional share interests in Pubco voting Common Stock will be treated as if the fractional shares were distributed as part of the exchange and then were redeemed by Pubco. These cash payments will be treated as having been received as distributions in full payment in exchange for the stock redeemed as provided in Section 302(a) (Rev. Proc. 77-41, 1977-2 C.B. 574; Rev. Rul. 66-365, 1966-2 C.B. 116).

(11) The basis of the PSI Common Stock in the hands of Pubco immediately before the reorganization will be increased by the bases of the assets of Aspen to be transferred to PSI, and decreased by the sum of the liabilities of Aspen that are assumed by PSI plus the amount of liabilities, if any, to which the assets of Aspen are subject. (Regulation Section 1.358-6).

ERNST & YOUNG LLP



Pubco Corporation
Bobbie Brooks, Incorporated
Aspen Imaging International, Inc.
Those Directors and Officers
  Specified on pages 58, 62, and 65 of the Notice of Special Meeting of Stockholders dated as of May 7, 1996
May 7, 1996
Page 6



                            SCOPE OF OPINION


The scope of this opinion is expressly limited to the Federal income tax issues specifically addressed herein. Our opinion is being furnished to the addressees and is solely for their benefit. This opinion may not be relied upon by any other person or used for any other purpose without our written consent. We have made no determination nor expressed any opinion as to any limitations, including those which may be imposed under Section 382, on the availability of net operating loss carryovers (or built-in losses), if any, after the Merger, the application (if any) of the alternative minimum tax to this transaction, or on any consolidated return or employee benefit issues which may arise as a result of the Merger and Sale and Liquidation. We have made no determination nor expressed any opinion as to the fair market value of any of the assets being transferred in the transactions nor the common shares being exchanged in the transactions. Furthermore, our opinion has not been requested, and none is expressed, with respect to any foreign, state or local tax consequences to Pubco, Brooks, Aspen, or PSI or their respective shareholders.

Our opinion, as stated above, is based upon the analysis of the Code, the Regulations thereunder, current case law, and published rulings. The foregoing are subject to change, and such change may be retroactively effective. If so, our views, as set forth above, may be affected and may not be relied upon. Further, any variation or differences in the facts or representations recited herein, for any reason, might affect our conclusions, perhaps in an adverse manner, and make them inapplicable.
In addition, we have undertaken no obligation to update this opinion for changes in facts or law occurring subsequent to the date thereof.

This letter is an opinion of our firm as to the interpretation of existing law and, as such, is not binding on the Service or the courts.

                                  Very truly yours,



                                  ERNST & YOUNG LLP

PROXY

                       ASPEN IMAGING INTERNATIONAL, INC.
                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Stephen R. Kalette with the power to appoint his substitute, and hereby authorizes him to represent and to vote as designated below, all the shares of Common Stock of Aspen Imaging International, Inc. (the "Company") held of record by the undersigned on May 6, 1996 at the Special Meeting of Stockholders to be held on June 27, 1996, or any adjournment thereof.

1. The proposal to approve the Sale of all of the assets of the Company to a subsidiary of Pubco Corporation in exchange for Common Stock of Pubco Corporation pursuant to Section 271 of the Delaware General Corporation Law.

        /   /   FOR              /   /   AGAINST           /   /   ABSTAIN

2. The proposal to liquidate and dissolve the Company in the event the sale referred to in Proposal 1 is consummated.

        /   /   FOR              /   /   AGAINST           /   /   ABSTAIN

3.  To transact such other business as may properly come before the meeting.

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND FOR PROPOSAL 2.

    SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING IN ACCORDANCE WITH THE STOCKHOLDER'S SPECIFICATIONS ABOVE. THIS PROXY CONFERS DISCRETIONARY AUTHORITY IN RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF THE SPECIAL MEETING OF STOCKHOLDERS TO THE UNDERSIGNED.

    The undersigned also hereby acknowledges receipt of the Notice of Special Meeting of Stockholders, Proxy Statement/Information Statement-Prospectus.

                             Dated:                                , 1996
                                   --------------------------------

                                   --------------------------------

                                   --------------------------------
                             Signature(s) of Stockholder(s)

                             Signature(s) should agree with the name(s) stenciled hereon. Executors, administrators, trustees, guardians and attorneys should so indicate when signing. Attorneys should submit powers of attorney.

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ASPEN IMAGING INTERNATIONAL, INC. PLEASE SIGN AND RETURN THIS PROXY IN THE ENCLOSED PRE-ADDRESSED ENVELOPE. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

            PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS




Item 20.  Indemnification of Directors and Officers

    Article 11 of the Registrant's Certificate of Incorporation reads as follows:

                               "SECTION 1

    A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

    Any repeal or modification of the foregoing paragraph by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.


                               SECTION 2

    (a) Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director, officer or employee of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than such law permitted the corporation to provide prior to such amendment), against all expense, liability and loss

(including attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided, however, that, except as provided in paragraph (b) hereof with respect to proceedings to enforce rights to indemnification, the corporation shall indemnify any such indemnitee in connnection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including without limitation, service to an employee benefit plan) shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise (hereinafter an "undertaking").

    (b) Right of Indemnitee to Bring Suit.  If a claim under paragraph
(a) of this Section is not paid in full by the corporation within sixty days after a written claim has been received by the corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit or in a suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking the corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard of conduct set forth in the Delaware General Corporation Law. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create






                                2.

a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right hereunder, or by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified or to such advancement of expenses under this Section or otherwise shall be on the corporation.

    (c) Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, this Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

    (d) Insurance. The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

    (e) Indemnification of Agents of the Corporation. The corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses, to any agent of the corporation to the fullest extent of the provisions of this Section with respect to the indemnification and advancement of expenses of directors, officers and employees of the corporation."

    The effect of Section 1 is to eliminate the liability of Directors for the breach of their fiduciary duty of care. This provision will absolve a Director for negligence and gross negligence and might protect a Director from reckless acts. This provision does not eliminate or limit a Director's liability for breach of the duty of loyalty, for acts not in good faith, for intentional misconduct, for knowing violation of law, for willful or negligent conduct in paying dividends or repurchasing stock out of other than lawfully available funds or for any transaction from which the Director derives an improper personal benefit.

    Section 2 along with the Delaware General Corporation Law provides indemnification of officers, directors, employees or agents for attorneys' fees and other expenses as well as judgments or amounts paid in settlement in civil cases. The person seeking indemnification must have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. In criminal cases, the indemnitee is indemnified for fines and costs provided that, in addition to the foregoing standard of conduct, he did not have reasonable cause to believe his conduct was unlawful. These provisions also provide for advancement of expenses of officers and directors in defending lawsuits. These indemnification provisions are contractual in nature and require the corporation to indemnify an officer or director when the applicable standards of conduct are met.




                                3.

Item 21.  Exhibits and Financial Statement Schedules

    (a) Exhibits. A list of exhibits included as part of this Registration Statement is set forth in the Exhibit Index which immediately precedes such exhibits and is hereby incorporated by reference herein.

    (b) Financial Statement Schedules. Schedules have been omitted since the required information is not present, or not present in amounts sufficient to require submission of the schedule, or because the information is included in the financial statements or notes thereto.


Item 22.  Undertakings

    The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.













                                4.

    The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.





















                                5.

                                SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly casued this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on the 29th day of April, 1996.


                                   PUBCO CORPORATION


                                   By:  /s/ Robert H. Kanner
                                      ------------------------------------
                                      Robert H. Kanner,
                                      President, Chief Executive Officer,
                                      Chief Financial Officer and Director


                            POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert H. Kanner and Stephen R. Kalette, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, agent or their substitute, may lawfully do, or cause to be done, by virtue hereof. This Power of Attorney may be signed in multiple identical counterparts, all of which taken together shall constitute a single document.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


        Signature                        Title                    Date


  /s/ Robert H. Kanner         President, Chief Executive    April 29, 1996
- ----------------------         Officer, Chief Financial
Robert H. Kanner               Officer and Director


  /s/ Stanley R. Browne        Director                      April 29, 1996
- -----------------------
Stanley R. Browne


  /s/ Stephen R. Kalette       Director                      April 29, 1996
- ------------------------
Stephen R. Kalette
                                6.

                             EXHIBIT INDEX


Where bracketed references [] appear, the document is incorporated by reference to the prior filing.


        Exhibit
          No.                          Description


          2.1 Merger Agreement [Included as Appendix A in the Prospectus forming a part of this Registration Statement].

          2.2 Sale Agreement [Included as Appendix B in the Prospectus forming a part of this Registration Statement].

          3.1 Certificate of Incorporation of Pubco, as amended [Form 10-K for year ended December 31, 1987,
                        Exhibit 3.1 and Information Statement dated June 27, 1990 for August 14, 1990 Annual Meeting of Stockholders, Appendix I].

          3.2 By-Laws of Pubco, as amended [Form 10-K for year ended December 31, 1986, Exhibit 3.2(a)].

          4.1           Specimen Certificate of Security Being Registered.

          4.5 Rights Agreement dated as of March 19, 1987 between Pubco and American Stock Transfer Company, as Successor Rights Agent, as amended [Form 10-K for year ended December 31, 1987,
                        Exhibit 4.5].

          5.1 Opinion of Stephen R. Kalette, Esq. on legality of Securities being registered.

          8.1 Opinion of Ernst & Young LLP on tax matters [Included as Appendix F in the Prospectus forming a part of this Registration Statement].

         10.1 Security Agreement dated February 24, 1986 between Bobbie Brooks, Incorporated and
                        AmeriTrust Company National Association, as amended [Bobbie Brooks, Incorporated Form 10-K for year ended December 31, 1987, Exhibit 10.10].

         10.3 Term Note Agreement dated August 2, 1988 between Buxton & Skinner Printing Company and AmeriTrust Company National Association, as amended [Bobbie Brooks, Incorporated Form 10-K for year ended December 31, 1988, Exhibit 10.3].

        Exhibit
          No.                          Description


         10.5 Security Agreements dated August 2, 1988 between Buxton & Skinner Printing Company and AmeriTrust Company National Association [Bobbie Brooks, Incorporated Form 10-K for year ended December 31, 1988, Exhibit 10.5].

         10.13 Lease dated April 18, 1986 by and between Pubco Corporation and Kelley Avenue Partnership, as amended [Form 10-K for year ended December 31, 1987, Exhibit 10.14].

         10.14 Lease Agreement dated November 29, 1985 between Bobbie Brooks, Incorporated and Kelley Avenue Partnership, as amended [Bobbie Brooks,
                        Incorporated Form 10-K for year ended December 31, 1988, Exhibit 10.12].

         10.18 Term Note Agreement dated April 26, 1989 between Buxton & Skinner Printing Company and AmeriTrust Comany National Association [Bobbie Brooks, Incorporated Form 10-K for year ended December 31, 1989, Exhibit 10.16].

         10.19 Credit Facility and Security Agreement dated March 1, 1993 between Allied Construction Products, Inc. and Society National Bank [Form 10-K for year ended December 31, 1993, Exhibit 10.19].

         10.20 Amendments to Credit Facility and Security Agreement dated March 1, 1993 between Allied Construction Products, Inc. and Society National Bank [Form 10-K for year ended December 31, 1994,
                        Exhibit 10.20].

         10.21 June 30, 1995 (Fifth) Amendment to Credit Facility and Security Agreement dated March 1, 1993 between Allied Construction Products, Inc. and Society National Bank. [Form 10-K for year ended December 31, 1995, Exhibit 10.21].

         21 Subsidiaries of the Registrant. [Form 10-K for year ended December 31, 1995, Exhibit 21].

         23.1           Consent of Ernst & Young LLP.

        Exhibit
          No.                          Description


         23.2           Consent of Deloitte & Touche LLP.

         23.3           Consent of Ernst & Young LLP [Included as part of
                        Exhibit 8.1].

         23.4 Consent of Stephen R. Kalette, Esq. [Included as part of Exhibit 5.1].